UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Johnson & Johnson

PLEASE VOTE — YOUR VOTE MATTERS

2023 Notice of Annual Meeting & Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders of Johnson & Johnson to be held on April 27, 2023:
The Proxy Statement and Annual Report to Shareholders are available at
https://www.investor.jnj.com/asm

March 15, 2023
Notice of Annual Meeting & Proxy Statement

You are invited to attend the Annual Meeting of Shareholders of Johnson & Johnson (the Company).

The 2023 Annual Meeting will be held online in a virtual format.		TIME
Thursday, April 27, 2023
You or your proxyholder will be able to attend the 2023 Annual Meeting online, vote and submit questions by visiting www.virtualshareholdermeeting.com/JNJ2023 and using the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.
10:00 a.m., Eastern Time
LOCATION
www.virtualshareholdermeeting.com/JNJ2023

RECORD DATE
Items of Business		February 28, 2023
1.	Elect the 12 nominees named in this Proxy Statement to serve as directors for the coming year;
VOTING
2.	Vote, on an advisory basis, to approve named executive officer compensation;	You are eligible to vote if you were a shareholder of record at the close of business on February 28, 2023. Ensure that your shares are represented at the meeting by voting in one of several ways:
3.	Vote, on an advisory basis, on the frequency of voting to approve named executive officer compensation;
4.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023;
5.	Vote on the four shareholder proposals contained in this Proxy Statement, if properly presented at the Annual Meeting; and
To vote via the internet prior to the meeting, go to the website listed on your proxy card or notice.
6.	Transact such other matters as may properly come before the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

To vote by phone, call the telephone number specified on your proxy card or on the website listed on your notice.
By order of the Board of Directors,
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote by mail.

Marc Larkins		Whether or not you plan to attend the Annual Meeting, we call on you to vote and submit your proxy in advance of the meeting by using one of the methods described above.
Worldwide Vice President, Corporate Governance
Corporate Secretary

Our Credo

We believe our first responsibility is to the patients, doctors and nurses, to mothers and fathers and all others who use our products and services. In meeting their needs everything we do must be of high quality. We must constantly strive to provide value, reduce our costs and maintain reasonable prices. Customers' orders must be serviced promptly and accurately. Our business partners must have an opportunity to make a fair profit.

We are responsible to our employees who work with us throughout the world. We must provide an inclusive work environment where each person must be considered as an individual. We must respect their diversity and dignity and recognize their merit. They must have a sense of security, fulfillment and purpose in their jobs. Compensation must be fair and adequate and working conditions clean, orderly and safe. We must support the health and well-being of our employees and help them fulfill their family and other personal responsibilities. Employees must feel free to make suggestions and complaints. There must be equal opportunity for employment, development and advancement for those qualified. We must provide highly capable leaders and their actions must be just and ethical.

We are responsible to the communities in which we live and work and to the world community as well. We must help people be healthier by supporting better access and care in more places around the world. We must be good citizens — support good works and charities, better health and education, and bear our fair share of taxes. We must maintain in good order the property we are privileged to use, protecting the environment and natural resources.

Our final responsibility is to our stockholders. Business must make a sound profit. We must experiment with new ideas. Research must be carried on, innovative programs developed, investments made for the future and mistakes paid for. New equipment must be purchased, new facilities provided and new products launched. Reserves must be created to provide for adverse times. When we operate according to these principles, the stockholders should realize a fair return.

Johnson & Johnson

A Message from Our Lead Director
Dear fellow shareholders,
Last year we witnessed significant global challenges, among them increased inflation and interest rates, ongoing supply chain challenges and global unrest. In such times Johnson & Johnson relies on the lessons it has learned in well over a century of leadership, innovation and service to patients and consumers. Among these are an unwavering commitment to a diversified product portfolio, a strong balance sheet, and thoughtful leadership succession.
These foundational priorities were on my mind as I redoubled my focus this year on feedback from you, our shareholders, to better understand your priorities for the next chapter of Johnson & Johnson. Our Board of Directors firmly believes that shareholder engagement is a cornerstone of our oversight of the world’s most diversified healthcare company – your insights make the Company a more resilient and successful company to the ultimate benefit of patients around the world.
Delivering value to shareholders while investing for tomorrow.

The Company has always prioritized a strong balance sheet, which affords the Company the ability to weather – even thrive – despite external challenges in any given year. This was particularly evident this year, as the Company delivered on all four of its capital allocation priorities: investment in R&D, increasing its dividend, value creating acquisitions, and share repurchases when capital allocation permits.
From its founding in 1886, scientific advancement has been the engine of innovation for the Company and the wellspring of new products for what would become each of its three sectors: Pharmaceuticals, MedTech, and Consumer Health. The Company’s commitment to innovation has led to the introduction of countless products for patients and consumers around the world. Investment in our internal pipeline and R&D was a top financial priority in 2022, and the Company invested approximately 15% of sales into R&D. Many of our products originate with external innovation, and acquisitions therefore remain a priority as we continually seek out the most innovative technologies and value-accretive product lines. As we look to the future of the new Johnson & Johnson, we remain focused on the successful completion of the planned Consumer Health separation and ensuring that the legacy of innovation continues to flourish at both companies.

Further, as memorialized in Our Credo, it is foundational that we not only invest in our business but also share our financial returns with our shareholders. The Company’s continued investment in innovation combined with its disciplined capital allocation strategies yielded more than $14 billion being returned to our shareholders in 2022.
Shareholder feedback is critical to Board oversight.

We believe in the power of understanding and internalizing our shareholders’ perspectives – your feedback helps inform how we oversee the Company in very concrete ways. In 2022, the management team has had dozens of meetings with investors and stakeholder groups, many of which I personally participated in, often joined by another Board member. This has been invaluable to understanding our shareholders’ views on the risks and opportunities facing the Company. These discussions elicited a few salient topics, among them (1) executive compensation and its relationship to the management of litigation risk and (2) the nature of our oversight of environmental, social and governance (ESG) matters.
First, in my message last year, I emphasized how the Board has incorporated shareholder feedback on our executive compensation program, and this vigilance continues. Our executive compensation program is carefully designed to align management incentives with shareholder outcomes, and the Board continues to review and engage on that structure, remaining steadfastly focused on driving management to prioritize robust growth without compromising long-term value. The management team remains focused on responsibly addressing the litigation challenges facing the Company, while always adhering to Our Credo values and remaining focused on the well-being of patients. The Board’s Compensation & Benefits Committee maintains the discretion to modify compensation of executives, and we consistently heard from shareholders that this discretion is fundamental to our responsibility to ensure that incentives and compensation are appropriately aligned with financial performance and Our Credo. I encourage you to review our enhanced executive compensation disclosure at page 59, which describes in detail our process improvements, including formalized collaboration between the Compensation & Benefits Committee and the Audit Committee.
Second, our oversight of ESG matters continues to evolve as
these issues become increasingly important to our stakeholders, including our regulators. During our annual review of how the Board evaluates and mitigates risk, we concluded that our revamped Regulatory Compliance & Sustainability Committee is best positioned to oversee certain ESG matters alongside other complementary compliance matters. In turn, the Science & Technology Committee now oversees medical safety and devotes even greater attention to the Company’s product pipeline and evaluation of innovative technologies. We believe this restructuring helps ensure that our governance structure reflects the most important issues and opportunities facing the Company.
Gratitude for departing directors and enthusiasm for the future.

This year marks the retirement of Alex Gorsky, who served with great distinction as our CEO and Chairman of the Board. Alex has been a transformational leader for the Company, always guided by Our Credo while driving us forward. Johnson & Johnson – and Kenvue – will benefit from his leadership and vision long into the future, and the Board sincerely thanks him for his service and the legacy he leaves.
We also celebrate the retirement of our long-serving directors Ian Davis and A. Eugene Washington. Their steady hands have made Johnson & Johnson a stronger company, and they will be missed personally and professionally.
On February 14, we welcomed Paula Johnson, President of Wellesley College, to our Board. She is an impressive leader, physician-scientist, and educator, with expertise in improving health outcomes for patients around the globe and we look forward to her contributions.

These changes bring a new era for the Company, as the Board recognizes that strong talent development and succession planning is critical to the growth and evolution of the Company. The beginning of 2023 marked Joaquin Duato’s appointment as our Chairman in addition to his role as CEO. The Board of Directors takes very seriously its responsibility for succession planning and Board refreshment, and we engaged in a thorough review in reaching this decision. Our current Board structure – with an independent Lead Director and main Committees comprising entirely independent directors – provides robust independent leadership and oversight. We have the utmost confidence in Joaquin and believe that in this circumstance combined CEO and Chairman roles provides the best foundation for the long-term success of the Company.
Your vote matters.
2023 will be a year of great change at the Company, perhaps more than any year in its storied history. Yet amidst great change, much remains the same – we are a company dedicated to our patients, loyal to our employees, responsible to our communities, and in the service of our shareholders. And I have never been more excited for our future.
Your vote is important, and on behalf of the full Board, I encourage you to review the voting recommendations in this Proxy Statement and I welcome your perspectives throughout the year.
Sincerely,
Anne Mulcahy
Lead Director

4	2023 Proxy Statement

Table of Contents

4	A Message from Our Lead Director		Index of Frequently Requested Information (alphabetical)
6	2023 Proxy Statement — Summary
	6	Voting Overview and Vote Recommendations of Board — Items of Business
	10	Corporate Governance Highlights
Board of Directors			141	Annual Meeting Attendance
	12	ITEM 1: Election of Directors	89	Anti-Pledging, Hedging Policy
	12	Director Nomination Process, Board Refreshment and Board Composition	126	Auditor Fees
	15	Nominees	125	Auditor Tenure
	21	Board Leadership Structure	13	Board Evaluation
	23	Board Committees	21	Board Leadership Structure
	29	Board Meetings and Processes	29	Board Meeting Attendance
	30	Board Oversight of Strategy	115	CEO Pay Ratio
	30	Oversight of Risk	72	CEO Performance Evaluation
	35	Oversight of ESG	86	Compensation Consultant
	40	Oversight of Human Capital Management	9	Compensation Summary
	43	Shareholder Engagement	10	Corporate Governance Highlights
	47	Director Independence	15	Director Biographies
	49	Related Person Transactions	47	Director Independence
	51	Stock Ownership and Section 16 Compliance	10	Director Overboarding Policy
	53	Director Compensation	12	Director Qualifications
Compensation of Executives			41	Diversity, Equity and Inclusion
	57	ITEM 2: Advisory Vote to Approve Named Executive Officer Compensation	89	Exec. Comp. Recoupment Policy
	58	Compensation Committee Report	40	Human Capital Management
	59	Compensation Discussion and Analysis	22	Lead Director Duties
	60	2022 Performance and Compensation	78	Long-Term Incentives
	77	Executive Compensation Philosophy	140	Notice and Access
	78	Components of Executive Compensation	35	Oversight of ESG
	82	Peer Groups for Pay and Performance	77	Pay For Performance
	85	Compensation Decision Process	83	Peer Group Comparisons
	86	Governance of Executive Compensation	81	Perquisites
	88	Additional Information Concerning Executive Compensation	11	Political Spending Oversight
	91	Executive Compensation Tables	10	Proxy Access
	94	2022 Summary Compensation Table	49	Related Person Transactions
	100	2022 Grants of Plan-Based Awards	30	Risk Oversight
	103	2022 Outstanding Equity Awards at Fiscal Year-End	88	Severance Benefits
	106	2022 Option Exercises and Stock Vested	43	Shareholder Engagement
	107	2022 Pension Benefits	128	Shareholder Proposals
	109	2022 Non-Qualified Deferred Compensation		Stock Ownership Requirements:
	111	2022 Potential Payments Upon Termination	56	for Directors
	115	Ratio of the Annual Total Compensation of the Median-Paid Employee to CEO	88	for Executive Officers
	124	ITEM 3: Advisory Vote on Frequency of Voting to Approve Named Executive Officer Compensation	139	Voting
			144	Websites and Resources
Audit Matters
	124	Audit Committee Report
	124	ITEM 4: Ratification of Appt. of Independent Registered Public Accounting Firm
Shareholder Proposals
	128	ITEMS 5 - 8: Shareholder Proposals
General Information
	139

2023 Proxy Statement	5

2023 Proxy Statement – Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Overview and Vote Recommendations of Board
Election of Director Nominees		Details	Recommendation
Item 1:	Election of 12 Director Nominees	Page 12	FOR all nominees
Diverse slate of director nominees with broad and relevant leadership and experience.

All nominees are independent, except the Chairman and Chief Executive Officer.

Average director tenure is four years, with frequent refreshment.

Management Proposals		Details	Recommendation
Item 2:	Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay)	Page 57	FOR

Independent oversight by the Compensation & Benefits Committee with the assistance of an independent external advisor.

	Executive compensation targets are determined based on an annual review of publicly available information and executive compensation surveys among the Executive Peer Group.	Page 82

Item 3:	Advisory Vote on Frequency of Voting to Approve Named Executive Officer Compensation	Page 123	EVERY ONE (1) YEAR

An advisory vote to approve named executive officer compensation every one year is a meaningful way to gather feedback on the Company's executive compensation philosophy, policies, and procedures.

Item 4:	Ratification of Appointment of Independent Registered Public Accounting Firm	Page 125	FOR

PricewaterhouseCoopers LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.

Independence supported by periodic mandated rotation of the audit firm's lead engagement partner.

Shareholder Proposals		Details	Recommendation
Item 5:	Federal Securities Laws Mandatory Arbitration Bylaw	Page 127	AGAINST
The Company is committed to sound principles of corporate governance and a track record of extensive shareholder engagement.

Other than the proponent of this shareholder proposal, none of our other shareholders have expressed to us an interest in having us adopt a mandatory arbitration bylaw.

6	2023 Proxy Statement

Shareholder Proposals (Continued)		Details	Recommendation
Item 6:	Vaccine Pricing Report	Page 129	AGAINST
From the very beginning of the pandemic, global equity has been at the forefront of Johnson & Johnson’s COVID-19 response, from the design of our COVID-19 vaccine through to our commitment to not-for-profit pricing and special consideration of the needs of low-income populations.

The annual Janssen U.S. Transparency Report already details our responsible business practices, and the additional disclosures this proposal requests are unnecessary and not in the best interests of the Company or its shareholders.

We believe our shareholders support the Company’s approach to vaccine access and do not believe that a report on the nature of government financial support is a beneficial use of Company time and resources.

Item 7:	Executive Compensation Adjustment Policy	Page 132	AGAINST
The Board values and carefully considers the feedback it receives from shareholders regarding the Company’s executive compensation programs and has spent considerable time reviewing this proposal with shareholders.

The Company has significantly enhanced its disclosure and transparency in response to shareholder feedback.

The Company has processes and procedures in place to appropriately manage compliance and litigation risk.
The proposal encroaches on the discretion of the Compensation & Benefits Committee to design appropriate executive compensation programs and could further obligate the Company to disclose competitively harmful information to the ultimate detriment of shareholders.

Item 8:	Impact of Extended Patent Exclusivities on Product Access	Page 135	AGAINST
We are transparent about our position on IP and also prepare a robust report each year addressing access and pricing.

Johnson & Johnson does not use new patents to prolong exclusivity – we use them to enable continued innovation in support of patient access and choice.

Johnson & Johnson has already demonstrated a strong commitment to expanding patient access to its products.

2023 Proxy Statement	7

DIRECTOR NOMINEES (pages 15 to 20)
Name	Ind.	Age	Director Since	Primary Occupation	Board Committees
					AUD	CB	NCG	RCS	ST	FIN	SC
D. Adamczyk	I	57	2022	Chief Executive Officer, Honeywell International		✓
M. C. Beckerle	I	68	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis	I	71	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	*	✓*				✓
J. A. Doudna	I	59	2018	Professor of Chemistry; Professor of Biochemistry & Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health, University of California, Berkeley			✓		✓
J. Duato	CH	60	2022	Chairman of the Board and Chief Executive Officer, Johnson & Johnson						C
M. A. Hewson	I	69	2019	Former Chair, President and Chief Executive Officer, Lockheed Martin Corporation	*	C		✓*
P. A. Johnson	I	63	2023	President, Wellesley College			*
H. Joly	I	63	2019	Former Chairman and Chief Executive Officer, Best Buy Co., Inc.		✓	✓				✓
M. B. McClellan	I	59	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy, Duke University				✓	✓
A. M. Mulcahy	ILD	70	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		C			✓	C
M. A. Weinberger	I	61	2019	Former Chairman and Chief Executive Officer, EY (Ernst & Young)	✓			C			✓
N. Y. West	I	61	2020	Former Lieutenant General, U.S. Army				✓	✓
Number of meetings in 2022(1)					10(2)	9	5	4	4	0	11

(1)	Inclusive of joint and special meetings among Committees
(2)	Does not include virtual meetings held prior to each release of quarterly earnings (four in total)
*	At our April 2023 Board meeting, the following 1) appointments will be effective: Mr. D. S. Davis, CB; Ms. Hewson, AUD; Dr. Johnson, NCG; and 2) removal will be effective: Mr. D. S. Davis, NCG; Ms. Hewson, RCS

CH	Chairman of the Board	AUD	Audit Committee	RCS	Regulatory Compliance & Sustainability Committee
C	Committee Chair	CB	Compensation & Benefits Committee	SC	Consumer Health Special Committee
ILD	Independent Lead Director	NCG	Nominating & Corporate Governance Committee	ST	Science & Technology Committee
I	Independent Director	FIN	Finance Committee

8	2023 Proxy Statement

2022 Executive Compensation Summary

Our Credo
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities and shareholders. In assessing our named executive officers’ contributions, we look to results-oriented measures of performance as well as how those results were achieved. We consider whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of the decisions.

2022 Say on Pay Results
Approximately 86% of the votes were cast in favor of our executive compensation program as disclosed in our 2022 Proxy Statement (the Say on Pay vote). We discussed our executive compensation program with our shareholders during our annual engagement cycle. Our shareholders support our program and the changes detailed in our 2022 Proxy Statement. We describe our Say on Pay results, what we heard, and what we did in detail beginning on page 62.

2022 Shareholder Engagement
See our Shareholder Engagement section on page 43 for detail on our approach to shareholder engagement.

2022 Company Performance and Annual Incentives
Despite continued macroeconomic challenges, including inflation and austerity measures, the Company delivered solid results. However, our financial performance was mixed when compared to our internal goals, resulting in a financial payout factor of 80.7% for the enterprise. We performed well against key enterprise strategic objectives, which the Committee assessed at 130.0% of target.
The Committee used its discretion to lower the payout from 95.5% to 91.0% to align the payout more closely with those of the segments.
We describe our 2022 annual incentive goals and performance under 2022 Annual Incentive Goals and Performance on pages 64 to 68.

2020-2022 Performance Share Unit (PSU) Payout
Our 2020-2022 PSUs paid out at 100.0% of target. We did not adjust our goals for the impact of COVID-19. We describe the performance of our 2020-2022 PSUs in more detail on pages 69 to 71.

Compensation for 2022 Performance
The Board approved Mr. Duato's 2022 annual incentive payout at 91.0% of target based on the weighted financial and strategic performance of the Company. The Board also approved Mr. Duato's long-term incentive award based on 2022 performance at 130.0% of target.

2023 Proxy Statement	9

Corporate Governance Highlights
Johnson & Johnson is governed by the values set forth in Our Credo, which extend to our corporate governance practices and are reflected in our By-Laws and Principles of Corporate Governance. The Nominating & Corporate Governance Committee reviews our Principles of Corporate Governance and our overall governance practices on an annual basis to ensure that our corporate governance practices continue to meet the high standards expected by our shareholders. Our Principles of Corporate Governance can be found at https://www.investor.jnj.com/corporate-governance.

Effective Board Structure and Composition

Strong Independent Board Leadership	All directors other than our Chairman and CEO are independent. All Committees other than the Finance Committee are comprised only of independent directors.
Independent Lead Director	The independent directors appoint a Lead Director on an annual basis.
Annual Review of Board Leadership	The Nominating & Corporate Governance Committee conducts an annual review of the Board leadership structure to ensure effective Board leadership.
Executive Sessions of Independent Directors	Independent directors meet in Executive Session without management present at each Board and Committee meeting.
Private Committee Sessions with Key Compliance Leaders	Independent directors hold private Committee sessions with key compliance leaders without the Chairman and CEO present.
Rigorous Board and Committee Evaluations	The Board evaluates its performance on an annual basis. Each Committee evaluates its performance on an annual basis based on guidance from the Nominating & Corporate Governance Committee.
Regular Board Refreshment	The Board’s balanced approach to refreshment results in an effective mix of experienced and new directors.
Diverse and Skilled Board	The Board is committed to diversity, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics.
Mandatory Director Retirement Age	Mandatory retirement age of 72 years for all directors.

Responsive and Accountable to Shareholders

Annual Election of Directors	Each director is elected annually to ensure accountability to our shareholders.
Majority Voting Standard for Director Elections	In an election where the number of directors nominated does not exceed the total number of directors to be elected, director nominees must receive the affirmative vote of a majority of votes cast to be elected. If a director nominee receives more votes “against” his or her election than votes “for” his or her election, the director must promptly offer his or her resignation.
One Class of Stock	Our common stock is the only class of shares outstanding.
Proxy Access	Each shareholder or a group of up to 20 shareholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to 20% of the Board, in accordance with the terms set forth in our By-Laws.
Director Overboarding Policy	A director who serves as CEO at our or any other company should not serve on more than two public company boards. Other directors should not serve on more than five public company boards.
No Shareholder Rights Plan	We do not have a "poison pill" and have no intention of adopting one at this time.
No Supermajority Requirements in Certificate of Incorporation or By-Laws	Our Restated Certificate of Incorporation, as amended, and By-Laws contain majority standards for all actions requiring shareholder approval.
Shareholder Right to Call a Special Meeting	Shareholders holding 10% of shares may call a special meeting for good cause, and shareholders holding 25% of shares may call a special meeting for any reason.
Removal of Directors With or Without Cause	Directors may be removed by shareholders with or without cause.
Active Shareholder Engagement	See pages 43 to 45 for more information on our shareholder engagement program.
Annual Say on Pay Advisory Vote	Shareholders are asked to vote annually on our named executive officer compensation.

10	2023 Proxy Statement

Policy Against Pledging, Hedging and Short Selling of Company Stock	We have a policy prohibiting directors and executive officers from pledging, hedging or short selling Company stock (see https://www.investor.jnj.com/corporate-governance).
Code of Business Conduct	We have a comprehensive Code of Business Conduct designed to provide directors, senior executives and employees with guidance on our Company’s compliance policies. Directors, members of the Company's Executive Committee and all employees receive biennial training on the Code of Business Conduct.
ESG Governance and Oversight	Our Environmental Social and Governance (ESG) risk management approach is designed to govern and manage the ESG risks and opportunities that are integral to our core business strategy. Significant ESG risks are reviewed and evaluated by the Board and its Committees as part of their ongoing risk oversight of our Company. See page 35 for more information on Oversight of ESG.
Compensation Recoupment Policy
We have a comprehensive Compensation Recoupment Policy designed to ensure that management is held accountable in the event of significant misconduct violating a significant Company policy, law or regulation (see www.investor.jnj.com/gov/compensation-recoupment-policy.cfm). We have tracked the adoption of the 2022 SEC "clawback" rule and will seek to comply with that rule as implemented by the listing standards.

Stock Ownership Guidelines	Company ownership guidelines require our CEO to own shares equal to twelve times his/her base salary and each of our other named executive officers to own sufficient shares equal to six times their base salaries. See Stock Ownership Guidelines for Named Executive Officers on page 88.

Political Spending Oversight and Disclosure

As a leader in the healthcare industry, we are committed to supporting the development of sound health policies. We work with many organizations across the political spectrum on a variety of policy issues related to health and other topics that impact patients, consumers and our Company. As a result of constructive engagement with a number of our institutional investors, we were an early mover on the disclosure of corporate political expenditures and activities, and we have expanded that disclosure over the years as we continue the dialogue with our shareholders on this issue.
The Regulatory Compliance & Sustainability Committee and the full Board review our Company’s political contribution and lobbying policies, practices and activities annually. In addition, our Political Action Committee and U.S. corporate political spending is audited biennially by our internal auditors. Disclosure regarding our political activities and expenditures, including the policies and procedures that govern that activity and spending and the Board’s oversight role, are updated semi-annually and can be found at https://www.investor.jnj.com/political-engagement.

Other Corporate Disclosure

U.S. Pharmaceutical Pricing Transparency Disclosure
Our U.S. Pharmaceuticals business provides extensive disclosures on our responsible business practices in its annual Janssen U.S. Transparency Report. We are pleased that our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases. You can find the Janssen U.S. Transparency Report at transparencyreport.janssen.com.
Disclosure on Environmental, Social and Governance Topics
We provide extensive disclosures on our corporate citizenship and sustainability efforts in our annual Health for Humanity Report found at healthforhumanityreport.jnj.com. As part of our Health for Humanity Report publication in June 2022, we publicly disclosed our U.S. Federal Employer Information Report EEO-1, and we annually publish the Johnson & Johnson Diversity, Equity & Inclusion Impact Review, which examines how the Company’s global DEI strategy has been a key driver of innovation and business outcomes since our founding over 135 years ago. The Diversity, Equity & Inclusion Impact Review can be found at https://belong.jnj.com/. We also publish an index of our ESG policies and positions to help our stakeholders understand our perspective on relevant ESG issues, which can be found at jnj.com/esg-resources.

2023 Proxy Statement	11

Item 1: Election of Directors

Nominees

There are 12 director nominees for election at our 2023 Annual Meeting to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.
All of the director nominees, with the exception of Dr. Johnson, were elected to the Board at the last Annual Meeting and are currently serving as directors of the Company. Dr. Johnson was appointed to the Board in February 2023. Additionally, Mr. Duato was appointed to the role of Chairman of the Board in January 2023 after the retirement of Mr. Gorsky. Mr. Duato has served as Johnson & Johnson’s CEO and a member of the Board of Directors since January 2022. Prior to that time, he held senior leadership positions over his 30-plus year career with the Company across multiple business sectors, geographies and functions.

Director Nomination Process & Board Refreshment

Board refreshment and composition is an area of particular focus at Johnson & Johnson. The Board endeavors to strike the right balance between retaining directors with deep institutional knowledge of Johnson & Johnson and the evolving healthcare environment, and electing new directors with diverse backgrounds and skills. The Nominating & Corporate Governance Committee annually considers the size, composition, and needs of the Board; reviews potential candidates for the Board; and recommends director nominees for approval. The Board is committed to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills, and experiences. The Board also ensures that new directors are able to dedicate sufficient time to the Board and deliver a high level of performance of their duties. These criteria are incorporated into our Principles of Corporate Governance, available at https://www.investor.jnj.com/corporate-governance.
The Nominating & Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding potential candidates to serve on the Board. All recommendations, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address as set forth on page 145. Candidates proposed by shareholders are evaluated by the Nominating & Corporate Governance Committee in the same manner as other potential candidates.
The Board has welcomed eight new directors in the past five years, including Dr. Paula Johnson this year. Dr. Johnson was initially identified as a potential nominee by members of the Board, and the Nominating & Corporate Governance Committee recommended her appointment to the Board. Dr. Johnson’s appointment was in keeping with the Board’s commitment to refreshment and seeking out director candidates who have been leaders of large, complex organizations, as well as candidates with diverse backgrounds, skills and experiences. The Nominating & Corporate Governance Committee conducted a thorough review of Dr. Johnson before recommending her for appointment to the Board and for nomination at the 2023 Annual Meeting.
In keeping with the Company’s refreshment criteria for the Board of Directors, neither Mr. Ian E. L. Davis, appointed to the Board in 2010, nor Dr. A. Eugene Washington, appointed to the Board in 2012, will stand for re-election. As previously reported, Mr. Alex Gorsky retired from the Company and the Board in January 2023. We join the Board in thanking Messrs. I. E. L. Davis and Gorsky and Dr. Washington for their service.

General Criteria for Nomination to the Board

Candidates for the Board should meet the following criteria:

•	The highest ethical character and share Our Credo values
•	Strong personal and professional reputation consistent with our image and reputation
•	Proven record of accomplishment within candidate’s field, with superior credentials and recognition
•	Leadership of a major complex organization, including scientific, government, educational and other non-profit institutions

12	2023 Proxy Statement

The Board also seeks directors who:

•	Are widely recognized leaders in the fields of medicine or biological sciences, including those who have received the most prestigious awards and honors in their fields
•	Have expertise and experience relevant to our business and the ability to offer advice and guidance to the CEO based on that expertise and experience
•	Are independent, without the appearance of any conflict in serving as a director, and independent of any particular constituency, with the ability to represent all shareholders
•	Exercise sound business judgment
•	Are diverse, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics

Board and Committee Evaluations

Board and Committee self-evaluations are critical to help ensure the continued effective functioning of the Board. Our Principles of Corporate Governance also require that the Board and each Committee conduct an annual self-evaluation. These self-evaluations are intended to facilitate a candid assessment and discussion by the Board and each Committee of its effectiveness in fulfilling its responsibilities.

Board Evaluations: At the end of 2022, the Chief Human Resources Officer met with each director individually to collect feedback on the Board’s responsibilities, structure, composition, procedures, priorities, culture and engagement. Directors also had the opportunity to provide anonymous written comments through secure technology to enable additional candid feedback, and a number of directors chose to provide anonymous written comments. In all cases, input from the evaluations was summarized and discussed with the full Board. The results of the evaluations were positive and affirming, with only minor administrative action items and a continued focus on Board refreshment and composition to address.

Committee Evaluations: Committee members engage in an annual self-evaluation process during an Executive Session of each Committee. Upon completion of the self-evaluation, the Committee Chair shares the results and any follow-up actions with the full Board.

Board Refreshment and Director Nominee Composition

Understanding the importance of Board composition and refreshment for effective oversight, the Nominating & Corporate Governance Committee strives to maintain a diverse Board of Directors, reflecting differences in skills, regional and industry experience, perspectives, background, race, ethnicity, gender and other characteristics that are applicable to our Company's business strategy. The Board has established a proven record of strategic and consistent refreshment, seeking new directors with appropriate skills, qualifications and backgrounds consistent with the criteria established in our Principles of Corporate Governance. The Board also ensures that new directors are able to dedicate sufficient time to the Board and deliver a high level of performance of their duties.

2023 Proxy Statement	13

Below are highlights of the composition of the director nominees:

Multidisciplinary Skills Categories

Academia/Government	Leadership or senior advisory position in government or with an academic institution (either in an administrative or faculty role)

Digital	Experience or expertise in the use and deployment of digital technologies to facilitate business objectives, including cybersecurity and data privacy

Executive Leadership	Senior management position, including as chief executive officer, at a large publicly-traded or private company, or other large complex organization (such as government, academic or not-for-profit)

Financial	Significant experience in positions requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions and risk management from a financial perspective

Healthcare Industry	Management-level experience in an industry involving healthcare products or services
International Business/Strategy
Leadership position in an organization that operates internationally, especially on a broad basis and/or in the geographic regions in which the company operates

Marketing/Sales	Strategic or management experience involving the marketing and branding of products, including for retail markets

Regulatory	Work experience within a government-regulated or in a heavily regulated industry

Science/Technology	Advanced scientific or technological degree and related work experience in a scientific or technological field

14	2023 Proxy Statement

The Board of Directors recommends a vote FOR election of each of the below-named director nominees.

Darius Adamczyk

Independent Director since 2022

Biography
Mr. Adamczyk, age 57, has been the Chairman and Chief Executive Officer of Honeywell International Inc. since April 2018. Mr. Adamczyk was President and Chief Executive Officer from March 2017 to April 2018 and Chief Operating Officer from April 2016 to March 2017. From April 2014 to April 2016, Mr. Adamczyk served as President and CEO of Honeywell Performance Materials and Technologies (PMT). Prior to serving as President and CEO of PMT, Mr. Adamczyk served as President of Honeywell Process Solutions from 2012 to 2014 and as President of Honeywell Scanning and Mobility from 2008 to 2012. Mr. Adamczyk joined Honeywell in 2008 when Honeywell acquired Metrologic, Inc., where he was the Chief Executive Officer. Prior to Metrologic, Mr. Adamczyk held several general management assignments at Ingersoll Rand, served as a senior associate at Booz Allen Hamilton and started his career as an electrical engineer at General Electric. He is a member of the US-China Business Council, Business Roundtable and The Business Council.

Skills & Qualifications
• Senior leadership roles in global organizations
• Deep understanding of software, both technically and commercially, and a proven track record in growing software-related businesses
• Demonstrated ability to deliver financial results as a leader in a variety of industries, with disparate business models, technologies and customers
• Strategic leadership skills necessary to grow sales organically and inorganically while meeting the challenges of a constantly changing environment across a diverse portfolio

Current Committees:
• Member, Compensation & Benefits
Other Public Board Service:
• Honeywell International Inc. (since 2016)
Recent Past Public Board Service:
• Garrett Motion Inc. (April 2021 - September 2021)

Mary C. Beckerle, Ph.D.

Independent Director since 2015

Biography

Dr. Beckerle, age 68, has served as Chief Executive Officer of the Huntsman Cancer Institute at the University of Utah since 2006. She is the Associate Vice President for Cancer Affairs and a Distinguished Professor of Biology and Oncological Sciences at the University of Utah. Dr. Beckerle joined the faculty of the University of Utah in 1986 and currently holds the Jon M. Huntsman Presidential Endowed Chair. Dr. Beckerle has served on the National Institute of Health (NIH) Advisory Committee to the Director, on the Board of Directors of the American Association for Cancer Research, on the Board of Scientific Advisors for the National Cancer Institute, as President of the American Society for Cell Biology and as the Chair of the American Cancer Society Council for Extramural Grants. She currently serves on a number of scientific advisory boards, including the Medical Advisory Board of the Howard Hughes Medical Institute. Dr. Beckerle is the recipient of a Guggenheim Fellowship and is an elected Member of the National Academy of Sciences and the American Philosophical Society.

Skills & Qualifications
•	Expertise in scientific research and organizational management in the healthcare arena
•	Active participant in national and international scientific affairs
•	Strong focus on patient experience

Current Committees:
•	Chair, Science & Technology
•	Member, Regulatory Compliance & Sustainability
Other Public Board Service:
•	Huntsman Corporation (since 2011)

2023 Proxy Statement	15

D. Scott Davis

Independent Director since 2014

Biography
Mr. Davis, age 71, served as Chairman and Chief Executive Officer of United Parcel Service, Inc. (UPS) (shipment and logistics) from 2008 to 2014 and as Chairman from 2014 to 2016. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting area, including as Vice Chairman and Chief Financial Officer. Mr. Davis is a Certified Public Accountant. He previously served on the Board of the Federal Reserve Bank of Atlanta from 2003 to 2009, serving as Chairman in 2009.

Skills & Qualifications
•	Deep understanding of emerging markets and international operations, public policy and global economic indicators
•	Expertise in management, strategy, finance and operations
•	Expertise in supply chain logistics at a time of rapid global expansion in the healthcare industry

Current Committees:
•	Chair, Audit
•	Member, Nominating & Corporate Governance
•	Member, Consumer Health Special
Other Public Board Service:
•	Honeywell International Inc. (since 2005)

Jennifer A. Doudna, Ph.D.

Independent Director since 2018

Biography
Dr. Doudna, age 59, joined the faculty at University of California, Berkeley, as a Professor of Biochemistry & Molecular Biology in 2002. She directs the Innovative Genomics Institute, a joint UC Berkeley-UC San Francisco center, holds the Li Ka Shing Chancellor's Professorship in Biomedical and Health and is the Chair of the Chancellor's Advisory Committee on Biology at UC Berkeley. Dr. Doudna is Principal Investigator at the Doudna Lab at UC Berkeley and has founded and serves on the Scientific Advisory Boards of Caribou Biosciences, Inc. and Intellia Therapeutics, Inc., both leading CRISPR genome engineering companies. She has been an Investigator with the Howard Hughes Medical Institute since 1997. Dr. Doudna is the recipient of numerous scientific awards in biochemistry and genetics, including the Nobel Prize in Chemistry in 2020. Dr. Doudna is a Trustee of Pomona College.

Skills & Qualifications
• Pioneer in the field of biochemistry, having co-discovered the simplified genome editing technique CRISPR-Cas9
• Expertise in scientific research and innovation
• Leader in integration of scientific research and ethics

Current Committees:
• Member, Nominating & Corporate Governance
• Member, Science & Technology
Other Public Board Service:
• None

16	2023 Proxy Statement

Joaquin Duato

Management Director since 2022

Biography

Mr. Duato, age 60, became Chairman of the Board of Directors in January 2023 subsequent to his appointment as Chief Executive Officer and a Director in January 2022. He joined the Company in 1989 with Janssen-Farmaceutica S.A. (Spain), a subsidiary, and held executive positions of increasing responsibility in all business sectors and across multiple geographies and functions. In 2009, he was named Company Group Chairman, Pharmaceuticals, and in 2011, he was named Worldwide Chairman, Pharmaceuticals. In 2016, Mr. Duato became a member of the Executive Committee and was named Executive Vice President, Worldwide Chairman, Pharmaceuticals. In July 2018, Mr. Duato was promoted to Vice Chairman of the Executive Committee where he provided strategic direction for the Company's Pharmaceutical and Consumer Health sectors, supply chain, information technology, global services and the Health & Wellness groups. As a dual citizen of Spain and the United States, Mr. Duato’s international perspective and global lens gives him a deep appreciation of diverse thoughts and opinions.

Skills & Qualifications
•	Decades of broad experience spanning multiple business sectors, geographies, and functions at the world's largest most diversified healthcare products company
•	Globally minded, purpose-driven business leader with a deep commitment to Our Credo values

Current Committees:
•	Chair, Finance
Recent Past Public Board Service:
•	Hess Corporation (2019 - 2022)

Marillyn A. Hewson

Independent Director since 2019

Biography

Ms. Hewson, age 69, is the former Chairman, President and Chief Executive Officer of Lockheed Martin Corporation (aerospace and defense), serving from January 2014 to June 2020 and as Executive Chairman from June 2020 to March 2021. She held the positions of Chief Executive Officer and President from January to December 2013. Ms. Hewson served as a Director of Lockheed Martin Corporation from 2012 through March 2021. Ms. Hewson joined Lockheed Martin in 1983 as an industrial engineer and held executive and operational leadership positions across Lockheed Martin, including President and Chief Operating Officer, Executive Vice President of Electronic Systems business area, and President of Systems Integration. Ms. Hewson is a fellow of the American Institute of Aeronautics and Astronautics and the American Academy of Arts and Sciences, and a member of the Trilateral Commission, Council on Foreign Relations, Council of Chief Executives, and the University of Alabama President’s Cabinet and Culverhouse College of Business Board of Visitors. Ms. Hewson has also served on several U.S. government advisory bodies, public company boards, industry association boards, and charitable organizations' boards.

Skills & Qualifications
•	Expertise in executive and operational leadership in a global, regulated industry
•	Insight and experience in global business management, strategic planning, cybersecurity, finance, supply chain, leveraged services and manufacturing
•	Expertise in government relations and human capital management

Current Committees:
•	Chair, Compensation & Benefits
•	Member, Regulatory Compliance & Sustainability
Other Public Board Service:
•	Chevron Corporation (since 2021)
Recent Past Public Board Service:
•	DuPont; DowDuPont Inc. (2007-2019)
•	Lockheed Martin Corporation (2012-2021)

2023 Proxy Statement	17

Paula A. Johnson, M.D.

Independent Director since 2023

Biography
Dr. Johnson, age 63, has served as President of Wellesley College since 2016. She is a physician-researcher specializing in cardiology who founded and served as the inaugural Executive Director of the Connors Center for Women’s Health and Gender Biology at Brigham and Women’s Hospital from July 2002 to June 2016. Dr. Johnson served as the Chief of the Division of Women’s Health at Brigham and Women’s Hospital from July 2002 to June 2016. She was also a Professor of Medicine at the Harvard Medical School and Professor of Epidemiology at the Harvard School of Public Health. She is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. She has been recognized with several honorary doctorates and other prestigious awards. She has served as a member of the Board of Trustees of the Rockefeller University since November 2021 and as a Director of the Isabella Stewart Gardner Museum since 2015.

Skills & Qualifications
•	Expertise in medical research, public health, and health policy
•	Visionary in in understanding and improving the standard of care across distinct patient categories (notably in women’s health)
•	Proven leadership across complex organizations focused on cross functional collaboration and increased inclusivity.
•	Passionate educator focused on accessibility of STEM curriculum for diverse student populations.

Other Public Board Service:
•	None
Recent Past Public Board Service:
•	Abiomed, Inc. (2020-2022)
•	Eaton Vance Corp. (2018-2022)
•	West Pharmaceutical Services (2008-2021)

Hubert Joly

Independent Director since 2019

Biography
Mr. Joly, age 63, served as the Executive Chairman of Best Buy Co., Inc. (consumer electronics) from June 2019 to June 2020, having joined the company in 2012 as President and Chief Executive Officer and becoming Chairman, President and Chief Executive in 2015. From 2004 to 2008, he was Global President and Chief Executive Officer, Carlson Wagonlit Travel, and then served as President and Chief Executive Officer of Carlson Companies from 2008 to 2012. In 1999, he joined Vivendi as Global Chief Executive Officer, Vivendi Universal Games, and was later appointed Executive Vice President of U.S. Assets and Deputy Chief Financial Officer of Vivendi Universal. Prior roles included, from 1996 to 1999, Vice President, Europe and President of Electronic Data Systems France and, from 1983 to 1996, McKinsey & Company, eventually serving as Partner. Mr. Joly is a Senior Lecturer of Business Administration at Harvard Business School and serves on the Board of Directors of Sciences Po Foundation, the Board of Trustees of the Minneapolis Institute of Art, the New York Public Library and the International Advisory Board of his alma mater, HEC Paris.

Skills & Qualifications
•	Extensive strategic, operational and financial expertise relevant to international corporations
•	Successfully led the digital transformation of consumer businesses, with focus on customer experience
•	Experience in business transformation and human capital management

Current Committees:
•	Member, Compensation & Benefits
•	Member, Nominating & Corporate Governance
•	Member, Consumer Health Special
Other Public Board Service:
•	Ralph Lauren Corporation (since 2009)
Recent Past Public Board Service:
•	Best Buy Co., Inc. (2012-2020)

18	2023 Proxy Statement

Mark B. McClellan, M.D., Ph.D.

Independent Director since 2013

Biography
Dr. McClellan, age 59, became the inaugural Director of the Duke-Robert J. Margolis, MD, Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016. He is also a faculty member at Dell Medical School at The University of Texas in Austin. Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006 and as Commissioner of the U.S. Food and Drug Administration (FDA) from 2002 to 2004. He served as a Member of the President's Council of Economic Advisers and as Senior Director for Healthcare Policy at the White House from 2001 to 2002 and, during the Clinton administration, held the position of Deputy Assistant Secretary for Economic Policy for the Department of the Treasury. Dr. McClellan previously served as an Associate Professor of Economics and Medicine with tenure at Stanford University, where he also directed the Program on Health Outcomes Research. Dr. McClellan is the founding Chair and Senior Advisor to the Board of the Reagan-Udall Foundation, is a Member of the National Academy of Medicine and the Academy's Leadership Consortium for Value and Science-Driven Health Care, and Co-Chairs the Guiding Committee of the Health Care Payment Learning and Action Network. He sits on the Boards of Directors of Research!America, Long Term Quality Alliance, Alignment Healthcare, National Alliance for Hispanic Health, PrognomiQ, Inc. and United States of Care.

Skills & Qualifications
•	Extensive experience in public health policy and regulation, including as Commissioner of the U.S. Food and Drug Administration and Administrator for the U.S. Centers for Medicare & Medicaid Services
•	Broad knowledge of, and unique insights into, the challenges facing the healthcare industry

Current Committees:
•	Member, Regulatory Compliance & Sustainability
•	Member, Science & Technology
Other Public Board Service:
•	Alignment Healthcare (since 2021)
•	Cigna Corporation (since 2018)

Anne M. Mulcahy

Independent Director since 2009 Lead Director since 2012

Biography
Ms. Mulcahy, age 70, was Chairman and Chief Executive Officer of Xerox Corporation (business equipment and services) until July 2009, when she retired as CEO after eight years in the position. Prior to serving as CEO, Ms. Mulcahy was President and Chief Operating Officer of Xerox. She also served as President of Xerox's General Markets Operations, which created and sold products for reseller, dealer and retail channels. Earlier in her career at Xerox, which began in 1976, Ms. Mulcahy served as Vice President for Human Resources with responsibility for compensation, benefits, human resource strategy, labor relations, management development and employee training; and as Vice President and Staff Officer for Customer Operations, covering South America and Central America, Europe, Asia and Africa. Ms. Mulcahy was the U.S. Board Chair of Save the Children from March 2010 to February 2017 and was appointed as a Trustee in February 2018.

Skills & Qualifications
•	Experience leading a large, global manufacturing and services company with one of the world's most recognized brands
•	Expertise in organizational and operational management issues crucial to a large public company
•	Deep commitment to business innovation and talent development

Current Committees:
•	Chair, Nominating & Corporate Governance
•	Chair, Consumer Health Special
•	Member, Audit
•	Member, Finance
Other Public Board Service:
•	Graham Holdings Company (since 2008)
•	LPL Financial Holdings Inc. (since 2013)
Recent Past Public Board Service:
•	Williams-Sonoma, Inc. (2018 - 2022)

2023 Proxy Statement	19

Mark A. Weinberger

Independent Director since 2019

Biography
Mr. Weinberger, age 61, served as the Global Chairman and Chief Executive Officer of EY (Ernst & Young) (professional services) from 2013 through June 2019, having served as Global Chairman and CEO-elect in the prior year. He was Assistant Secretary of the U.S. Treasury in the George W. Bush Administration and was appointed by President Bill Clinton to serve on the U.S. Social Security Administration Advisory Board. Mr. Weinberger serves as a Senior Advisor to Stone Canyon Industries Holdings Inc. and Teneo. He is an Executive Advisor to G100 and World 50. Mr. Weinberger also serves as a Strategic Advisor to the Board of FCLTGlobal, which focuses on long-term investing and corporate governance. Mr. Weinberger is on the CEO Advisory Council of JUST Capital. He sits on the Board of Directors of the National Bureau of Economic Research (NBER), is a Senior Advisor to Chief Executives for Corporate Purpose (CECP) and is a member of the Aspen Economic Strategy Group. He is a member of the Boards of Trustees for Emory University, Case Western Reserve University, The Concord Coalition, The Greater Washington Partnership and US Council for International Business.

Skills & Qualifications
•	Experience leading a business and working at the highest levels of government
•	Track record of driving transformative change in the public and private sectors during periods of unprecedented disruption
•	Expertise in accounting, compliance and corporate governance, with a strong commitment to corporate purpose

Current Committees:
•	Chair, Regulatory Compliance & Sustainability
•	Member, Audit
•	Member, Consumer Health Special
Other Public Board Service:
•	MetLife Inc. (since 2019)
•	Saudi Aramco (since 2019)
Recent Past Public Board Service:
•	Accelerate Acquisition Corp. (2021 - 2022)

Nadja Y. West, M.D.

Independent Director since 2020

Biography
Dr. Nadja West, age 61, retired from the U.S. Army with the rank of Lieutenant General in October 2019. She served as the 44th Army Surgeon General and the Commanding General of the U.S. Army Medical Command from 2015 to 2019, overseeing the highest medical readiness and battlefield wound survival rates in history. As the Joint Staff Surgeon from 2013 to 2015, Dr. West was the principal medical advisor to the Chairman of the Joint Chiefs of Staff at the Pentagon, where she coordinated all related health services issues, including operational medicine, force health protection and readiness within the military. Her prior roles include Deputy Chief of Staff for Support, U.S. Army Medical Command from 2012 to 2013, ensuring proper resources and support for smooth operation of the entire command. From 2010 to 2012, Dr. West served as Commanding General of the Europe Regional Medical Command. She is the recipient of numerous U.S. military awards, including the Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit with three Oak Leaf Clusters. Dr. West currently serves as Trustee of both the National Recreation Foundation and Mount St. Mary’s University; and board member of Americares and The Woodruff Foundation.

Skills & Qualifications
•	Proven executive and operational leadership, strategic planning and healthcare management
•	Expertise in government relations and human capital management
•	Operational crisis management and disaster response experience pertaining to global health issues
•	Extensive information security and cybersecurity experience

Current Committees:
•	Member, Regulatory Compliance & Sustainability
•	Member, Science & Technology
Other Public Board Service:
•	Nucor Corporation (since 2019)
•	Tenet Healthcare Corporation (since 2019)

20	2023 Proxy Statement

Board Leadership Structure

•	Chairman of the Board and CEO: Joaquin Duato
•	Independent Lead Director: Anne M. Mulcahy
• The Chairman and Lead Director positions are evaluated and appointed annually by the independent directors
• The Nominating & Corporate Governance Committee annually reviews and evaluates the Board leadership structure in Executive Session
•	All five main Board Committees are composed of independent directors
•	Independent Directors met in Executive Session at each of the eight regular 2022 Board meetings

In December 2022, following extensive discussion, review and recommendation from the Nominating & Corporate Governance Committee, the independent directors of the full Board appointed Mr. Joaquin Duato Chairman of the Board, effective January 2023 following the retirement of Mr. Gorsky. The Board engaged in a robust, disciplined process in reaching this decision as it does regularly with Board refreshment and succession planning. Prior to this leadership announcement, the Nominating & Corporate Governance Committee held a number of meetings to review and discuss the impending leadership transition. The independent directors determined that this leadership structure would best support the needs of the Board and Company and the creation of long-term, sustainable value for our shareholders. The independent directors determined that having one leader with deep industry experience and Company knowledge in a combined Chairman and CEO role provides decisive and effective leadership. This decision followed a multi-year, systematic and comprehensive succession planning process.
The Board believes there is no single board leadership structure that is optimal in all circumstances. The Board, with its diverse skills and experience with a wide range of leadership and management structures, considers the most appropriate leadership structure for our Company in the context of the specific circumstances and challenges facing us. As part of our current structure:

•	The independent directors appropriately challenge management and demonstrate the independence and free thinking necessary for effective oversight.
•	The directors prioritize shareholder engagement and discuss the feedback received.
As a result, the Board is in the best position to evaluate the relative benefits and challenges of different Board leadership structures and ultimately to decide which one best serves the interests of our stakeholders as defined in Our Credo.
The Nominating & Corporate Governance Committee reviews the Board's leadership structure on an annual basis and at other appropriate times, including whether the roles of Chairman and Chief Executive Officer should be held by one individual or should be separated. The Principles of Corporate Governance can be found at https://www.investor.jnj.com/corporate-governance.

In conducting its review, the Committee considers, among other things:
•	The effectiveness of the policies, practices and people in place at our Company to help ensure strong, independent Board oversight
•	Our Company’s performance and the effect a specific leadership structure could have on its performance
•	The Board’s performance and the effect a specific leadership structure could have on performance, including the Board's efficacy at overseeing specific enterprise risks
•	The Chairman’s performance in that role (separate and apart from his/her performance as CEO, if applicable)
•	The views of our Company’s shareholders as expressed both during our shareholder engagement and through voting results at shareholder meetings
•	Applicable legislative and regulatory developments
•	The practices at other similarly situated companies and trends in governance
Strong, Independent Lead Director
The independent directors also believe that Ms. Mulcahy should continue to serve as Lead Director. From her previous roles as Chairman and Chief Executive Officer of a large multinational corporation, as well as her former and current roles on public company boards that operate in a variety of industries and businesses, Ms. Mulcahy brings to the Lead Director role a career of leading global and complex organizations and a continued commitment to business innovation and talent development. This expertise, combined with her extensive knowledge of both Johnson & Johnson and its strategic objectives, the challenges facing our Company and a deep commitment to serve as Lead Director, place Ms. Mulcahy in a unique position to continue in the role. Ms. Mulcahy’s value as Lead Director was affirmed during the annual Board

2023 Proxy Statement	21

evaluation process, where the independent directors have consistently rated her performance as exemplary. The Lead Director role includes the broad range of responsibilities set out below, consistent with those of most independent board chairs and impacting all critical aspects of the Board’s operations and decision-making.
The Lead Director provides strong independent leadership of the Board and maintains frequent contact with the Chairman and CEO. Please also see A Message from Our Lead Director on page 3 of this Proxy Statement, which illustrates how the Lead Director and the Board are providing rigorous, independent oversight of our Company.
The independent directors firmly believe that the Company’s current Board structure, with a robust Lead Director and its main Committees each composed entirely of independent directors, provides appropriately strong independent leadership and oversight as well as efficient and clear leadership, communication and administration.

Duties and Responsibilities of the Lead Director

Board Agendas, Information and Schedules	•	Approves information sent to the Board and determines timeliness of information flow from management
	•	Provides feedback on quality and quantity of information flow from management
	•	Participates in setting, and ultimately approves, the agenda for each Board meeting
	•	Approves meeting schedules to ensure sufficient time for discussion of all agenda items
	•	Partners with the Chairman and CEO to determine who attends Board meetings, including management and outside advisors

Committee Agendas and Schedules	•	Reviews in advance the schedule of Committee meetings
	•	Monitors flow of information from Committee Chairs to the full Board

Board Executive Sessions	•	Has the authority to call meetings and Executive Sessions of the independent directors
	•	Presides at all meetings of the Board at which the Chairman is not present, including Executive Sessions of the independent directors

Communicating with Management	•	After each Executive Session of the independent directors, communicates with the Chairman and CEO to provide feedback and also to act upon the decisions and recommendations of the independent directors
	•	Acts as liaison between the independent directors and the Chairman and CEO and management on a regular basis and when special circumstances arise

Communicating with Stakeholders	•	Meets with major shareholders or other external parties
	•	Is regularly apprised of inquiries from shareholders and involved in responding to these inquiries
	•	Under the Board’s guidelines for handling shareholder and employee communications to the Board, is advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of Company management, or raise legal, ethical or compliance concerns about Company policies or practices

CEO Performance Evaluations	•	Leads the annual performance evaluation of the Chairman and CEO, considering performance as Chairman and performance as CEO

Board Performance Evaluation	•	Leads the annual performance evaluation of the Board

New Board Member Recruiting	•	Interviews Board candidates, as appropriate

CEO Succession	•	Leads the CEO succession planning process

Crisis Management	•	Participates in crisis management oversight, as appropriate

Limits on Leadership Positions of Other Boards	•	May only serve as chair, lead or presiding director, or similar role, or as CEO of another public company if approved by the full Board upon recommendation from the Nominating & Corporate Governance Committee

The Board will continue to monitor Board leadership, considering what it observes in the marketplace, the evolution of viewpoints in the corporate governance community and, most importantly, what the Board believes is in the best interests of our Company and its shareholders.

22	2023 Proxy Statement

Board Committees
The Board has five main standing Committees: Audit Committee, Compensation & Benefits Committee, Nominating & Corporate Governance Committee, Regulatory Compliance & Sustainability Committee and Science & Technology Committee, each composed entirely of non-employee directors determined to be independent under the listing standards of the NYSE and our Standards of Independence. Under their written charters adopted by the Board (available on the Company's website at https://www.investor.jnj.com/gov/committee), each of these Committees:
•Is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel;
•Conducts an annual evaluation of its performance fulfilling its duties;
•On an annual basis, reviews and reassesses the adequacy of its charters; and
•Reports regularly to the Board on its meetings and reviews with the Board significant issues and concerns that arise at Committee meetings.
In addition, the Board has a standing Finance Committee, composed of the Chairman and CEO and the Lead Director, which exercises the authority of the Board between Board meetings in accordance with our Company's By-Laws.

Consumer Health Special Committee

At the end of 2021, the Board formed a special committee (Consumer Health Special Committee) to oversee the planned separation of the Company’s Consumer Health business from its Pharmaceutical and MedTech businesses (the Separation Transaction). The Consumer Health Special Committee operates under a written charter adopted by the Board. The following pages summarize the responsibilities of each of the standing Board Committees as well as the Consumer Health Special Committee.

2023 Proxy Statement	23

Board Committee Membership

The following table shows the current members and Chair of each of the standing Board Committees and the number of meetings each Committee held in 2022.

Directors
Name	Ind.	Age	Director Since	Primary Occupation	Board Committees
					AUD	CB	NCG	RCS	ST	FIN	SC
D. Adamczyk	I	57	2022	Chairman and Chief Executive Officer, Honeywell International Inc.		✓
M. C. Beckerle	I	68	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis(1)	I	71	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	*	✓*				✓
I. E. L. Davis	I	72	2010	Chairman, Thoughtworks, Inc.; Former Non-Executive Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company	✓			✓
J. A. Doudna	I	59	2018	Professor of Chemistry; Professor of Biochemistry & Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health, University of California, Berkeley			✓		✓
J. Duato	CH	60	2022	Chairman of the Board and Chief Executive Officer; Johnson & Johnson						C
M. A. Hewson	I	69	2019	Former Executive Chairman, Chairman, President and Chief Executive Officer, Lockheed Martin Corporation	*	C		✓*
P. A. Johnson	I	63	2023	President, Wellesley College			*
H. Joly	I	63	2019	Former Chairman and Chief Executive Officer, Best Buy Co., Inc.		✓	✓				✓
M. B. McClellan	I	59	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy				✓	✓
A. M. Mulcahy	ILD	70	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		C			✓	C
A. E. Washington	I	72	2012	Duke University's Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System		✓			✓
M. A. Weinberger	I	61	2019	Former Chairman and Chief Executive Officer, Ernst & Young	✓			C			✓
N. Y. West	I	61	2020	Former Lieutenant General, U.S. Army				✓	✓
Number of meetings in 2022(2)					10(3)	9	5	4	4	0	11

(1)	Designated as an Audit Committee financial expert
(2)	Inclusive of joint and special meetings among committees
(3)	Does not include virtual meetings held prior to each release of quarterly earnings (four in total)
*
At our April 2023 Board meeting, the following 1) appointments will be effective: Mr. D. S. Davis, CB; Ms. Hewson, AUD; Dr. Johnson, NCG; and 2) removal will be effective: Mr. D. S. Davis, NCG; Ms. Hewson, RCS

CH	Chairman of the Board	NCG	Nominating & Corporate Governance Committee
C	Committee Chair	RCS	Regulatory Compliance & Sustainability Committee
I	Independent Director	ST	Science & Technology Committee
ILD	Independent Lead Director	FIN	Finance Committee
AUD	Audit Committee	SC	Consumer Health Special Committee
CB	Compensation & Benefits Committee

24	2023 Proxy Statement

Board Committee Responsibilities
Copies of the charters of all Committees of the Board, except the Finance Committee, are available at https://www.investor.jnj.com/gov/committee.

Audit Committee

	2022 Members	Independence	Committee Financial Expert
	D. S. Davis	Each member of the Committee is independent and has significant experience in positions requiring financial knowledge and analysis.	D. S. Davis
I. E. L. Davis
8* Meetings in 2022	A. M. Mulcahy
M. A. Weinberger

Roles and Responsibilities

Oversees our financial management, accounting and reporting processes and practices
Appoints, retains, compensates and evaluates our independent auditor
Oversees our Global Audit & Assurance organization, reviews its annual plan and reviews results of its audits
Oversees the quality and adequacy of our Company’s internal accounting controls and procedures
Reviews and monitors our financial reporting compliance and practices and our disclosure controls and procedures
Discusses with management the processes used to assess and manage our exposure to financial risk and monitors risks related to tax and treasury
In performing these functions, the Audit Committee meets periodically with the independent auditor, management and internal auditors (including in private sessions with each) to review their work and confirm that they are properly discharging their respective responsibilities. For more information on Audit Committee activities in 2022, see the Audit Committee Report on page 124.
The Board has designated Mr. D. S. Davis, the Chairman of the Audit Committee and an independent director, as an audit committee financial expert under the rules and regulations of the U.S. Securities and Exchange Commission (SEC) after determining that he meets the requirements for such designation. The determination was based on his being a Certified Public Accountant and his experience as Chief Financial Officer at United Parcel Service, Inc.
Any employee or other person who wishes to contact the Audit Committee to report good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters can do so by writing to the Audit Committee c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, or by using the online submission form at www.investor.jnj.com/communication.cfm. Such reports may be made anonymously.
*Does not include virtual meetings held prior to each release of quarterly earnings (four in total)

2023 Proxy Statement	25

Compensation & Benefits Committee

	2022 Members	Independence
	M. A. Hewson	Each member of the Committee is independent.
D. Adamczyk
8 Meetings in 2022	H. Joly
A. E. Washington

Roles and Responsibilities

Establishes our executive compensation philosophy and principles
Reviews and recommends for approval by the independent directors the compensation for our Chief Executive Officer and approves the compensation for our other executive officers
Sets the composition of the group of peer companies used for comparison of executive compensation
Oversees the design and management of the various pension, long-term incentive, savings, health and benefit plans that cover our employees
Reviews the compensation for our non-employee directors and recommends compensation for approval by the full Board

Provides oversight of the compensation philosophy and policies of the Management Compensation Committee, a non-Board committee composed of Mr. Duato (Chairman and CEO), Mr. Joseph J. Wolk (Executive Vice President, Chief Financial Officer) and Dr. Peter M. Fasolo (Executive Vice President, Chief Human Resources Officer), which, under delegation from the Compensation & Benefits Committee, determines management compensation and establishes perquisites and other compensation policies for employees other than our executive officers.

The Compensation & Benefits Committee has retained Semler Brossy Consulting Group as its independent compensation consultant for matters related to executive officer and non-employee director compensation. For further discussion of the role of the Compensation & Benefits Committee in the executive compensation decision-making process and a description of the nature and scope of the consultant’s assignment, see Governance of Executive Compensation on page 86.

Nominating & Corporate Governance Committee

	2022 Members	Independence
	A. M. Mulcahy	Each member of the Committee is independent.
D. S. Davis
5 Meetings in 2022	J. A. Doudna
H. Joly

Roles and Responsibilities

Oversees matters of corporate governance, including the evaluation of the policies and practices of the Board and the Board leadership structure
Oversees the process for performance evaluations of the Board and its Committees
Reviews key talent metrics for the overall workforce, including metrics related to DEI.
Evaluates any questions of possible conflicts of interest for the Board and Executive Committee members
Reviews potential candidates for the Board as discussed on page 12 and recommends director nominees to the Board for approval
Reviews and recommends director orientation and continuing education programs for Board members
Oversees compliance with the Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers
Evaluates the Board leadership structure on an annual basis

26	2023 Proxy Statement

Regulatory Compliance & Sustainability Committee

	2022 Members	Independence
	M. A. Weinberger	Each member of the Committee is independent.
M. C. Beckerle
4 Meetings in 2022	I. E. L. Davis
M. A. Hewson
M. B. McClellan
N. Y. West

Roles and Responsibilities

Oversees regulatory compliance and adherence to high standards of quality in the areas of healthcare compliance, anti-corruption laws, and the manufacture and supply of products
Oversees compliance with applicable laws, regulations and Company policies related to supply chain, product quality, environmental regulations, employee health and safety, healthcare compliance, privacy, cybersecurity and political expenditures
Reviews the policies, practices and priorities for our political expenditures and lobbying activities
Oversees our risk management programs, including those related to global cybersecurity, information security, product quality and technology
Reviews with management all significant litigation, investigations and complaints involving healthcare compliance, anti-corruption laws and product quality compliance
Reviews and discusses with management the progress of sustainability goals and objectives within the Company, and external industry benchmarks and practices in the area of ESG/sustainability

Science & Technology Committee

	2022 Members	Independence
	M. C. Beckerle	Each member of the Committee is independent.
J. A. Doudna
4 Meetings in 2022	M. B. McClellan
A. E. Washington
N. Y. West

Roles and Responsibilities

Monitors and reviews the overall strategy, direction and effectiveness of the research and development organizations supporting our businesses
Assists the Board in identifying and comprehending significant emerging science and technology policy and public health issues and trends that may impact the Company's overall business strategy
Assists the Board in its oversight of major acquisitions and business development activities as they relate to new science or technology
Serves as a resource and provides input as needed regarding the scientific and technological aspects of product- safety matters

2023 Proxy Statement	27

Finance Committee

Composed of the Chairman and CEO and Lead Director of the Board
Exercises the authority of the Board during the intervals between Board meetings, as permitted by law and our By‑Laws
Acts between Board meetings as needed, generally by unanimous written consent in lieu of a meeting
Any action is taken pursuant to specific advance delegation by the Board or is later ratified by the Board

Consumer Health Special Committee

	2022 Members	Independence
	A. M. Mulcahy	Each member of the Committee is independent.
D. S. Davis
11 Meetings in 2022	H. Joly
M. A. Weinberger

Roles and Responsibilities

Reviews and evaluates the Separation Transaction, including evaluating individual candidates to hold the positions of Chairman of the Board of the new Consumer Health business, members of its Board, the Chief Executive Officer and other members of the management leadership team of the new Consumer Health business

Oversees the Company’s review and evaluation of the Separation Transaction and its preparation of materials and presentations for the Board about the Separation Transaction
Receives updates from, and provides guidance to, the Company’s management, employees and advisors in connection with the Separation Transaction

Provides periodic reports to the Board and other standing Board Committee(s), as appropriate, to keep the Board and Board Committees informed with respect to material developments relating to the Separation Transaction

28	2023 Proxy Statement

Board Meetings and Processes

Director Meetings and Attendance
During 2022, the Board and its Committees maintained their schedules of regular meetings, holding both virtual and in-person meetings where possible with appropriate COVID-19 protections in place. The Separation Transaction was regularly discussed and reviewed at the Board meetings. In addition, the Board held a series of special Board and Committee meetings to review and discuss with management a number of topics, including the Chairman leadership transition and business development opportunities.
The Board held 15 meetings in 2022. Each director attended at least 75% of the regularly scheduled and special meetings of the Board and the Committees on which he or she served (during the period that he or she served).
It has been our longstanding practice for all director nominees to attend the Annual Meeting of Shareholders. All of the director nominees attended the 2022 Annual Meeting, which was held virtually.

Executive Sessions
During 2022, each of the Audit, Compensation & Benefits, Nominating & Corporate Governance, Regulatory Compliance & Sustainability, and Science & Technology Committees met in Executive Sessions without members of management present.
The independent directors met in Executive Session at every regular Board meeting during 2022 and held an additional special Executive Session to perform the annual evaluation of the Chairman and CEO. The Lead Director acted as Chair at all of these Executive Sessions.

Private Committee Sessions with Key Compliance Leaders
In addition to meeting in Executive Session, the Audit Committee and the Regulatory Compliance & Sustainability Committee held regularly scheduled private sessions with their respective compliance leaders (e.g., the Chief Audit Executive, the Chief Compliance Officer, the Chief Financial Officer, the Chief Quality Officer, the Chief Medical Officer and the General Counsel) in Committee meetings during 2022, without the Chairman and CEO present. These private meetings allow the independent directors to engage in informal discussions with management and provide the opportunity to solicit candid feedback and insights on risks, controls and compliance matters.

2023 Proxy Statement	29

Oversight of Our Company

Board Oversight of Strategy

One of the Board’s key responsibilities is overseeing the Company's corporate strategy. The directors bring diverse perspectives, expertise in strategy development and experience in a wide range of industry, scientific, healthcare, regulatory and ESG areas that are relevant to our business, allowing them to effectively evaluate Company strategy and provide insight and guidance. The Board actively engages with management to provide effective oversight of and guidance on our short- and long-term strategies and has developed appropriate practices to execute its oversight responsibilities.

●	The Board conducts an extensive review of the Company's long-term strategic plans on an annual basis. The Board also reviews the long-term strategic plans of each business segment.
●	Throughout the year, the Board reviews and discusses matters related to the Company's strategy with senior management to ensure our business activities are aligned with our short- and long-term strategy and that we are making progress toward our strategic goals.
●	Independent directors hold regularly scheduled Executive Sessions without management present to discuss Company performance and review long-term strategy. Certain Committees also meet in private session with senior management in our financial, legal, compliance and quality functions, among others.
●	The Board regularly discusses and reviews global economic, geopolitical, social, industry and regulatory trends and the competitive environment. The Board also considers feedback from our shareholders and other stakeholders to ensure that our short- and long-term strategies are appropriately designed to promote sustainable growth.
●	The Board consults with external advisors to understand outside perspectives on the risks and opportunities facing our Company.
The Board’s oversight of strategy is enhanced by periodic engagements held outside the Boardroom. Most years, independent directors visit our business locations and research and development facilities around the globe to observe the implementation of our strategy. The directors engage with senior leaders and employees at these sites to deepen their understanding of our businesses, their competitive environments and corporate culture.

Oversight of Risk

Board Oversight of Risk Management

The Board is responsible for overseeing senior management's execution of its risk management duties and for assessing its approach to risk management. The Board’s oversight of risk is an integral element of its oversight responsibilities and seeks to ensure that senior management has processes and controls in place to appropriately identify and manage risk. The Board actively engages with senior management to understand and oversee our most significant risks, including in the following ways:

●
The Board reviews and discusses strategic, operational, financial and reporting risks, as well as non-financial risks including strategic, operational, compliance, environmental, social (e.g., human capital management) and cybersecurity risks, leveraging the Company’s Enterprise Risk Management (ERM) framework. For more information regarding management’s use of the ERM, which provides a systematic process for management teams and employees to identify, assess and manage business risks, please see Our Approach to Enterprise Risk Management on the following page.

●
Throughout the year, the Board and applicable Committees receive updates from management regarding various enterprise risk management issues and risks related to our business segments, including risks related to litigation, product quality and safety, cybersecurity, reputation, human capital, diversity, equity and inclusion (DEI), access/drug pricing and environmental sustainability.

●
Independent directors hold regular Executive Sessions without management present to discuss risks facing the Company and its risk-management practices. In certain Committees, independent directors also meet in private session with management and leaders of our independent compliance functions.

●
The Board consults with external advisors, including outside counsel, consultants, auditors and industry experts, to ensure that it is well informed about the risks and opportunities facing our Company.

30	2023 Proxy Statement

●	The Board reviews feedback provided by shareholders to ensure that it understands shareholder perspectives and concerns. Please see pages 43 - 45 for more information on Shareholder Engagement.
●	In addition, the Board has tasked designated Committees of the Board to assist with oversight of certain categories of risk management and the Committees report to the full Board on these matters following Committee meetings. See the following section on Board Oversight of ESG for additional information.
The following graphic highlights certain risks overseen by the Board and its Committees:

Full Board of Directors

On an ongoing basis, the full Board of Directors oversees enterprise-level risks including strategic, operational, compliance, financial, environmental, social (e.g., human capital management) and cybersecurity risks. On an annual basis, the full Board reviews the Company's ESG strategy, including its ESG priorities, performance, and progress, with quarterly performance updates on key ESG opportunities.

The Board's standing Committees, after each regularly scheduled Committee meeting, report to the full Board with updates on their areas of designated risk and opportunity oversight responsibilities. The Committees work together and with the full Board to ensure that the Committees and the Board receive all information necessary to fulfill their risk management oversight responsibilities. The Board also considers feedback from our shareholders and other stakeholders to help ensure that our short- and long-term strategies are designed to promote sustainable growth.

Commitees' Risk Oversight Responsibilities

Audit Committee

- Financial Management and Disclosure
- Accounting
- Financial Reporting
- Tax and Treasury

Compensation & Benefits Committee

- Executive Compensation Programs and Incentives
- Recoupment
- Employee Engagement and Culture
- Pay Equity

Nominating & Corporate Governance Committee

- Governance Policies
- CEO Succession Planning
- Board Succession Planning
- Talent Management
- Diversity, Equity & Inclusion

Regulatory Compliance & Sustainability Committee

- Healthcare Compliance
- Employee Health & Safety
- Cybersecurity
- Privacy
- Government Affairs
- Health for Humanity Strategy and Goals
- Sustainability and Environmental Regulation
- Product Quality

Science & Technology Committee

- R&D Strategy & Programs
- Scientific and Technological Aspects of Medical Safety Matters

Management

The Executive Committee (EC) is Johnson & Johnson's senior leadership team. The EC sets the strategy and priorities of the Company and drives accountability at all levels. Members of the EC and other senior management regularly report to the Board regarding the Company's risks and opportunities, including ESG risks and opportunities.

Our Approach to Enterprise Risk Management

Effective risk management is foundational to our success. To operate responsibly as a Company for the long term, we must balance opportunity and appropriate risk to innovate and reach more patients and consumers. This includes living into our commitments to ethical behavior, operating with integrity, and complying with laws, rules, regulations and policies that reinforce such behavior. To effectively identify and mitigate or manage risks, our business requires strong collaboration between management and employees responsible for our operations on the one hand, and the functional compliance experts responsible for helping to ensure that we operate and grow in a compliant manner that adequately manages risk, including reputational risk on the other hand.
Our approach to risk management begins with Our Credo values and is enabled by our organizational structure and guided by our Enterprise Risk Management (ERM) framework. Our ERM is designed to identify risks that may impact the enterprise and manage those risks and opportunities to ensure that we will be able to meet our short- and long-term goals. Our ERM categorizes risk as: strategic, operational, compliance, financial, environmental, social (e.g., human capital management) and cybersecurity. Within each category, we seek to identify and remediate risks, enable improved decision-making and prioritization, and promote monitoring and reporting across compliance functions. Our senior management is responsible for

2023 Proxy Statement	31

day-to-day management of these risks, including creating and implementing appropriate risk management policies, procedures and controls.
For more information about the Company's ERM, please see www.jnj.com/about-jnj/enterprise-risk-management-framework.
Leveraging the Company’s ERM framework, our independent compliance functions, including legal, healthcare compliance (including anti-bribery and anti-corruption), quality, global internal audit & assurance, privacy, information security and medical safety, work closely with each of our business segments to identify risks and advise management as they develop plans to mitigate or manage these risks. Employees of our independent compliance functions partner closely with the business segments to provide timely, relevant guidance and are supervised by leadership within their function. This structure, independent of commercial interests, allows our compliance functions to escalate concerns and helps to ensure that best practices are being applied across the enterprise.
On a quarterly basis, our Corporate Compliance Committee, composed of leaders from our compliance functions and other enterprise functions such as information security, human resources and finance meet to share information on enterprise risks and trends and to develop solutions to manage or mitigate identified risks. The leaders of the Corporate Compliance Committee provide reports and updates to several key Committees of the Board to ensure oversight of significant risks facing the Company. For additional detail on compliance leaders' interactions with Board Committees, see Private Committee Sessions with Key Compliance Leaders on page 9 and for the role of the Corporate Compliance Committee related to managing ESG risk, see Our Approach to ESG on page 35.
Our employees are engaged in risk management through our Code of Business Conduct, which applies to all our employees around the world as well as identified contingent workers. The Code of Business Conduct is available in 27 languages and is designed to inform employees and contingent workers of relevant laws, Company policies and ethical standards for decisions and actions to help identify risks and ensure compliant practices in every market where we operate. The Code of Business Conduct also provides guidance on where to turn for help and how to escalate risks and concerns. Our management around the globe is reminded annually of the requirements of this policy through our compliance certification process, and we act swiftly to review any reported violations of the Code of Business Conduct, Company compliance policies, laws or regulations. All Company employees and contingent workers are required to complete training on the Code of Business Conduct on a biannual basis and all new employees must complete training upon joining the Company. For more information see www.jnj.com/code-of-business-conduct.
In addition to the escalation procedure described in the Code of Business Conduct, the Company operates an anonymous telephone and online reporting program known as Our Credo Integrity Line that allows employees, business partners, customers, third-party agencies, suppliers and other parties to report potential violations of Company policies, guidelines or applicable law. The Our Credo Integrity Line is available 24 hours a day, 7 days a week in 24 languages and is an integral component of our strong compliance culture.
Additionally, employees can report potential violations by telephone, e-mail or in person within their local business segment or to the Company's global internal audit & assurance, health care compliance, law, security or human resources organizations.

A Note about Litigation

Patient safety and product quality have always been and will remain our first priority, and our employees around the globe are committed to ensuring that our products are safe and of high quality. Our functionally independent Quality and Compliance organization, led by our Chief Quality Officer, implements quality processes and procedures designed to ensure that our products meet our quality standards, which meet or exceed industry requirements. You can learn more about our quality processes at https://healthforhumanityreport.jnj.com/responsible-business-practices/product-quality-safety.
In addition, our functionally independent medical safety organization, which is led by our Chief Medical Officer, monitors our products from research and development through clinical trials, as well as pre- and post- regulatory approvals. This team of doctors and scientists prioritizes our patient experience and ensures that safety remains our first consideration in any decision along the value chain involving our products.
We recognize that there are many factors that contribute to the decision to commence litigation, many of which are not related to product quality or patient safety. Furthermore, jury verdicts are not medical, scientific or regulatory conclusions about our products. When faced with litigation, our approach will depend on the facts and circumstances.

32	2023 Proxy Statement

Oversight of Risks Related to Executive Compensation

The Board believes that an executive compensation program that appropriately aligns management with shareholders and does not incentivize leaders to take excessive risks is an important element of risk oversight. When determining executive compensation, the Board reviews our Company's financial performance as well as other strategic factors, including product quality metrics, talent development, DEI, and other ESG goals to ensure our leaders are driving long-term growth in a manner aligned with Our Credo values. Please see our Guiding Principles on page 77.
The Compensation & Benefits Committee reviews the performance of our CEO and Executive Committee using the financial and non-financial metrics described in our Compensation and Discussion Analysis. It also oversees the design of our executive compensation programs to ensure that the programs do not incentivize our executive officers, either individually or as a group, to make excessively risky business decisions that could maximize short-term results at the expense of long-term value. The independent directors who serve on this Committee are informed of our most significant risks, including litigation, drug pricing, information security and product quality. The Committee, in consultation with its independent compensation consultant, ensures that our executive compensation programs are aligned with our long-term strategy and do not incentivize overly risky behavior.
In 2020, the Board redesigned our executives’ annual incentives with clear weightings on financial and strategic goals, discontinued the use of three one-year sales measures in PSUs and capped the value of the car and driver perquisite. The Board also doubled the stock ownership requirements for our CEO and other members of our Executive Committee, in response to feedback from our shareholders, to further ensure that senior executives' interests are aligned with shareholders. In response to shareholder feedback, the Board has enhanced disclosure and transparency in the Proxy Statement regarding the Compensation & Benefits Committee's consideration of special items, including litigation, and the exercise of discretion with respect to executive compensation determinations.
Several key elements of our executive compensation programs designed to mitigate risk are highlighted in the following table. Please see the Compensation Discussion and Analysis beginning on page 59 for a complete discussion of our compensation programs.

2023 Proxy Statement	33

Key Elements of Our Executive Compensation Programs

Balanced Performance-Based Awards	Performance-based awards are based on the achievement of strategic and leadership objectives in addition to financial metrics and relative shareholder returns versus peers.

Multi-Year Performance Period and Vesting	The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. Prior to 2023, grants of PSUs, restricted share units (RSUs) and options would vest three years from the grant date. Beginning with the February 13, 2023 grant, our options and RSUs will vest 1/3rd per year on each of the 1st, 2nd, and, 3rd anniversaries of the grant date. Our PSUs will continue to vest 100% on the third anniversary of the grant date. In addition, we do not pay out our PSUs until we determine the percent of target PSUs that have been earned based on performance.

Balanced Mix of Pay Components	The target compensation mix is weighted toward long-term equity compensation vesting pro-rata over three years.

Capped Incentive Awards	Annual performance bonuses and long-term incentive awards are capped at 200% of target.

Stock Ownership Guidelines	Our CEO must directly or indirectly own equity in our Company equal to twelve times base salary, and the other members of our Executive Committee must own equity equal to six times base salary and retain this level of ownership at all times while serving as an Executive Committee member.

No Change-in-Control Arrangements	None of our executive officers have in place any change-in-control arrangements that would result in guaranteed payouts.

Compensation Recoupment Policy	The Board has the authority to recoup executive officers' past compensation in the event of a material restatement of our financial results and for significant misconduct resulting in a violation of Company policy or laws relating to the manufacturing, sales or marketing of our products.

34	2023 Proxy Statement

Oversight of ESG

Board Oversight of ESG

The company’s dedication to integrate ESG into our business strategies starts at the top, where the Board has overall accountability for ESG risk management oversight.
Effective ESG governance requires both management engagement and Board‑level oversight. The Board’s ESG risk management approach is designed to effectively govern and manage the ESG risks and opportunities that are integral to the Company’s core business strategy. Significant ESG risks are reviewed and evaluated by the Board and its Committees as part of their ongoing risk oversight of our Company.
On an annual basis, the full Board receives an in-depth briefing on the Company’s ESG strategy, including updates on its ESG priorities, performance and progress. In addition, the Board receives quarterly performance updates on key ESG risks and opportunities. After each regularly scheduled Committee meeting, the Board’s standing Committees report to the full Board with updates on their areas of designated oversight responsibilities, ensuring that our short- and long-term strategies are designed to promote sustainable growth.

In 2022, the Board regularly engaged with management as the Company proceeded to formalize its ESG strategy as announced in the June 2022 release of its annual Health for Humanity Report. The Board also conducted a comprehensive review of its charter and agendas in 2022, as well as the charter and agendas of each Committee, to ensure that the Board or a Committee was responsible for each of the significant ESG topics identified in our latest Priority Topics Assessment. This process resulted in revisions to the Regulatory Compliance & Sustainability Committee and Science & Technology Committee charters to further refine oversight of ESG topics at the Board level.
Examples of Committee ESG risk and opportunity oversight responsibilities include:
•Regulatory Compliance & Sustainability Committee:
◦Provides oversight and strategic direction on healthcare compliance, product quality, cybersecurity, privacy, government affairs, and environmental strategy, including climate, and employee health and safety; and
◦Reviews and discusses with management the progress of sustainability goals and objectives within the Company, and external industry benchmarks and practices in the area of ESG/sustainability.

•Science & Technology Committee:

◦Provides oversight and strategic direction on research and development strategy, medical safety, and global public health;
◦Receives regular updates from the Chief Medical Officer and the Head of Johnson & Johnson Global Public Health; and
◦Reviews significant emerging science and technology policy and public health issues and trends that may impact the Company’s overall business strategy.

•Nominating & Corporate Governance Committee:

◦Reviews appropriate key talent metrics for the overall workforce, including metrics related to diversity and inclusion; and
◦Reviews overall talent management, training and succession planning.

•Compensation & Benefits Committee:

◦Reviews the performance of our CEO and Executive Committee using financial and non-financial metrics, including those relating to implementation of our ESG and access to medicine strategies; and
◦Receives annual pay equity update.

The Health For Humanity Report is shared with the Regulatory Compliance & Sustainability Committee and the full Board prior to publication.

2023 Proxy Statement	35

Our Approach to ESG

As the world’s largest healthcare company, Johnson & Johnson has a unique ability to apply its expertise and partnering power to advance progress on some of the most difficult global health challenges. Our ESG strategy focuses our efforts on the areas where we are uniquely positioned to achieve the greatest impact – championing global health equity, empowering our employees and advancing environmental health. Leading with accountability and innovation is foundational to these efforts. This ESG strategy is grounded in Our Credo values, informed by both our Company’s purpose to change the trajectory of health for humanity and the views of our external stakeholders.
We believe that sound ESG practices create financial value by building stakeholder trust, driving innovation, mitigating risk, fostering employee engagement, increasing productivity and reducing costs. Our ESG risk management approach is designed to govern and manage the ESG risks and opportunities that arise from our core business strategy through procedures that monitor or mitigate ESG risks and capitalize on opportunities. We also disclose our progress and performance to our shareholders and other stakeholders.
For more information on how we help our stakeholders understand how we are managing the risk of these relevant ESG topics and embedding sustainability into decision-making, which is a critical component of our ESG governance, please see https://www.jnj.com/about-jnj/policies-and-positions.
For more information on our ESG strategy, annual disclosure of progress and ESG performance, please see our Health for Humanity Report at https://healthforhumanityreport.jnj.com/.
Our ESG risk management approach includes:

•
Promoting sound governance structures and controls, strategy and goal setting, risk identification, prioritization and mitigation systems, and disclosure and reporting to support our approach to long-term value creation.

•	Delivering innovative health solutions for patients and consumers to advance health for everyone, everywhere.
•	Investing in our employees, creating a diverse, equitable and inclusive environment in which all can belong, and empowering employees to strengthen the communities in which we live and work.
•	Marshaling our expertise, resources and partnerships to reduce the environmental footprint of our operations, our products and our extended supply chain.

36	2023 Proxy Statement

Identifying ESG Risks and Opportunities
Responsibility for identifying and prioritizing ESG risks and opportunities is integrated across the enterprise and managed by the Enterprise Governance Council (the Council), which serves as the Company’s primary governance body for ESG and is led by its Worldwide Vice President, Corporate Governance & Corporate Secretary. The Council is comprised of senior leaders who represent our three business segments, our independent compliance functions and our enterprise functions that have the ability to impact ESG issues. While the Corporate Compliance Committee serves as the primary governance structure for information sharing and coordinating compliance-related risks across core independent compliance risk functions, the Council serves as the community of experts including the leaders of the independent compliance risk functions, to drive visibility and alignment on both managing risks and activating opportunities related to ESG priorities.
Developing Strategies to Manage ESG Risks and Activate ESG Opportunities
The Council, which meets quarterly, operates under a formalized process and protocols, including ongoing review and assessment of ESG priorities. This process is informed by the Enterprise Risk Management (ERM) framework, which assists the Council, management teams and the Board in identifying potential business risks. ESG risks are fully integrated into our ERM framework, which helps us deepen our understanding of both financial and non-financial risks, support communication and collaboration across the enterprise, and respond appropriately as new circumstances evolve. As ESG priority topics are integrated into our ongoing standardized approach to risk assessment, the Company can prepare a clear and consistent view of existing and emerging risks, identify controls, and develop mitigation plans.
The Council discusses and debates ESG issues that are significant to Johnson & Johnson, including the assessment of environmental and societal megatrends and shifts like climate change as well as investments needed to help contribute to a sustainable economy. The Council continues to oversee the work of the Enterprise Human Rights Governance Council, which reports to the Council and is responsible for strengthening our approach to human rights due diligence and management. The Council has also developed an ESG training program for Council members and their teams.
The Council reviews and supports progress against the Company’s Health for Humanity Goals, which serve as key performance indicators of our ESG performance. Progress on our goals and on other ESG or sustainability topics are also reviewed by the Board and its Committees on a regular basis.
The Council leads the Company’s Priority Topics Assessment (PTA), which engages internal and external stakeholders to identify and prioritize the ESG topics that are most relevant to our business. We continually enhance the PTA methodology to conduct deeper and broader stakeholder engagement across a larger number of ESG topics. The PTA has occurred every two to three years, since 2008, but due to the continued world-shaping events of the COVID-19 pandemic and racial and social events of 2020, we conducted refreshes of our PTA in both 2020 and 2021. Our 2019 and 2020 PTAs shaped and informed our current set of public commitments, which were released in May 2021. For more information, please see https://www.jnj.com/health-for-humanity-goals-2025.
ESG Governance
With the Corporate Compliance Committee and Enterprise Governance Council serving as the main Johnson & Johnson risk and ESG governance bodies, we embed ESG priorities at all levels of the Company. Our executive leadership team retains overall responsibility for ESG as part of our business strategy. Members of our executive leadership team oversee ESG in the form of either performance indicators or key performance indicators of our ESG performance relevant to their organizations through progress toward our Health for Humanity 2025 Goals and Consumer Health Healthy Lives Mission sustainability program.

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Enhancing Disclosure and Reporting
We understand that transparent disclosure on our ESG priorities is critical to ensure that we remain committed to our goals and to help our shareholders and other stakeholders hold us accountable for our progress. Our annual Health for Humanity Report is central to our ESG disclosure. In this report, we share our ESG goals, disclose our progress toward achieving those goals and document our progress and performance against other important ESG measures. We seek to continually evolve our disclosure to better meet the expectations of our shareholders and other stakeholders.

•	Our 2021 Health for Humanity Report included our formalized ESG strategy as well as our first-year progress toward our Health for Humanity 2025 Goals.
•
In 2021, we published our first year of disclosure against the Norges Bank Investment Management anti-corruption indicator framework as well as our third year of disclosures against the Sustainability Accounting Standards Board (SASB) Standards for all three of our business segments and second year against the Task Force on Climate-related Financial Disclosures (TCFD) framework. These disclosures will also be included in the Company's 2022 Health for Humanity Report for the 2022 reporting year.

•	We have continued to improve our disclosures on key ESG topics, including enhancing our tax policy, position on disaster relief and position on employee development.
•
We further reinforced our commitment to reporting high-quality, validated data, by disclosing externally assured data across more than 400 metrics, including in the areas of quality, human capital management, DEI, philanthropy, and environmental governance.

•	In June 2022, we held our fifth investor relations ESG webcast, following the release of our 2021 Health for Humanity Report. It provided shareholders with an update on our Company's progress and performance related to our ESG strategy and Health for Humanity 2025 Goals. The 2022 webcast included an interview with members of the Johnson & Johnson Board of Directors and our Chief Financial Officer. We have continued to enhance our ESG management approach to effectively govern and manage ESG risks while also identifying opportunities that align with our business strategy.
•	To ensure our performance is accurately reflected in various ESG scores, we proactively engage with third-party ESG rating agencies throughout the year.
ESG Highlights
As a purpose-driven company, we deliver enduring impact through execution of our ESG strategy, which frames our ambitions, informs our operations and creates accountability for our vision of the future. As we continue to evaluate how we can best serve Our Credo stakeholders, we have taken steps to further refine, prioritize and strategically address our ESG focus areas that have an impact on our business and on people and society.

Championing Global Health Equity
•	In 2022, we Ranked #2 in the Access to Medicine Index and were featured as an Index top-three performer for the sixth consecutive year, reflecting our decades-long deliberate and focused strategy to enable access to our innovative medicines and technologies.
•	Expanded our network of global health discovery centers that aim to accelerate science to tackle pandemic threats with a new center in Singapore to advance dengue and zika research.
•	Since 2019, Johnson & Johnson Impact Ventures, a fund within the Johnson & Johnson Foundation, has invested in companies and supported entrepreneurs innovating to improve health equity for underserved patients around the world. In 2022, it received its first return on investment and has reinvested the financial returns into new investments.
•	In 2022, the Johnson & Johnson Center for Health Worker Innovation advanced several initiatives, including a $15 million commitment from the Johnson & Johnson Foundation to the Africa Frontline First Catalytic Fund to support community health workers across 10 African countries.
•	Through Our Race to Health Equity the $100 million, five-year initiative, by the end of 2022, Johnson & Johnson committed over $52 million in programs focused on closing the racial health gap, with investments in community health centers, community health workers, health literacy education and community engagement, increasing the racial and ethnic diversity of the health care talent pipeline and workforce.

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Empower our Employees
•	More than 130,000 employees (92%) responded to Our Credo Survey ― a testament to our values-driven culture.
•	Launched J&J Learn, a dynamic learning and development ecosystem that empowers employees to provide our workforce with continuous opportunities for reskilling, upskilling and development.
•	Introduced the Company’s evolved enterprise DEI strategy, which recognizes how DEI accelerates our ability to meet the changing needs of the communities we serve, while driving innovation and growth within our business to serve diverse markets around the world.
•	In recognition of the Company’s commitment to help employees balance their personal and professional responsibilities, Johnson & Johnson extended its paid parental leave benefit globally from 8 to 12 weeks for all eligible employees. In the U.S., the benefit was effective on January 1, 2022, with retroactive coverage for new family additions as of July 1, 2021.
•	Enhanced mental health resources for employees and their families.
Advance Environmental Health
•	For the fifth consecutive year, Johnson & Johnson was recognized with a CDP A-List rating for our leadership in climate action.
•	Finalized a deal to source 100% renewable electricity for our operations in Brazil.
•	Expanded our single-use device hospital recycling program to six European countries and three categories within MedTech.
•	Joined a collaboration of pharmaceutical companies, known as Activate, to support active pharmaceutical ingredient suppliers in their decarbonization efforts.
•	Expanded our U.S. Safe Returns program (pharma) to Switzerland with more countries planned for 2023.
Lead with Accountability and Innovation
•	Included in the FTSE4Good Index Series for the 22nd year, which measures the performance of publicly traded companies demonstrating ESG practices, scoring in the 97th percentile in our sector in 2022.
•	Ranked 1st in the pharmaceuticals sector for Moody’s ESG Scorecard in 2022.
•	Achieved a MSCI "A" ESG Rating in 2022.
•	Ranked #9 on Drucker Institute’s Top 250 Best-Managed Companies of 2022.

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Oversight of Human Capital Management

Board Oversight of Human Capital Management

Attracting, developing, retaining and inspiring the best people globally is crucial to all aspects of Johnson & Johnson’s business. The Board believes that the Company’s strong ethical leadership grounded in the values expressed in Our Credo, and inherent in Our Purpose, is central to the Company’s long-term success. To that end, the Board and its Committees are actively engaged in overseeing the Company’s human capital management strategy, talent development and corporate culture. The Board reviews the Company’s human capital management strategy on an annual basis and receives regular updates throughout the year on key talent metrics for the overall workforce, including those related to DEI, recruiting and talent development. To further develop its understanding of and engagement with the Company’s culture, the Board periodically conducts meetings and schedules site visits at our business locations.
The Board also devotes significant time to leadership development and succession planning and provides guidance on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of succession planning for other executive officers. The Nominating & Corporate Governance Committee oversees the development of succession planning processes and protocols, along with key talent metrics for the overall workforce, including metrics related to diversity and inclusion. Annually, the Nominating & Corporate Governance Committee and the Board review succession plans for the members of the Executive Committee with the CEO and Chief Human Resources Officer. In addition, in order to provide directors with opportunities to personally assess the leadership pipeline, high-potential executives meet with the Board in formal and informal settings.
The Compensation & Benefits Committee oversees the design and management of our compensation and benefits programs to ensure that the Company’s programs are aligned both to attract global business leaders and to drive long-term, sustainable value creation by reinforcing performance against our long-term financial and strategic objectives. This includes product quality, access, talent development, DEI, and other ESG goals.
For additional information on Board oversight of ESG risk more broadly, see Board Oversight of ESG on page 35.

Our Approach to Human Capital Management

We believe that our employees are critical to our continued success and are an essential element of our long-term strategy. Our human capital management objectives are focused on investing in our people and our culture.
Our leadership reinforces and monitors our investment in people and our culture to advance a workplace that enables our employees to solve challenges, unlock opportunities and overcome obstacles.
Management is responsible for ensuring that our policies and processes reflect and reinforce our desired corporate culture, including policies and processes related to strategy, risk management, and ethics and compliance. Our human capital management strategy is built on three fundamental focus areas:

•	Attracting and recruiting the best talent;
•	Developing and retaining talent; and
•	Empowering and inspiring talent.
Underpinning these focus areas are ongoing efforts to cultivate and foster a culture inspired by Our Purpose to profoundly change the trajectory of health for humanity and built on DEI, innovation, health, well-being and safety, where our employees are encouraged to succeed both professionally and personally, thereby helping the Company achieve its business goals.

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Diversity, Equity and Inclusion

We are committed to workplace diversity and to cultivating, fostering and advancing a culture of equity and inclusion. Enabling employees to perform at their best while being themselves is fundamental to our continued success.
In 2022, Johnson & Johnson introduced the Company’s evolved enterprise DEI strategy, which recognizes how DEI accelerates Johnson & Johnson’s ability to meet the changing needs of the communities we serve and to deliver on Our Purpose to profoundly change the trajectory of health for humanity. The Company’s DEI vision is: Be yourself, change the world. Johnson & Johnson’s DEI Mission is: Make diversity, equity and inclusion how we work everyday. Our evolved enterprise DEI Strategy is aligned to our DEI Vision and Mission and rests on four core pillars:
•Accelerate our global culture of inclusion where every individual belongs
•Continues to strengthen a workforce that reflects the diversity of our communities
•Transform talent and business processes to achieve equitable access and outcomes for all
•Drive innovation and growth with our business to serve diverse markets around the world
Our DEI strategy is guided by internal and external insights, global best practices and continual employee feedback, which remind us that while diversity changes by location, inclusion is the same everywhere.
Our focus on DEI starts at the highest levels of leadership and cascades across the enterprise at the direction of our Chief Diversity, Equity & Inclusion Officer, who reports to our Chief Human Resources Officer and Chairman and CEO. The Chairman and CEO, together with members of the Executive Committee, reviews DEI results quarterly, and progress is periodically reported to the Board.
Throughout the Company, senior management has DEI-related goals embedded in their work plans, and accountability for these goals is incorporated into performance reviews. Controls and oversight are embedded throughout the organization to drive and measure progress. Annually we publicly disclose our U.S. Federal Employer Information Report EEO-1 as part of our Health for Humanity Report publication. The latest EEO-1 Report can be found at https://healthforhumanityreport.jnj.com/our-employees/diversity-equity-inclusion/2021-us-federal-employer-information-report-eeo-1-pdf
In 2022, the Office of DEI established a Center of Excellence (COE). The COE governs the implementation of the Global DEI strategy and works with key partners to galvanize the enterprise DEI strategy to drive impact through data analytics, accountability, compliance, communications, Employee Resource Group engagement and strategic partnerships. Also in 2022, a Conscious Inclusion program was made available to Company vice presidents and their human resources partners to help leaders take purposeful steps to create a culture of belonging. The program expanded to director-level employees in late 2022 and to all employees in 2023. Also in furtherance of our commitment to DEI, and after reviewing the voting results

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and listening to views on the related shareholder proposal received in 2022, our Board of Directors has directed the Company to conduct a racial justice audit. The Company has engaged Covington & Burling, a well-respected law firm with deep expertise in the area, to conduct the audit. The first phase of the audit is underway, and the Company anticipates that the work will continue through 2023.

Growth and Development

To continue to lead in the changing healthcare landscape, it is crucial that we continue to attract and retain top talent. We believe that our employees must be equipped with the right knowledge and skills and be provided with opportunities to grow and develop in their careers. Accordingly, learning and development programs as well as educational resources are available to all employees. These range from opportunities to develop and hone leadership skills, to training for sharpening current capabilities or acquiring new skills, to expanding networks through collaboration, mentorship or Employee Resource Groups. Our objective is to foster a learning culture that helps shape each person’s unique career path while creating a robust pipeline of talent to deliver on the Company’s long-term strategies. To keep pace with rapidly evolving business and industry needs, in 2022 we launched J&J Learn, our new global learning and development ecosystem, to provide our workforce with continuous opportunities for reskilling and upskilling in key areas such as digital acumen and professional development. In 2022, 46.2% of employees in manager and above job categories who had movements (including upward promotions for lateral transfers) took advantage of career opportunities by moving across functions, country or business segment lines (excluding employees in the research and development organizations).

Culture and Employee Engagement

At Johnson & Johnson, employees are guided by Our Credo, which sets forth our responsibilities to patients, consumers, customers, healthcare professionals, employees, communities and shareholders. Employees worldwide must adhere to our Code of Business Conduct which sets basic requirements and serves as a foundation for our Company policies, procedures and guidelines, all of which provide additional guidance on expected employee behaviors in every market where we operate. We conduct global surveys that offer our employees the ability to provide feedback and valuable insight to help address potential human resources risks and identify opportunities to improve.

On a biennial basis, we conduct the Our Credo Survey, which assesses employee sentiment and the degree to which our employees believe that senior leadership demonstrates Our Credo values and fulfills our responsibility to stakeholders, including employees. In the interim years, we conduct the Our Voice Survey, which measures employee sentiment about important aspects of our culture such as employee engagement, DEI, development, health and wellness, collaboration, execution, innovation and compliance and risk. The results of both surveys are reviewed by the Board, senior leadership and the human resources organization. Managers are provided with detailed anonymized reports highlighting their team results, along with both strengths and areas where an improvement plan is recommended. Following a detailed analysis of the results, which are communicated to employees, plans are developed to address the primary areas of opportunity as identified by employees’ feedback, both at the enterprise level and from individual teams.
In 2022, we conducted the Our Credo Survey, which was administered in 77 countries and made available in 36 languages. In 2022, we achieved significant participation rate and favorability. Our overall participation rate was 92% and our overall favorability, which reflects how we are fulfilling our commitments to our employees, was 87%.
In addition to our formal global employee survey, we conduct targeted employee sentiment “pulse” surveys to gather feedback on several topics, including engagement, organizational support, and awareness and availability of resources. These surveys further inform how we can support our employees.

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Compensation and Benefits

As part of our total rewards philosophy, we offer competitive compensation and benefits to attract and retain top talent. We are committed to fairness and equitable treatment in our compensation and benefits for employees at all levels. This commitment extends to pay equity, including gender and ethnic/racial group pay equity. From time to time, we analyze our pay across functions and levels, and strive to eliminate unconscious bias or other barriers to full pay equity across the enterprise. We observe legal minimum wage provisions and exceed them where possible. Our total rewards offerings include an array of programs to support our employees' well-being, including annual performance incentive opportunities, pension and retirement savings programs, health and welfare benefits, paid time off, leave programs, flexible work schedules and employee assistance programs. Further in 2022, we made significant investments in our employees to ensure pay remains competitive. In recognition of the Company’s commitment to help employees balance their personal and professional responsibilities, Johnson & Johnson extended its paid parental leave benefit globally from eight to 12 weeks for all eligible employees. In the U.S., the benefit was effective on January 1, 2022, with retroactive coverage for new family additions as of July 1, 2021.

Health, Wellness and Safety

Our investment in employee health, well-being and safety is built on the conviction that advancing health for humanity starts with advancing the health of our employees. With the right awareness, focus, practices and tools, we ensure that all our employees around the world, as well as temporary contractors and visitors to the Company's sites, can work safely. We have continuously expanded health and well-being programs throughout the Company and across the globe, incorporating new thinking and technologies to keep our offerings best-in-class and to help employees achieve their personal health goals. The programs and practices we advance for total health -- physical, mental, emotional and financial – ensure employee health protection for emerging health risks.
In 2022, we signed the Employee Well-Being & Mental Health Pledge, convened by the Society for Human Resource Management (SHRM) and Thrive. This pledge brings together many leading companies to reaffirm a commitment to invest in employee mental health and well-being.
Protecting and supporting our employees as the COVID-19 pandemic has evolved continues to be a top priority and Johnson & Johnson's approach includes: ensuring the health and safety of our employees in the workplace through robust layers of protection; enhanced cleaning and access to cleaning supplies and personal protective equipment; and supporting employees with benefits and well-being tools. Johnson & Johnson continues to address our employees needs through J&J Flex, a hybrid model that empowers the Company’s office-based employees to find the right productivity and balance of in-person and remote work.
For more information on the Company's approach to human capital management, talent development and employee engagement, please see https://healthforhumanityreport.jnj.com/our-employees. For additional information on management’s oversight of human capital as an ESG risk, see Our Approach to ESG on page 36.

Shareholder Engagement

Continued Commitment to Proactive Engagement

Our responsibility to shareholders is one of our core Credo values. We are deeply focused on understanding shareholder perspectives and believe that proactive engagement is an effective means to solicit valuable feedback, which has been instrumental in helping shape our policies and practices. Our goal is to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately. To that end, we promote communication and transparency through our robust year-round shareholder engagement program, which continued in 2022. Our program includes broad shareholder outreach and engagement ahead of our Annual Shareholders' Meeting and in the fall of each year.

Board-Driven Engagement

The Board recognizes the value of building and maintaining meaningful relationships with shareholders and understanding their viewpoints. The Board regularly reviews shareholder feedback, which informs Board discussions on a wide range of topics, including our approach to corporate governance, ESG, human capital management, DEI, and executive compensation. During 2022, our Lead Director and the Chair of the Compensation & Benefits Committee led engagements with many of our largest shareholders as well as other interested stakeholders.

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Our Approach to Shareholder Outreach and Engagement

Our shareholder outreach and engagement program is active throughout the year. In early summer, we review the voting results from the prior Annual Shareholders’ Meeting, our current performance, emerging topics and market trends. We develop a shareholder outreach and engagement plan for the fall and review it with our advisors to ensure that our program is focused on topics of greatest interest to our shareholders.

Executive compensation was a priority focus area during our 2022 fall engagement season

Specifically, we sought feedback on the design of our executive compensation program as well as the treatment of special items. including litigation and compliance costs. Our Lead Director and Chair of the Compensation & Benefits Committee participated in many of those meetings, including with 7 of our 15 largest investors. More information on this topic and the Company's response is included in 2022 Say on Pay Response Results and Shareholder Engagement on page 62 of this Proxy Statement.

Depth of the fall engagement season:

•	Prior to the 2022 Annual Meeting, we reached out to our 100 largest shareholders to discuss and receive feedback on the items of business and disclosure in our 2022 Proxy Statement.
•	We include information on our voting card and vote landing page inviting all shareholders to share comments with the Board. Prior to the 2022 Annual Meeting, we received 131 shareholder comments. Shareholders may contact any of our directors, including the Lead Director, using any of the options described on page 143.
•	We hosted our fifth annual ESG Investor Update webcast in June 2022, coinciding with the release of our annual Health for Humanity Report. The Health for Humanity Report discloses our progress toward our ESG goals. The webinar provided shareholders with the opportunity to engage and ask questions of our business leaders in investor relations, product quality, medical safety, legal, global public health and environmental health, safety and sustainability.
•	The Board continually reviews feedback from our shareholders.

Our Year-Round Shareholder Engagement Cycle

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Shareholder Engagement Topics

Our shareholders have many different areas of interest and, for each engagement, we endeavor to have the right personnel available to have an informed, meaningful discussion on the topics that are most important to them. Our 2022 engagement and other governance exchanges covered a wide range of important corporate governance, environmental and social stewardship, compensation and public policy issues, including:

•	Board Composition and Diversity	•	Executive Compensation and Performance Metrics
•	Board Evaluation Process	•	Lead Director Responsibilities
•	Board Oversight of Risk	•	Litigation
•	Board Tenure and Refreshment	•	Pharmaceutical Pricing Transparency and Access
•	CEO Transition	•	Product Quality and Safety
•	Consumer Health Separation	•	Separation of the Chairman and CEO Roles
•	COVID-19 Response and Vaccine	•	Shareholder Engagement and Communication
•	Culture and Human Capital Management	•	Shareholder Proposals
•	Diversity, Equity and Inclusion	•	Succession Planning and Talent Development
•	ESG Issues and Reporting	•	Tax Policy

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Shareholder Feedback

The following table highlights several areas where our shareholders provided feedback and how management responded. Feedback from our shareholders is shared with the Board.

What We Heard	What We Did

Provide greater disclosure regarding the treatment of litigation in executive compensation metrics.
We further enhanced our proxy materials to offer additional disclosure around the treatment of litigation in executive compensation metrics, including the Compensation & Benefits Committee’s consideration of special items and the determination of whether to exercise discretion to adjust executive compensation (see 2022 Say on Pay Results and Shareholder Engagement on pages 62).

Provide disclosure of the Company’s EEO-1 data.	We released our Consolidated 2021 EEO-1 Report in June 2022.

Continue disclosure of and progress against ESG commitments.
In 2022, the Company announced its evolved ESG strategy, including efforts directed toward health equity, human capital management and the environment. Additionally, we continued our commitment to disclosure and engagement with stakeholders through the following:
•Continued enhanced disclosure of ESG in the Proxy Statement (see Board Oversight of ESG and Our Approach to ESG beginning on page 35)
•Continued enhancement of the Company’s ESG Investor Update webcast, including a discussion with the Lead Director
•Released the third Johnson & Johnson Diversity, Equity & Inclusion Impact Review

Incorporate the TCFD framework into the Company’s climate reporting disclosures.
We enhanced our annual CDP Climate Change Report to reflect additional climate-related disclosures based on TCFD recommendations. Our annual climate resilience disclosures can be found in our annual Health for Humanity Report.

Align executive compensation with the experience of shareholders.	We did not adjust our executive compensation program to account for the impact of COVID-19.

Review political spending guidelines to ensure alignment with Company values.	The Board annually reviews political spending and lobbying activity to ensure alignment with Our Credo.

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Director Independence

All directors are independent except for our Chairman and CEO
It is our goal that at least two-thirds of our directors be independent, not only as that term may be defined legally or mandated by the New York Stock Exchange (NYSE), but also without the appearance of any conflict in serving as an independent director. The Board has determined that all non-employee directors who served during fiscal 2022 were independent under the listing standards of the NYSE and our Standards of Independence, including: Mr. Adamczyk, Dr. Beckerle, Mr. D. S. Davis, Mr. I. Davis, Dr. Doudna, Ms. Hewson, Dr. Johnson, Mr. Joly, Dr. McClellan, Ms. Mulcahy, Mr. Prince, Dr. Washington, Mr. Weinberger, Dr. West and Mr. Williams.
To assist the Board in making this determination, the Board adopted Standards of Independence as part of our Principles of Corporate Governance, which can be found at https://www.investor.jnj.com/corporate-governance. These Standards conform to, or are stricter than, the NYSE independence standards and identify, among other things, material business, charitable and other relationships that could interfere with a director’s ability to exercise independent judgment.
As highly accomplished individuals in their respective industries, fields and communities, the non-employee directors are affiliated with numerous corporations, educational institutions, hospitals and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with our Company. The Board considered each of these relationships in light of our Standards of Independence and determined that none of these relationships conflict with our interests or would impair the relevant non-employee director's independence or judgment.
The table on the following page describes the relationships that were considered in making this determination. The nature of the transactions and relationships summarized in the following table, and the role of each of the directors at their respective organizations, were such that none of the non-employee directors had any direct business relationships with our Company in 2022 or received any direct personal benefit from any of these transactions or relationships.
All of the transactions and relationships of the type listed were entered into, and payments were made or received, by our Company or one of our subsidiaries in the ordinary course of business and on competitive terms. In 2020, 2021 and 2022, our transactions with or discretionary charitable contributions to each of the relevant organizations (not including gifts made under our matching gifts program) did not exceed the greater of $1 million or 1% of that organization’s consolidated gross revenues and, therefore, did not exceed the thresholds in our Standards of Independence.

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Director Independence — Transactions and Relationships

Director	Organization	Type of Organization	Relationship to Organization	Type of Transaction or Relationship	2022 Aggregate Magnitude
D. Adamczyk	Honeywell International	Profit Organization	Executive Officer	General building services and maintenance	<1%
M. C. Beckerle	Huntsman Cancer Institute	Healthcare Institution	Executive Officer	Sales	<$1 million
M. C. Beckerle	University of Utah	Educational Institution	Employee	Sales; investigator payments; grants	<1%; <$1 million
J. A. Doudna	University of California - Berkeley	Educational Institution	Employee	Sales; research-related payments; sponsorships; grants	<$1 million
P. A. Johnson	Wellesley College	Educational Institution	Executive Officer	Royalties	<$1 million
H. Joly	Harvard Business School	Educational institution	Employee	Contributions; grants; rental payments; rebates; consulting fees; lab supplies; tuition; training programs; memberships; subscriptions	<1%
M.B. McClellan	Duke University	Educational Institution	Employee	Tuition reimbursements	<1%; <$1 million
A.M. Mulcahy	Save the Children	Non-profit Organization	Trustee	Contributions	<1%
A.E. Washington	Duke University	Educational Institution	Employee	Sales; research-related payments; grants; tuition reimbursements	<1%; <$1 million
A.E. Washington	Duke University Health System	Healthcare Institution	Executive Officer	Sales; rebates	<1%; <$1 million
M. A. Weinberger	Case Western Reserve University	Educational Institution	Trustee	Investigator payments; rebates; grants; sponsorships	<1%; <$1 million
M. A. Weinberger	Emory University	Educational Institution	Trustee	Sales; investigator payments; rebates; grants; sponsorships	<1%; <$1 million
M. A. Weinberger	US Council for International Business	Non-profit Organization	Trustee	Membership dues	<$1 million
N. Y. West	Americares	Non-profit Organization	Trustee	Grants; contributions	<1%
Note: Any transaction or relationship under $25,000 is not listed above.
In the event of Board-level discussions pertaining to a potential transaction or relationship involving an organization with which a director is affiliated, that director would be expected to recuse himself or herself from the deliberation and decision-making process. In addition, other than potential review and approval of related person transactions under our Policy on Transactions with Related Persons described on the following page, none of the non-employee directors has the authority to review, approve or deny any grant to or research contract with an organization.

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Related Person Transactions

Policies and Procedures

Our Policy on Transactions with Related Persons requires the approval or ratification by the Nominating & Corporate Governance Committee of any transaction or series of transactions exceeding $120,000 in which our Company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include our directors and executive officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock.
Under our Principles of Corporate Governance and Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers, all our directors and executive officers have a duty to report to the Chairman and CEO or the Lead Director any potential conflicts of interest, including transactions with related persons. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy on Transactions with Related Persons, which can be found at https://www.investor.jnj.com/corporate-governance.
Once a related person transaction has been identified, the Nominating & Corporate Governance Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. The Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
If advance Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Committee’s next regularly scheduled meeting. If a transaction relates to a member of the Committee, that member will not participate in the Committee’s deliberations. In addition, the Committee Chair (or, if the transaction relates to the Committee Chair, the Lead Director) may pre-approve or ratify any related person transactions involving up to $1 million.

The following types of transactions have been deemed by the Committee to be pre-approved or ratified, even if the aggregate amount involved will exceed $120,000:

●	Compensation paid by our Company for service as a director or executive officer
●	Transactions with other companies where the related person’s only relationship is as a non-executive employee, less than 10% equity owner or limited partner, and the transaction does not exceed the greater of $1 million or 2% of that company’s annual revenues
●	Our contributions to charitable organizations where the related person is an employee and the transaction does not exceed the lesser of $500,000 or 2% of the charitable organization’s annual receipts
●	Transactions where the related person’s only interest is as a holder of our stock and all holders receive proportional benefits, such as the payment of regular quarterly dividends
●	Transactions involving competitive bids
●	Transactions where the rates or charges are regulated by law or government authority
●	Transactions involving bank depositary, transfer agent, registrar, trustee under a trust indenture or a party performing similar banking services

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Transactions with Related Persons

A sister of Mr. Wolk, Executive Vice President, Chief Financial Officer, is a Mobility Operations Leader at Johnson & Johnson Services, Inc., a wholly-owned subsidiary of the Company, and earned $217,121 in total compensation in 2022, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2022, and any other compensation. She also participates in the general welfare and benefit plans of Johnson & Johnson Services, Inc. Her compensation was established in accordance with Johnson & Johnson Services, Inc.’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Wolk does not have a material interest in his sister’s employment, nor does he share a household with her.
Ms. Kathryn Wengel is Executive Vice President, Chief Technical Operations & Risk Officer. Ms. Wengel’s brother-in-law became a partner at the law firm of Nelson Mullins Riley & Scarborough LLP (Nelson Mullins) in February 2022. The Company has engaged Nelson Mullins for more than twenty years. In 2022, the Company paid approximately $8 million to Nelson Mullins for legal services. Ms. Wengel's brother-in-law did not bill any services to Johnson & Johnson in 2022. Ms. Wengel had no involvement with respect to the retention of, or payments to, Nelson Mullins.
These transactions were approved by the Nominating & Corporate Governance Committee in compliance with our Policy on Transactions with Related Persons described above.

50	2023 Proxy Statement

Stock Ownership and Section 16 Compliance

Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock by each director, and our Chairman and CEO, Chief Financial Officer and the three other most highly compensated executive officers named in the tables in the section Executive Compensation Tables on pages 90 through 122 (each a named executive officer); and by all directors and executive officers as a group. Each of the individuals/group listed below is the owner of less than 1% of our outstanding shares. Because they serve as trustees of Johnson family trusts, which hold stock for the benefit of others, Mr. Duato and Mr. Wolk are deemed to “control” an additional 5,296,784 shares of our stock in which they have no economic interest, and those shares are not reflected in the table below. In addition to such shares, the directors and executive officers as a group own/control a total of 979,605 shares. In the aggregate, these 6,276,389 shares represent less than 1% of the shares outstanding. All stock ownership is as of February 28, 2023.

Name	Number of Common Shares(1) (#)	Deferred Share Units(2) (#)	Common Shares Underlying Options or Stock Units(3) (#)	Total Number of Shares Beneficially Owned (#)
D. Adamczyk	1,063	1,056	0	2,119
M. C. Beckerle	0	10,625	0	10,625
D. S. Davis	0	12,514	0	12,514
I. E. L. Davis	4,193	18,167	0	22,360
J. A. Doudna	0	5,266	0	5,266
J. Duato	316,393	0	856,144	1,172,537
M. A. Hewson	3,000	6,152	0	9,152
P. A. Johnson	100	0	0	100
H. Joly	5,000	3,707	0	8,707
M. B. McClellan	0	14,695	0	14,695
A. McEvoy	54,824	0	354,651	409,475
T. Mongon	65,915	0	58,447	124,362
A. M. Mulcahy	7,858	18,167	0	26,025
J. Taubert	140,879	0	420,196	561,075
A. E. Washington	0	28,162	0	28,162
M. A. Weinberger	0	6,276	0	6,276
N. Y. West	0	2,387	0	2,387
J. J. Wolk	50,397	0	215,747	266,144
All directors and executive officers as a group (24)	979,605	127,174	1,905,185	3,011,964
(1)    The shares described as owned are shares of our common stock directly or indirectly owned by each listed person, including shares held in the 401(k) and Employee Stock Ownership Plans, and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement.
(2)    Includes Deferred Share Units credited to non-employee directors under our Amended and Restated Deferred Fee Plan for Directors, and Deferred Share Units credited to the executive officers under our Executive Income Deferral Plan (Amended and Restated), if any.
(3)    Includes shares underlying options exercisable on February 28, 2023, options that become exercisable within 60 days thereafter and Restricted Share Units that vest within 60 days thereafter.

2023 Proxy Statement	51

The following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	246,826,621 shares(1)	9.44%(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	198,802,769 shares(2)	7.60%(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common Stock	142,447,994 shares(3)	5.45%(3)
(1)    Based solely on an Amendment to Schedule 13G filed with the SEC on February 9, 2023, The Vanguard Group reported aggregate beneficial ownership of approximately 9.44%, or 246,826,621 shares, of our common stock as of December 31, 2022. Vanguard reported that it possessed sole dispositive power of 236,271,620 shares, shared dispositive power of 10,555,001 shares, and shared voting power of 3,358,072 shares. Vanguard also reported that it did not possess sole voting power over any shares beneficially owned.

(2)    Based solely on an Amendment to Schedule 13G filed with the SEC on January 31, 2023, BlackRock, Inc. reported aggregate beneficial ownership of approximately 7.6%, or 198,802,769 shares, of our common stock as of December 31, 2022. BlackRock reported that it possessed sole voting power of 178,286,437 shares and sole dispositive power of 198,802,769 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)    Based solely on a Schedule 13G filed with the SEC on February 10, 2023, State Street Corporation reported aggregate beneficial ownership of approximately 5.45%, or 142,447,944 shares, of our common stock as of December 31, 2022. State Street reported that it possessed shared voting power of 122,415,200 shares and shared dispositive power of 142,084,378 shares. State Street also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

As a result of being beneficial owners of more than 5% of our stock, The Vanguard Group (Vanguard), BlackRock, Inc. (BlackRock), and State Street Corporation (State Street) are currently considered related persons under our Policy on Transactions with Related Persons described on page 49.

•Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $2.3 million in fees during fiscal year 2022.
•Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained State Street and its affiliates to provide investment management, trustee, custodial, administrative and ancillary investment services. In connection with these services, we paid State Street approximately $11.9 million in fees during fiscal year 2022.

Delinquent Section 16(a) Reports
Based solely on our review of Forms 3, 4 or 5 electronically filed with the SEC and written representations furnished to us from our officers and directors, we believe that all reports that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were submitted on a timely basis during fiscal 2022, except for a Form 4 reporting two transactions filed a day late on behalf of each of Mr. Duato, Mr. Gorsky, Ms. Vanessa Broadhurst, Mr. Robert Decker, Dr. Fasolo, Dr. Mathai Mammen, Ms. Ashley McEvoy, Mr. Thibaut Mongon, Ms. Jennifer Taubert, Ms. Wengel, Mr. Wolk and Mr. Michael Ullmann. In each case, the Company submitted such filings on behalf of the applicable officer on the due date but such filings were deemed accepted by the SEC the morning following the Company’s transmission. Additionally, a late Form 4 was filed for each of Dr. William Hait reporting four transactions and Mr. James Swanson reporting two transactions with respect to grants of employee stock options and restricted share units on February 14, 2022 and solely with respect to Dr. Hait, the vesting and certification of PSUs and associated withholding of shares for payment of taxes.

52	2023 Proxy Statement

Director Compensation
The Compensation & Benefits Committee charter requires annual review of non-employee director compensation, including total compensation and each element of our non-employee director compensation program.
During its annual review, the Committee analyzes the competitive position of our non-employee director compensation program and each element of that program against the programs of the peer group used for executive compensation purposes (see page 83 for information about the Executive Peer Group). Semler Brossy Consulting Group, the Committee’s independent consultant, provides an independent assessment of the competitive data provided to the Committee and advises the Committee on non-employee director compensation. Decisions regarding the non-employee director compensation program are approved by the full Board based on recommendations by the Committee.
Fiscal 2022 Non-Employee Director Compensation
On September 13, 2021, the Compensation & Benefits Committee recommended, and the Board approved, an increase to the non-employee director compensation program for 2022. The overall 2022 compensation structure was approximately at peer group median after the adjustment in 2021.
Fiscal 2023 Non-Employee Director Compensation
The Compensation & Benefits Committee’s analysis in 2022 of the competitive position of our non-employee director compensation program showed that overall compensation for non-employee directors was approximately at peer group median. As a result, the Committee recommended, and the Board approved on September 13, 2022, no changes to the non-employee director compensation program for 2023. The following non-employee director compensation program for 2023 continues an overall compensation structure in line with the peer group median.

2023 Non-Employee Director Compensation	($)
Cash Compensation	$125,000
Lead Director Cash Retainer	50,000
Audit Committee Chair Cash Retainer	30,000
Committee Chair (other than Audit) Cash Retainer	20,000
Value of Deferred Share Units	195,000

The compensation of our directors for fiscal 2022 is set forth in the following table. In 2022, Mr. Gorsky, our former Chairman and Chief Executive Officer, was paid as a Company employee serving in the role of Executive Chairman. Mr. Gorsky transitioned to Executive Chairman on January 3, 2022, and retired as Executive Chairman at the end of fiscal year 2022. The leadership transition and decisions regarding his 2022 compensation are detailed in our March 16, 2022 proxy statement. For a complete understanding of the table, please read the accompanying footnotes and the narrative disclosures.

2023 Proxy Statement	53

2022 Total Director Compensation
A	B	C	D	E	F	G	H
Name	Role for Additional Cash Retainer	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
D. Adamczyk		$109,161	$171,000	$0	$0	$20,000	$300,161
M. C. Beckerle	Comm Chair	$145,000	$195,000	$0	$0	$20,000	$360,000
D. S. Davis	Comm Chair	$155,000	$195,000	$0	$0	$0	$350,000
I. E. L. Davis		$125,000	$195,000	$0	$0	$0	$320,000
J. A. Doudna		$125,000	$195,000	$0	$0	$20,000	$340,000
A. Gorsky		$0	$12,988,366	$5,069,898	$2,444,000	$1,693,302	$22,195,566
M. A. Hewson*	Comm Chair	$138,588	$195,000	$0	$0	$20,000	$353,588
H. Joly		$125,000	$195,000	$0	$0	$20,000	$340,000
M. B. McClellan		$125,000	$195,000	$0	$0	$0	$320,000
A. M. Mulcahy	LD/Comm Chair	$195,000	$195,000	$0	$0	$20,000	$410,000
C. Prince		$40,496	$195,000	$0	$0	$20,000	$255,496
A. E. Washington		$125,000	$195,000	$0	$0	$20,000	$340,000
M. A. Weinberger	Comm Chair	$145,000	$195,000	$0	$0	$0	$340,000
N. Y. West		$125,000	$195,000	$0	$0	$20,000	$340,000
R. Williams*		$46,976	$195,000	$0	$0	$20,000	$261,976
* Ms. Hewson replaced Mr. Williams as Chair of the Compensation & Benefits Committee in April 2022. The Chair retainer payment was prorated accordingly.
Fees Earned or Paid in Cash (Column C)
Elective Fee Deferrals. As described below, under the Deferred Fee Plan for Directors, non-employee directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. In 2022, Ms. Hewson, Dr. Washington and Mr. Weinberger elected to defer their respective 2022 cash retainers.
Stock Awards (Column D)
For the non-employee directors: Deferred Share Units - Mandatory Deferral. All figures in column D represent the grant-date fair value computed in accordance with FASB ASC Topic 718 of Deferred Share Units (DSUs) granted to each non-employee director on February 15, 2022. The Board approved a 2022 DSU award valued at $195,000; therefore, pursuant to the terms of the Deferred Fee Plan for Directors, each non-employee director was granted 1,175 DSUs (rounded down to the nearest whole share). DSUs are immediately vested but must be deferred until termination of Board membership. DSUs earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership.
For Mr. Gorsky, Column D includes the total grant date fair value of 66,282 Performance Share Unit (PSU) and 11,047 Restricted Share Unit (RSU) awards with a grant date fair value of $11,298,363 and $1,690,003, respectively. These awards were made to Mr. Gorsky on February 14, 2022 based on his performance as CEO in 2021. As detailed in our 2022 proxy statement, he will not be eligible for long-term incentive awards in 2023 for his service as Executive Chairman in 2022. The timing and details of Mr. Gorsky’s stock awards are consistent with those received by our named executive officers, as detailed in the 2022 Grants of Plan-Based Awards table on page 99.
The aggregate number of PSUs and RSUs held by Mr. Gorsky as of January 1, 2023 was 227,715 and 32,545, respectively.
Option Awards (Column E)
For Mr. Gorsky, Column E includes the grant date fair value of 218,215 option awards made to him on February 14, 2022 based on his performance as CEO in 2021. As detailed in our 2022 proxy statement, he will not be eligible for long-term incentive awards in 2023 for his service as Executive Chairman in 2022. The timing and details of Mr. Gorsky’s option awards are consistent with those received by our named executive officers, as detailed in the 2022 Grants of Plan-Based Awards table on page 99.
The aggregate number of outstanding options held by Mr. Gorsky as of January 1, 2023 was 3,454,021.

54	2023 Proxy Statement

Non-Equity Incentive Plan Compensation (Column F)
For Mr. Gorsky, Column F includes his annual incentive payout for fiscal 2022 performance and dividend equivalents received in fiscal 2022 on vested Certificates of Long-Term Compensation (CLCs).
Mr. Gorsky received the same enterprise payout multiplier (91.0%) that was applied to other enterprise executives, resulting in an annual incentive payout of $1,910,000 for fiscal 2022. For a detailed description of our annual incentive program, see Compensation Discussion and Analysis – 2022 Annual Incentives on page 66.
We stopped granting CLCs to our executives in 2012. These cash-based long-term incentives have all vested and will be paid out in accordance with their original terms. This column includes the value of the dividend equivalents paid on Mr. Gorsky’s vested CLCs during fiscal 2022, which had a total value of $534,000.
All Other Compensation (Column G)
For the non-employee directors: Charitable Matching Contributions. The amounts reported in column G represent the aggregate dollar amount for each non-employee director for charitable matching contributions. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we contribute, on a two-to-one basis for every dollar donated, up to $20,000 per year per person to certain charitable institutions.
As Executive Chairman, Mr. Gorsky was entitled to the same perquisites as allowed to our named executive officers. For a detailed description of our perquisites, see Compensation Discussion and Analysis – Executive Perquisites and Other Benefits on page 81.
For Mr. Gorsky, Column G includes $1,404,808 base salary paid for the year, perquisite and other benefits of $215,770 (which include personal use of the corporate aircraft in the amount of $194,895 and personal use of a company car and driver), company contributions to our 401(k) and Excess Savings Plans in the amount of $63,216 and executive life insurance premiums in the amount of $9,508.
Deferred Fee Plan for Directors
Elective Fee Deferrals. Under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. Deferred fees are converted into DSUs and earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership. In 2022, Ms. Hewson, Dr. Washington and Mr. Weinberger elected to defer all of their respective 2022 cash retainers.
Deferred Compensation Balances. At December 31, 2022, the aggregate number of DSUs held in each non-employee Director’s Deferred Fee Account, including mandatory deferrals, any elective fee deferrals and accrued dividend equivalents, was as follows:

Name	Deferred Share Units (#)
D. Adamczyk	1,057
M. C. Beckerle	10,625
D. S. Davis	12,514
I. E. L. Davis	18,167
J. A. Doudna	5,267
M. A. Hewson	6,152
H. Joly	3,708
M. B. McClellan	14,696
A. M. Mulcahy	18,167
A. E. Washington	28,163
M. A. Weinberger	6,276
N. Y. West	2,387
Additional Arrangements
We pay for or reimburse directors for transportation, hotel, food and other incidental expenses related to attending Board and Committee meetings, director orientation or other relevant educational programs or Company meetings.

2023 Proxy Statement	55

Stock Ownership Guidelines for Non-Employee Directors

Our stock ownership guidelines for non-employee directors are intended to further align the directors' interests with the interests of our shareholders. Stock ownership for the purpose of these guidelines includes shares directly owned by the director, shares held indirectly that are beneficially owned by the director and DSUs. All directors are prohibited from transacting in derivative instruments linked to the performance of our securities.

Name	Stock Ownership Guideline as a Multiple of Annual Cash Retainer	2022 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
D. Adamczyk	5x	Yes	No(2)
M. C. Beckerle	5x	Yes	Yes
D. S. Davis	5x	Yes	Yes
I. E. L. Davis	5x	Yes	Yes
J. A. Doudna	5x	Yes	Yes
M. A. Hewson	5x	Yes	Yes
P. A. Johnson	5x	N/A	No(2)
H. Joly	5x	Yes	Yes
M. B. McClellan	5x	Yes	Yes
A. M. Mulcahy	5x	Yes	Yes
A. E. Washington	5x	Yes	Yes
M. A. Weinberger	5x	Yes	Yes
N. Y. West	5x	Yes	No(2)
(1)Non-employee directors have five years after first becoming subject to the guidelines to achieve the required ownership threshold. (2)Joined Board within past five years.

56	2023 Proxy Statement

Item 2: Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors recommends that shareholders vote, in an advisory manner, FOR approval of the compensation of our named executive officers and the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement.

Before you vote, we urge you to read the following for additional details on our executive compensation		When casting your 2023 Say on Pay vote, we encourage you to consider:

●
Our named executive officers’ 2022 compensation is aligned with our 2022 performance, with annual incentives payouts aligned to business performance and performance share units (PSUs) paying out at target based on our financial results and our relative total shareholder return (TSR) performance during the performance period.

●	Compensation Discussion and Analysis on pages 59 to 89	●	We continue to engage with our shareholders on our executive compensation program and evaluate our programs to ensure alignment with our shareholders.

		●	Pay-for-performance alignment is built into the design of our incentive programs.

●	Executive Compensation Tables on pages 90 to 122	●	Our financial performance was strong despite continued uncertainty driven by global macroeconomic factors and the COVID-19 pandemic.

We believe our executive compensation programs promote long-term, sustainable value creation and are strongly aligned with the long-term interests of our shareholders. The guiding principles of our executive compensation program continue to be pay for performance, accountability for short-term and long-term performance, alignment with shareholders’ interests and market competitiveness.

We assess performance by reviewing not only what financial and strategic objectives were achieved but also how those results were achieved and whether they were achieved consistent with the values embodied in Our Credo.

As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation & Benefits Committee value the opinions of our shareholders. They will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and our executive compensation philosophy, policies and procedures.

Following our Annual Meeting of Shareholders on April 27, 2023, the next advisory vote on executive compensation is expected to occur at the 2024 Annual Meeting of Shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

2023 Proxy Statement	57

Compensation Committee Report
The Compensation & Benefits Committee of the Board of Directors (the Committee) has reviewed and discussed the section of this Proxy Statement entitled Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled Compensation Discussion and Analysis, as it appears on pages 59 through 89, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023.

Marillyn A. Hewson, Chair
Darius Adamczyk
Hubert Joly
A. Eugene Washington

58	2023 Proxy Statement

Compensation Discussion and Analysis

2022 Performance and Compensation
60	A Message from our Compensation & Benefits Committee
61	2022 Summary
62	2022 Say on Pay Results and Shareholder Engagement
64	2022 Annual Incentive Goals and Performance
69	2020-2022 Performance Share Unit (PSU) Payout
72	CEO Performance and Compensation Decisions
73	Other Named Executive Officer Performance
74	Compensation Decisions for 2022 Performance

Executive Compensation Philosophy
77	Key Features of Our Executive Compensation Program
77	Guiding Principles

Components of Executive Compensation
78	Base Salary, Annual Incentive, and Long-Term Incentives
81	Executive Perquisites & Other Benefits
82	Compensation Target Setting Process and Pay Position
82	2022 Pay Mix at Target

Peer Groups for Pay and Performance
83	Executive Peer Group
84	Competitor Composite Peer Group

Compensation Decision Process
85	Importance of Our Credo Values in Assessing Performance
85	Assessing "The What" and "The How"
85	Aligning Compensation to "The What" and "The How"

Governance of Executive Compensation
86	Governance of Executive Compensation
87	Independence of Compensation Consultant

Additional Information Concerning Executive Compensation
88	Use of Tally Sheets
88	Limited Employment Arrangements and Agreements
88	Stock Ownership Guidelines for Named Executive Officers
89	Executive Compensation Recoupment Policy
89	Tax Impact on Compensation
89	Compensation Decisions for 2021 Performance

2023 Proxy Statement	59

2022 Performance and Compensation
A Message from Our Compensation & Benefits Committee

Dear Fellow Shareholders:
Despite increasing macroeconomic headwinds, the Company delivered strong results in 2022. Across the businesses, the Company continued to accelerate the innovation pipeline, invest in R&D, and serve more patients and customers. The Company has also made great progress in executing the most significant strategic pivot in its history: the planned separation of the Consumer Health business.
Every year, we review the executive compensation structure to ensure that we are incentivizing strong results in a manner that is consistent with the values embodied in Our Credo. We also engage with our shareholders to gain further feedback on the executive compensation program. The Company's 2022 Say on Pay vote won majority support at 86%. We believe that this strong support for the executive compensation program benefited from our direct engagement with our shareholders and the changes we made to our executive compensation program and processes over the past several years.
In assessing 2022 performance, we conducted our annual joint review with the Audit Committee of all items excluded from non-GAAP performance measures for the purpose of measuring results under the incentive compensation plans. We determined that the compensation program encompassed the effect of special items through their impact on our long-term equity compensation and that no adjustments to incentive payouts related to non-GAAP items were warranted.
Reflecting the strong 2022 results, the enterprise annual incentives paid out at 91.0% of target. The Committee used its discretion to lower the payout from 95.5% to 91.0% to align the payout more closely with those of the segments. The 2020-2022 PSUs paid out at 100.0% of target. We made no adjustments to the 2020-2022 PSU goals to reflect the impact of COVID-19.
2022 marked a year of transition, as Joaquin Duato assumed the role of Chief Executive Officer and Mr. Gorsky transitioned to become our Executive Chairman. Effective January 3, 2022, we adjusted their compensation to reflect their new roles. Mr. Gorsky retired at the end of fiscal year 2022 and Mr. Duato assumed the additional position of Chairman in January 2023.
Throughout these changes, we believe adherence to the Company's long-term strategy makes the Company well-positioned to meet future challenges and opportunities. We thank you for your continued feedback and respectfully request your support for our 2023 Say on Pay proposal.
Sincerely,

60	2023 Proxy Statement

2022 Executive Compensation Summary

Our Credo
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities and shareholders. In assessing our named executive officers’ contributions, we look to results-oriented measures of performance as well as how those results were achieved. We consider whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of the decisions.

2022 Say on Pay Results
Approximately 86% of the votes were cast in favor of our executive compensation program as disclosed in our 2022 Proxy Statement (the Say on Pay vote). We discussed our executive compensation program with our shareholders during our annual engagement cycle. Our shareholders support our program and the changes detailed in our 2022 Proxy Statement. We describe our Say on Pay results, what we heard, and what we did in detail beginning on page 62.

2022 Shareholder Engagement
See our Shareholder Engagement section on page 43 for detail on our fall engagement season.

2022 Company Performance and Annual Incentives
Despite continued macroeconomic challenges, including inflation and austerity measures, the Company delivered solid results. However, our financial performance was mixed when compared to our internal goals, resulting in a financial payout factor of 80.7% for the enterprise. We performed well against key enterprise strategic objectives, which the Committee assessed at 130.0% of target.
The Committee used its discretion to lower the payout from 95.5% to 91.0% to align the payout more closely with those of the segments.
We describe our 2022 annual incentive goals and performance under 2022 Annual Incentive Goals and Performance on pages 64 to 68.

2020-2022 Performance Share Unit (PSU) Payout
Our 2020-2022 PSUs paid out at 100.0% of target. We did not adjust our goals for the impact of COVID-19. We describe the performance of our 2020-2022 PSUs in more detail on pages 69 to 71.

Compensation for 2022 Performance
The Board approved Mr. Duato's 2022 annual incentive payout at 91.0% of target based on the weighted financial and strategic performance of the Company. The Board also approved Mr. Duato's long-term incentive award based on 2022 performance at 130.0% of target.

2023 Proxy Statement	61

2022 Say on Pay Results and Shareholder Engagement
What we heard
Approximately 86% of the votes were cast in favor of our executive compensation program as disclosed in our 2022 Proxy Statement (the Say on Pay vote). We believe that this strong support for the named executive officer compensation benefited from our direct engagement with our shareholders and the changes we made to our executive compensation program and processes over the past several years. We describe our Shareholder Engagement in detail on page 43.

What we did
Shareholder Engagement. Our shareholder outreach and engagement program occurs throughout the year beginning in the fall. In early summer, we review the voting results from the prior Annual Shareholders’ Meeting, our current performance, the external environment and market trends. We develop a shareholder outreach and engagement plan for the fall and review it with our advisors to ensure that our program is focused on topics of greatest interest to our shareholders. During the fall engagement season:
•We reached out to shareholders representing approximately 56% of our shares outstanding.
•We engaged with approximately 46 U.S. and international institutional shareholders representing approximately 35% of our shares outstanding.
•We met with proxy advisory firms and other interested parties, including the Investors for Opioid Accountability (IOPA).
Our Committee Chair and Lead Director participated in many of these meetings, including with 10 of our top 18 shareholders. The Committee discussed our vote and potential actions in each of the remaining regular and special meetings in 2022 and the first quarter of 2023.

Shareholder Engagement Topics. Our shareholders have many different areas of interest. For each engagement, we endeavor to have the right personnel available to have an informed, meaningful discussion on the topics that are most important to them. Our 2022 engagement and other governance exchanges covered a wide range of important corporate governance, environmental and social stewardship, compensation and public policy issues, including:

●	Board Composition and Diversity	●	Litigation
●	Board Evaluation Process	●	Pharmaceutical Pricing Transparency and Access
●	Board Oversight of Risk	●	Product Quality and Safety
●	Board Tenure and Refreshment	●	Separation of the Chairman and CEO Roles
●	Culture and Human Capital Management	●	Shareholder Engagement and Communication
●	Diversity, Equity and Inclusion	●	Shareholder Proposals
●	ESG Issues and Reporting	●	Succession Planning and Talent Development
●	Executive Compensation and Performance Metrics	●	Tax Policy
●	Lead Director Responsibilities

Treatment of Litigation Charges in Our Compensation Program. Following engagement with shareholders in 2021, we established a process to strengthen the oversight over the treatment of litigation charges in our compensation program.
When determining the annual and long-term incentive plan payouts, we first consider non-GAAP results which exclude a range of special items (see pg. 68 and 72), including significant one-time litigation charges.
There are several reasons why we generally exclude significant one-time litigation charges from performance measures for the purpose of deciding annual and long-term incentive plan payouts.
•Including these litigation charges would create an incentive to postpone or forgo future legal actions that may be in the long-term interests of our shareholders.
•They could also create inappropriate windfalls, when a resolution does not happen in the expected year or when a judgment is reversed through appeals processes that can span multiple years.
•The impact of these litigation charges is already reflected in the Company’s share price, which provides a strong alignment with our shareholders.

62	2023 Proxy Statement

•These litigation charges tend to arise from events that occurred before the current management team was in place.
•Excluding special items from incentive plan results is common practice among our competitors and our non-GAAP adjustments have historically been lower than our competitors' as a percentage of earnings.
We use the following process to exercise our oversight over the treatment of non-GAAP items, including these litigation charges: (1) the Committee first conducts a joint meeting with the Audit Committee to review all items excluded from non-GAAP performance measures for the purpose of measuring results under our annual and long-term incentive plans; (2) the Committee then reviews the appropriate treatment of non-GAAP items, including significant one-time litigation charges. The table below lists some of the key factors the Committee considers in its review:

Factor	Committee Perspective
Determination of responsibility	We consider whether there is a determination of fault or admission of wrongdoing related to litigation charges.
Role of current executives	We consider the roles of the executives during the period in question in determining whether additional action is appropriate.
Shareholder alignment	We consider the impact of special items on outstanding long-term incentives and other performance measures in our incentive plans.
Investor feedback	We consider feedback from our shareholders regarding compensation programs, policies and decisions.

Fiscal 2022 Committee Compensation Decisions. For 2022 performance and compensation, the Committee again conducted a joint meeting with the Audit Committee to review all items excluded from non-GAAP performance measures for the purpose of measuring results under our annual and long-term incentive plans.
In 2022, litigation-related items excluded from compensation metrics totaled approximately $0.9 billion versus $2.3 billion in 2021. As reported in our Annual Report on Form 10-K and other regulatory filings, all of which are available at
https://www.investor.jnj.com, the approximate charges by segment were as follows:
•Consumer - Lower litigation expense of $0.2 billion in 2022 versus $1.6 billion (primarily talc related) in 2021
•Pharmaceutical - Lower litigation related expense of $0.1 billion in 2022 versus $0.6 billion (primarily related to Risperdal Gynecomastia) in 2021
•MedTech - Higher litigation related expense of $0.6 billion in 2022, primarily related to pelvic mesh costs versus $0.1 billion in 2021

Using the criteria outlined above, the Committee considered the impact of including significant litigation-related and other special items on incentive payouts and determined that no adjustments to 2022 incentive plan results were warranted.

2023 Proxy Statement	63

2022 Annual Incentive Goals and Performance
Performance against our Enterprise 2022 Financial Goals (70% weight)

2022 Financial Goals

Our enterprise financial targets align with the guidance we provided to the investment community. We believe this links our compensation to how effectively we deliver on our public commitments to our shareholders. We set our goals based on our objective of creating long-term sustainable value, our product portfolio and pipeline, and competitive benchmarking. See Our Annual Incentive Goal Setting Process on page 67 for details.
We established maximum and threshold payout levels around the financial targets based on a review of historical performance for each metric. If performance falls between threshold and target or between target and maximum, we determine the payout factor using interpolation. If performance falls below threshold for a goal, the percentage earned for that goal is 0%.
For the purposes of assessing performance under our annual incentive program, we make certain adjustments to our financial measures that have been prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), as detailed on page 68.

2022 Financial Results

The Company’s performance was strong, particularly given the backdrop of macroeconomic volatility. However, our financial performance was mixed compared to our internal goals. At the enterprise level, we met our adjusted operational EPS goal, but operational sales and free cash flow fell below target.
As shown below, our overall enterprise financial performance resulted in a calculated financial payout factor of 80.7% under our annual incentive plan.

2022 Financial Measures	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Results	Calculated Payout	Weighted Payout
Operational Sales ($ millions)	1/3rd	$92,910	$97,800	$102,690	$97,028	92.1%	30.7%
Adjusted Operational EPS	1/3rd	$10.17	$10.70	$11.23	$10.70	100.0%	33.3%
Free Cash Flow ($ millions)	1/3rd	$14,130	$15,700	$17,270	$14,132	50.1%	16.7%
Financial Payout Factor							80.7%

Note: Operational sales, adjusted operational EPS and free cash flow are non-GAAP measures. See page 68 for details.

64	2023 Proxy Statement

Performance against our Enterprise Long-Term Strategic Goals (30% weight)

2022 Strategic Goals

The strategic payout factor is determined by the Committee within a range of 0% to 200% based on its evaluation of performance versus our strategic objectives.
Our strategic objectives cover a range of items critical to both our short- and long-term success. We prioritize excellence in our operational execution, product development and pipeline growth, our employees, key strategic initiatives that enable our continued growth, and performance against our environmental, social and governance objectives.
Not all strategic goals are measured against quantitative performance criteria because some goals are qualitative. The Committee considers both quantitative and qualitative results and applies discretion when evaluating performance and determining the payout factor.

2022 Strategic Performance

In February 2022, the Committee approved strategic goals aligned with long-term, sustainable value creation. Based on its evaluation of our performance against our strategic goals, the Committee determined a payout factor of 130.0% of target appropriately recognized both the successes and disappointments we experienced during 2022. The Committee’s assessment of our strategic goals and results is shown in the following table.

2022 Strategic Goals	2022 Assessment Highlights
Critical Business Objectives	•	We performed strongly against our product pipeline value and innovation platform goals.
	•	We focused on convergence opportunities to meet our Interventional Oncology goals.
	•	We increased our operations and capabilities as a digital organization, optimizing talent solutions and launching an open-source learning community.
	•	We successfully accelerated business outcomes through data science, intelligent automation, improving enterprise programs and harnessing eCommerce potential.
	•	We partially met our enterprise technology goals, leveraging digital technology to accelerate our enterprise priorities. We also continued to modernize our technology ecosystem, expand our cybersecurity foundation, enhance our network performance, and diversify and increase our cloud adoptions.
	•	We exceeded our milestones in executing the separation of our Consumer Health business. We are on track to reach all deliverables related to the management model and financial and operational readiness.

Environmental, Social & Governance	•	We met our quality and compliance objectives, closing audit remediation gaps and reducing the number of health authority actions.
	•	We achieved all our key safety goals.
	•	We made substantial progress against our human capital management goals, including enhancing our talent pipeline and succession planning as well as the retention of Executive Committee and segment leaders.
	•	We partially met our diversity, equity and inclusion goals. We met key global representation levels for female VPs, as well as U.S. Black and Hispanic directors. We partially met our goal to increase representation for U.S. Black and Hispanic VPs.
	•	We achieved key milestones on plastics and renewable electricity initiatives.

Enterprise Strategic Payout Factor		130.0%

2023 Proxy Statement	65

2022 Annual Incentives

The 2022 annual incentive payouts for our CEO and other named executive officers were based 70% on financial goals and 30% on strategic goals. Messrs. Duato and Wolk were measured at the enterprise level. Financial goals for Ms. Taubert, Ms. McEvoy and Mr. Mongon were weighted 75% for Pharmaceutical, MedTech, and Consumer Health, respectively, and 25% on enterprise performance. Furthermore, their strategic goals were aligned with the performance of their respective segments.
Our financial goals are evaluated against identified threshold, target, and maximum levels of performance. Our strategic payout factors are determined by the Committee, in its sole discretion, based on its evaluation of performance versus our strategic goals. In addition, the Committee may adjust individual awards on an exception basis within a range of 0x to 1.2x (subject to the 200% of target maximum). The Committee did not adjust any individual 2022 annual incentive payouts on an exception basis.
The payouts can range from 0% to 200% of the target award as illustrated below.

Target Award	X	Payout Factor (70% Financial / 30% Strategic)	=	Payout Range (0% to 200% of Target)

Summary of Named Executive Officer Annual Incentive Payouts

The final payout factor for Messrs. Duato and Wolk is shown in the table below.

	Weight	2022 Payout Factors	Weighted Payout
Enterprise Financial	70.0%	80.7%	56.5%
Enterprise Strategic	30.0%	130.0%	39.0%
Calculated Enterprise Payout Factor			95.5%
Discretionary Reduction			(4.5%)
Enterprise Payout Factor			91.0%
The Committee used its discretion to reduce the enterprise and Pharmaceutical segment annual incentive payouts for the appropriate named executive officers by 4.5 and 4.9 percentage points, respectively, to 91.0% to align payouts more closely with those of the other segments. The MedTech segment’s annual incentive payout factor was 69.0% and the Consumer Health segment’s was 86.3%.
.

66	2023 Proxy Statement

Our Annual Incentive Goal Setting Process

Each fall, we undertake a rigorous planning process to develop our goals for the coming year. Our financial goals are used to develop the estimates that we provide to the investment community, are aligned with our long-term strategic plan and promote long-term, sustainable value creation. We use the following approach in setting our financial targets:

●	Operational Sales: Align with our strategic objective to exceed market growth using the breadth of our portfolio
●	Adjusted Operational EPS: Consider our strategic plan, financial principles, competitive position and investment strategies
●	Free Cash Flow: Target specific levels of productivity and adjust for significant events as needed

We set our 2022 operational sales growth goal considering:

●	Continuing to drive innovation and market-leading sales growth in Pharmaceutical, continued medical devices market recovery and improved market performance enabled by maximizing the value of recently launched products in MedTech and competitive growth in our Consumer Health segment

We set our 2022 adjusted operational EPS growth goal considering:

●	The planned 2022 operational sales items noted above and our financial principles

We set our 2022 Free Cash Flow goal considering:

●	Our productivity in generating free cash flow from net income
●	Adjustments for significant events

2023 Proxy Statement	67

Details on Non-GAAP Performance Measures

•
Operational Sales Growth: Operational sales growth is the sales change due to changes in volume and price, excluding COVID-19 vaccine sales and the effect of currency translation. Any unbudgeted acquisition or divestiture, as well as any accounting change that would impact sales by more than 0.5% would be excluded. The following is a reconciliation of operational sales to reported sales (the most directly comparable GAAP measure).

			($ millions)
		2022 Reported Sales	$94,943
		COVID-19 Vaccine Sales	(2,179)
		Currency Translation	4,264
		2022 Operational Sales	$97,028

•
Free Cash Flow: Free Cash Flow is the net cash from operating activities less additions to property, plant and equipment. Any unbudgeted significant acquisition, divestiture, change in accounting rule, change in tax laws, and special item and intangible amortization expense would be excluded if it impacted adjusted operational EPS by more than 1%. For 2022 annual incentive purposes, we adjusted enterprise Free Cash Flow downward approximately $4.7 billion to remove the impact of budgeted litigation-related payments and budgeted tax matter payments associated with the Consumer Health separation that did not occur in 2022. Adjustments were also made for significant currency fluctuations above normal levels and other items. The figures are rounded for display purposes.

			$ (millions)
		Cash flow from operating activities	$21,194
		Additions to Property, Plant and Equipment	(4,009)
		Free Cash Flow	17,185
		Budgeted litigation-related payments	(2,531)
		Budgeted tax matter payments	(2,151)
		Currency Translation	1,265
		Other adjustments	364
		Adjusted Free Cash Flow	14,132

•	Adjusted Operational EPS Growth: Adjusted EPS and adjusted operational EPS are non-GAAP financial measures.
	•	See Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 24, 2023 and Reconciliation of Non-GAAP Financial Measures in our 2022 Annual Report included in our proxy materials for a breakout of special items and intangible amortization expense.
	•	Adjusted operational EPS growth also excludes the effect of currency translation. Any unbudgeted significant acquisition, divestiture, change in accounting rule, change in tax laws and share repurchases would be excluded if it impacted adjusted operational EPS by more than 1%.
	•	Below is a reconciliation of diluted EPS (the most directly comparable GAAP measure) to adjusted EPS and adjusted operational EPS.

			2022 $ per share
		Diluted EPS as Reported	$6.73
		Special Items and Intangible Amortization Expense	3.42
		Adjusted EPS	10.15
		Currency Translation	0.55
		Adjusted Operational EPS	$10.70

68	2023 Proxy Statement

2020-2022 Performance Share Unit (PSU) Payout

2020-2022 PSU Performance versus Goals and Payout as a Percent of Target

Due to the impact of COVID-19, our 2020-2022 adjusted operational EPS performance fell below target. However, our 2020-2022 TSR compound annual growth rate performed above target. Our 2020-2022 Performance Share Units paid out at 100.0% of target as shown in the table below.
If performance falls between threshold and target or between target and maximum, we determine the percentage of target earned using interpolation. If performance is below threshold for a goal, the percentage of target earned for that goal is 0%. If TSR is negative, the percentage of target earned based on TSR performance would be capped at 100%.

PSU Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Calculated Payout	Weighted Payout
2020-2022 Cumulative Adjusted Operational EPS	1/2	$26.23	$29.14	$32.05	$28.15	83.0%	41.5%
2020-2022 Relative TSR (CAGR)	1/2	10% below Composite	Equal to Composite	10% above Composite	1.7 points	117.0%	58.5%
PSU Payout Factor							100.0%
Note: Cumulative adjusted operational EPS is a non-GAAP measure. See page 71 for details. Sum of individual components may not reflect total payout factor due to rounding.

2023 Proxy Statement	69

Our PSU Goal Setting Process

Our PSU goals are based on our long-term strategic plan, promote long-term, sustainable value creation, and take into account our product portfolio and pipeline, anticipated healthcare market growth and other external factors, including the competitive landscape.
Cumulative Adjusted Operational EPS: The EPS goal is set based on:

●	The operational EPS guidance for the first year, which is provided to the investment community
●	Sales and EPS targets included in our strategic plan for the second and third years of the performance period
●	Analysts’ expectations for the Company and the Competitor Composite Peer Group
●	An EPS growth to sales growth multiple aligned with a long-term goal of growing net income faster than sales

Relative Total Shareholder Return (TSR): The three-year relative TSR goal is set to meet the performance of our Competitor Composite Peer Group, which undergoes annual review. See page 84 for more information on our Competitor Composite Peer Group.

70	2023 Proxy Statement

Details on Non-GAAP PSU Performance Measures

2020-2022 Cumulative Adjusted Operational EPS Performance: The following is a reconciliation of 2020-2022 cumulative reported EPS to cumulative adjusted operational EPS:

$
Reported EPS	$20.05
Special Items and Intangible Amortization Expense	7.93
Adjusted EPS	27.98
Currency Translation	0.17
Plan Adjustments	0.00
Adjusted Operational EPS	$28.15

See Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 24, 2023 and Reconciliation of Non-GAAP Financial Measures in our 2022 Annual Report included in our proxy materials for a breakout of special items and intangible amortization expense.
Adjusted operational EPS excludes the impact of special items and intangible amortization expense.
Any unbudgeted significant acquisition, divestiture, change in accounting rule, change in tax laws and share repurchases would be excluded if it impacted adjusted operational EPS by more than 1% in that year or the following year. There were no “plan adjustments” for the 2020-2022 PSU performance period.

2020-2022 Relative TSR Performance (calculated using trailing 20-day average closing stock prices):

TSR from January 1, 2020 to December 31, 2022%
Johnson & Johnson	10.0%
Competitor Composite Peer Group	8.3%
Relative TSR Performance (Johnson & Johnson minus Competitor Composite)	1.7% points

2023 Proxy Statement	71

CEO Performance and Compensation Decisions

Joaquin Duato: Chairman of the Board and Chief Executive Officer

Performance

Joaquin Duato assumed the role of Chief Executive Officer on January 3, 2022 and Chairman on January 2, 2023. Mr. Duato is the Company’s 8th Chairman and CEO since Johnson & Johnson became a publicly traded company in 1944. His transition was the result of a robust succession planning process carried out by our Board of Directors.
The Board based its assessment of Mr. Duato’s 2022 performance primarily upon its evaluation of the Company’s performance. The Company’s 2022 performance is summarized under 2022 Annual Incentive Goals and Performance on pages 64 through 68.
At the enterprise level, we met our financial goals for adjusted operational EPS, but operational sales and free cash flow fell below target. Enterprise results were driven by overall performance in our segments.
In addition to our Company’s overall performance, the Board evaluated Mr. Duato’s performance against a set of strategic priorities. Mr. Duato:

●	Improved our long-term financial outlook with record-level operational investments in R&D and product innovation to expand our product pipeline
●	Performed strongly on our quality and compliance objectives, closing audit remediation gaps and reducing the number of health authority actions
●	Drove our progress against our ESG commitments, including our environmental, diversity and engagement initiatives
●	Led our focus on data science, intelligent automation and cybersecurity
●	Exceeded our milestones in executing the separation of our Consumer Health business. This process will allow both organizations to focus on their respective markets and achieve future growth

Compensation Decisions for 2022 Performance

Mr. Duato's annual salary rate, annual incentive target and long-term incentive target were increased when he was promoted to CEO.
In determining Mr. Duato’s 2022 annual incentive payout, the Board used the 2022 Enterprise Annual Incentive payout factor of 91.0% as summarized under 2022 Annual Incentive Goals and Performance beginning on page 64.
The Board approved Mr. Duato’s long-term incentives for performance in 2022 at 130.0% of target on February 13, 2023 to recognize his contributions during 2022 in fulfilling Our Credo responsibilities, improving our long-term financial outlook and executing the separation of our Consumer Health business. The Board believes the long-term incentives will further align Mr. Duato’s and shareholder interests.
Mr. Duato’s total direct compensation (TDC) for 2020-2022 is displayed in the table below.

	Vice Chairman of the Executive Committee				CEO
	2020		2021		2022
	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)
Salary Earned	$1,021,538		$1,030,000		$1,490,962
Annual Incentive Payout	1,170,000	90.5%	1,670,000	130.0%	2,390,000	91.0%
Long-Term Incentive Awards	7,980,000	155.0%	7,730,000	150.0%	15,990,000	130.0%
Total Direct Compensation	$10,171,538		$10,430,000		$19,870,962

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Other Named Executive Officer Performance

The Committee based its assessment of each of the other named executive officers on its evaluation of the Company’s performance and the individual performance of each named executive officer. Each of the named executive officers contributed to the Company’s performance as a member of the Executive Committee and as a leader of a business or a function. See pages 64 through 68 for the Committee’s evaluation of the Company’s performance for 2022.

Joseph Wolk
Executive Vice President, Chief Financial Officer
In addition to his contribution to our Company’s overall performance, Mr. Wolk:
•	Drove a financial management process that delivered results that beat adjusted EPS consensus and solidified the business by delivering funding to drive top-line growth and minimize risk
•	Continued to lead our "New J&J" program, which has resulted in significant cost savings, streamlining and process improvements
•	Continues to lead our strategic effort to separate our Consumer Health business, exceeding our internal milestones

Jennifer Taubert
Executive Vice President, Worldwide Chairman, Pharmaceuticals
In addition to her contribution to our Company’s overall performance, Ms. Taubert:
•	Delivered the 11th consecutive year of above-market operational sales growth, excluding the COVID-19 vaccine, and demonstrated strength across therapeutic areas and geographic regions
•	Advanced our portfolio and pipeline by increasing the value of launched products and line extensions, and through strategic licensing and acquisitions
•	Generated significant value through partnerships, signing over 20 deals and adding to our portfolio value

Ashley McEvoy
Executive Vice President, Worldwide Chairman, MedTech
In addition to her contribution to our Company’s overall performance, Ms. McEvoy:
•	Achieved strong operational sales growth in line with our Competitor Composite Peer Group, growing or maintaining market share in the majority of our platforms
•	Strengthened our pipeline commitments and accelerated high-value projects
•	Completed the Abiomed acquisition, expanding our reach in cardiovascular disease and heart recovery

Thibaut Mongon
Executive Vice President, Worldwide Chairman, Consumer Health
In addition to his contribution to our Company’s overall performance, Mr. Mongon:
•	Solidified our financial positioning despite a highly disrupted macroenvironment
•	Evolved our commercial model to further focus on the patient experience, accelerating key capabilities in eCommerce, digital engagement, data sciences, and patient experience
•	Continued to advance our efforts in executing our strategic separation of the Consumer Health business

2023 Proxy Statement	73

Compensation Decisions for 2022 Performance

Our Compensation Decision Process

In January and February of each year, we assess the performance of our named executive officers and we determine the:

●	Annual incentive payout for the prior year’s performance,
●	Long-term incentives granted in the first quarter of the year based on the prior-year's performance, and
●	Salary rate for the upcoming year.

The independent directors approve the compensation decisions for the Chief Executive Officer. The Committee approves the compensation decisions for all other named executive officers.
In the tables below and through page 76, we summarize the decisions regarding the annual incentives, long-term incentive awards, and salary rates. We also show the 2022 total direct compensation. We believe that these tables best summarize the actions taken on the named executive officers’ compensation for the performance year.

2022 Total Direct Compensation

In the table below, we show the salary paid during 2022 and the annual incentive and long-term incentive grant approved on February 13, 2023 for performance in 2022 for each named executive officer.

A	B	C	D	E
	Cash		Equity
Name	Salary Earned ($)	Annual Incentive ($)	Long-Term Incentive ($)	Total Direct Compensation ($)
J. Duato	$1,490,962	$2,390,000	$15,990,000	$19,870,962
J. Wolk	1,008,462	1,160,000	8,200,000	10,368,462
J. Taubert	1,008,462	928,000	6,000,000	7,936,462
A. McEvoy	984,615	690,000	5,690,000	7,364,615
T. Mongon	917,308	798,000	5,250,000	6,965,308

Salary Earned (Column B)
Column B includes the base salaries paid during 2022.
Annual Incentive (Column C)
The Board and the Committee approved 2022 annual incentives on February 13, 2023, at 91.0% of target for the enterprise-level named executive officers, 91.0% of target for Ms. Taubert, 69.0% of target for Ms. McEvoy and 86.3% of target for Mr. Mongon, as summarized under 2022 Annual Incentive Goals and Performance on pages 64 through 68. See the 2022 Grants of Plan-Based Awards table on page 99 for the target amounts.
Long-Term Incentive Awards (for 2022 performance) (Column D)
The Board and the Committee approved long-term incentive awards on February 13, 2023 (ranging from 129.7% to 160.8% of target) to the continuing named executive officers based on their 2022 performance, impact on the Company’s long-term results, competitive market data and long-term potential within the organization.
The Board and the Committee recognized the named executive officers’ contributions in 2022 in executing the Company’s key strategic objectives and fulfilling Our Credo responsibilities to patients, doctors, nurses and employees. The Board and Committee considered the following in their decisions:

74	2023 Proxy Statement

●	These awards will further align executive and shareholder interests.
●	These awards help secure our current executive leadership, whose contributions are critical to our continued growth and success.
●	Our business performance was strong, despite significant macroeconomic headwinds.

In the table below, we show the total long-term incentive awards granted; the weighting of performance share units, options and restricted share units; and the individual award values.

Name	PSUs ($)	Options ($)	RSUs ($)	Total Long-Term Incentives ($)
Award Weight	60%	30%	10%	100%
J. Duato	$9,594,000	$4,797,000	$1,599,000	$15,990,000
J. Wolk	4,920,000	2,460,000	820,000	8,200,000
J. Taubert	3,600,000	1,800,000	600,000	6,000,000
A. McEvoy	3,414,000	1,707,000	569,000	5,690,000
T. Mongon	3,150,000	1,575,000	525,000	5,250,000
In the table below, we show the number of shares of PSUs, options and RSUs granted. We determine the number of units or options for each type of long-term incentive by dividing the dollar amount by the value per unit (or option) and rounding to the nearest whole unit or option. See the table on page 76 for details on the value of our 2023 long-term incentive awards.

Name	PSUs (#)	Options (#)	RSUs (#)
Value Per Unit or Option	$149.189	$27.849	$153.622
J. Duato	64,308	172,250	10,409
J. Wolk	32,978	88,334	5,338
J. Taubert	24,130	64,634	3,906
A. McEvoy	22,884	61,295	3,704
T. Mongon	21,114	56,555	3,417

2023 Salary Rates

We do not guarantee annual salary increases and they are not automatic. The Board and the Committee reviewed performance, market data, responsibilities and experience in determining the base salary rates for our named executive officers.
On May 11, 2022, we announced Thibaut Mongon as the CEO designate of the future new Consumer Health Company. The leadership transition will take place upon completion of the planned separation of our Consumer Health business, which is expected to occur in 2023.
The following table shows the 2023 annual base salary rate for each of the continuing named executive officers. The annual base salary rates are all effective as of February 20, 2023, with the exception of Mr. Mongon, whose annual base salary rate is effective as of January 1, 2023 and reflects his role as CEO designate of the new Consumer Health Company.

Name	2022 Base Salary Rate ($)	2023 Base Salary Rate ($)
J. Duato	$1,500,000	$1,600,000
J. Wolk	1,020,000	1,170,000
J. Taubert	1,020,000	1,150,000
A. McEvoy	1,000,000	1,070,000
T. Mongon	925,000	1,250,000

2023 Proxy Statement	75

Details on 2023 Long-Term Incentive Value per Unit or Option

We used $149.189 per unit to determine the number of PSUs, which equals the value of a PSU assuming 100% of target performance is achieved. PSUs vest on the third anniversary of the grant date.
We used $153.622 per unit to determine the number of RSUs. RSUs vest one third per year on each of the first, second and third anniversaries of the grant date.
We used the grant date values to determine the number of the PSUs and RSUs based on the closing price of our common stock on the New York Stock Exchange (NYSE) on the grant date discounted by the expected dividend yield because dividends are not paid on RSUs prior to vesting.
We valued the options using the Black-Scholes model with the assumptions below.
We used the same grant date, common stock fair market value and dividend yield assumptions to calculate the values of the options and RSUs shown in the table below.

Assumptions used for PSU, RSU and Option Calculations
Grant Date	2/13/2023
Common Stock Fair Market Value (closing price on the NYSE)	$162.75
Dividend yield	2.90%

Value per PSU	$149.189

Value per RSU	$153.622

2023 Option Value
Exercise Price	$162.75
Risk Free Rate (determined based on U.S. treasury rate of seven years)	3.74%
Expected Volatility (calculated using blended historical average volatility and implied volatility on at-the-money, 2-year, traded options)	17.69%
Expected Life in years (calculated based on historical data)	7.00
Value per Option	$27.849

76	2023 Proxy Statement

Executive Compensation Philosophy
Key Features of our Executive Compensation Program
We believe that our executive compensation program includes key features that align the interests of the named executive officers with our shareholders and does not include features that could misalign their interests.

What We Do		What We Don't Do

✓	Align CEO pay with Company performance	✗	No automatic or guaranteed annual salary increases
✓	Align the majority of named executive officer pay with shareholders through long-term incentives	✗	No guaranteed annual or long-term incentive awards
✓	Balance short-term and long-term incentives	✗	No above-median targeting of executive compensation
✓	Cap incentive awards	✗	No automatic single trigger equity acceleration
✓	Require executives to own significant amounts of Company stock	✗	No tax gross-ups (unless they are provided pursuant to our standard relocation practices)
✓	Employ a compensation recoupment policy applicable to our named executive officers	✗	No option repricing without shareholder approval
✓	Actively engage with our shareholders	✗	No hedging, pledging or short selling of Company stock
✓	Engage an independent compensation consultant reporting directly to the Committee	✗	No long-term incentive backdating
✓	Hold advisory vote to approve named executive officer compensation annually	✗	No dividend equivalents on unvested long-term incentives

Johnson & Johnson does not have any change-in-control agreements in place for any of the named executive officers. Our 2022 Long-Term Incentive Plan only provides for a change-in-control benefit in the event that outstanding awards granted under the plan are not assumed or substituted by the acquirer in connection with a change-in-control, in which case, the awards will vest and any performance conditions will be deemed to be achieved at the greater of target or actual performance levels as of the date of the change-in-control. If outstanding awards are assumed or substituted, the awards will remain outstanding and will continue to vest following the change-in-control.

Guiding Principles
We design our executive compensation programs to achieve our goals of attracting, developing and retaining global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. We use the following guiding principles to design our compensation programs:

●	Pay for Performance: We tie annual incentive payouts and long-term incentive grants to the performance of our Company, the individual’s segment or function and the individual.
●
Accountability for Short-Term and Long-Term Performance: We structure performance-based compensation to reward an appropriate balance of short-term and long-term financial and strategic business results, with an emphasis on managing the business for long-term results.
The Board is responsible for oversight of risk management (including product development, supply chain and quality risks) as described under Oversight of Our Company beginning on page 30. Our compensation program’s emphasis on long-term value helps to reduce the possibility that our executives make excessively risky business decisions that could maximize short-term results at the expense of long-term value.

●	Alignment to Shareholders’ Interests: We structure performance-based compensation to align the interests of our named executive officers with the long-term interests of our shareholders.
●	Competitiveness: We compare our practices against appropriate peer companies that are of similar size and complexity, so we can continue to attract, retain and motivate high-performing executives.

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Components of Executive Compensation
Base Salary, Annual Incentive and Long-Term Incentives
Below we describe the components of our total direct compensation, how we determine their size and why we pay them.

Component	Form	Vesting / Performance Period	How Size is Determined			Why We Pay Each Component

Base Salary	Cash	Ongoing	●	We base salary rates on:		●	Recognize job responsibilities
				●	Competitive data
				●	Scope of responsibilities
				●	Work experience
				●	Time in position
				●	Internal equity
				●	Individual performance

Annual Incentive	Cash	1 year	●	We set target awards as a percent of salary based on competitive data.		●	Motivate attainment of our near-term priorities, consistent with our long-term strategic plan
			●	We determine award payouts based on business and individual performance.

Long-Term Incentives	Equity	3 years (options: 10-year term)	●	We set target awards as a percent of salary based on competitive data.		●	Motivate attainment of our long-term goals, TSR and share price growth
			●	We grant long-term incentives based on business and individual performance, contribution and long-term potential.		●	Retain executives
			●	We determine payouts based on achievement of long-term operational goals, TSR and share price appreciation.

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Long-Term Incentives
Below we describe the forms of long-term incentives we use for our named executive officers, their weighting, performance periods, how the payouts are determined and why we use them.

Long-Term Incentive Form	Mix	Vesting / Performance Period		How Payouts are Determined		Why We Use Them

Performance Share Units	60%	●	0% to 200% vested three years after grant	●	1/2 Earnings per Share: three-year Cumulative Adjusted Operational EPS	●	Aligns with our long-term objective of growing quality earnings
				●	1/2 Relative Total Shareholder Return: three-year Compound Annual Growth Rate versus the Competitor Composite Peer Group	●	Reflects overall TSR outcomes relative to our competitors
				●	Share price	●	Ties PSU value directly to the share price

Options	30%	●	100% vested 3 years after grant	●	Share price appreciation	●	Motivates share price appreciation over the long-term
		●	10-year term			●	Reinforces emphasis on long-term growth aligned with our objectives

Restricted Share Units	10%	●	100% vested 3 years after grant	●	Share price	●	Ties RSU value directly to the share price

Notes:

●	Cumulative adjusted operational EPS is a non-GAAP measure. See page 71 for details.
●	No dividend equivalents are paid on our PSUs, options or RSUs.
●	Beginning with the February 13, 2023 grant, options and RSUs will vest one third per year on each of the first, second and third anniversaries of the grant date.

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Long-Term Incentive Vesting and Treatment upon Termination
Our 2022 long-term incentives vest 100% on the third anniversary of the grant date. Beginning with the February 13, 2023 grant, our options and RSUs will vest one third per year on each of the first, second and third anniversaries of the grant date. Our PSUs will continue to vest 100% on the third anniversary of the grant date.
In addition, we do not pay out our PSUs until we determine the percent of target PSUs that have been earned based on performance.
The treatment of our long-term incentives upon termination varies depending on the termination circumstances, as follows:

Termination	Eligibility		Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause		Death	Disability

Qualifying Separation	●	Termination of employment at age 62 or later, or	J. Duato J. Wolk J. Taubert	●	Grants within six months prior to termination would be forfeited.	●	All vested and unvested equity awards would be forfeited.	●	All equity awards would become vested on the termination date.
	●	Termination of employment after attainment of age 55 and at least 10 years of service with at least 5 years of consecutive service immediately before termination of employment		●	Other equity awards would become vested on their normal vesting dates.			●	Options would remain exercisable for their remaining terms.
				●	Options would remain exercisable for their remaining terms.			●	Accelerated PSUs would be paid out at 100% of target with a “top up” at the end of the performance period if the payout exceeds target.
Non-Qualifying Separation (age 55-61)	●	Termination of employment after attainment of age 55 but before age 62 and without meeting the service requirements for Qualifying Separation		●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three years.
Non-Qualifying Separation (Under age 55)	●	Termination of employment before attainment of age 55	A. McEvoy T. Mongon	●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three months.

Non-Competition and Non-Solicitation

Long-term incentive awards are subject to forfeiture and repayment provisions if an employee violates non-competition or non-solicitation agreements, as follows:

Competition with the Company		Impact on Long-Term Incentive Awards
●	Violating the non-competition provisions of the award agreement during employment or within 18 months of termination and/or	●	Forfeit vested and unvested PSUs, options and RSUs and
●	Violating any other non-competition or non-solicitation agreement an employee has with the Company.	●	Repay any PSUs or RSUs vested or options exercised within the 12 months prior to the violation.

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Involuntary Termination due to Specified Divestiture or Reduction in Force

●	Specified Divestiture: A divestiture where the acquirer does not replace the awards that would be forfeited
●	Reduction in Force: A termination of employment due to position elimination or plant closing
Beginning with the February 13, 2023 long-term incentive award, RSUs and options will no longer be prorated in the event of a Specified Divestiture or Reduction in Force. Long-term incentive awards granted prior to that date will be prorated and vested in the event of a Specified Divestiture or Reduction in Force as described below. In addition, PSU awards will continue to be pro-rated as follows:

●	Proration: Awards would be prorated in proportion to the time worked during the vesting period.
●
Vesting: PSU and RSU awards would become available on their normal vesting dates. Option vesting would be accelerated as of the date of termination and the options would remain exercisable for up to three months.

●
Coordination with Qualifying Separations: If an employee’s termination is also a Qualifying Separation, any of the employee’s awards that would have been forfeited because they were granted within six months prior to termination would receive the pro-ration and vesting treatment described above.

Executive Perquisites and Other Benefits

Our named executive officers participate in the same employee benefits provided to all other non-union U.S. employees. In addition, they participate in the following benefits and perquisites:

●	Executive Life Insurance: Effective January 2015, we closed this program to new participants. We grandfathered prior participants. Mr. Wolk and Ms. Taubert participated in the program in 2022.
●
Personal Use of Company Aircraft and Cars: Our named executive officers may use Company aircraft for limited personal travel and Company cars and drivers for commuting and other personal transportation. These perquisites are intended to enhance productivity, minimize distractions and ensure the safety of our executives.

The incremental cost to the Company to provide these perquisites is included in the perquisites and other personal benefits detail on page 97. These values are not paid to our named executive officers.
Beginning in 2020, we capped the value of the car and driver perquisite for our Executive Committee members at $24,999 annually. Amounts in excess of $24,999 must be reimbursed by the executive.
●	Home Security: We reimburse limited home security system-related fees.
We detail the executive life insurance premiums paid, values of personal use of Company aircraft and cars, and home security related costs in the All Other Compensation detail on pages 97 through 98. Our named executive officers pay the income taxes due on the value of these benefits and perquisites.

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Compensation Target-Setting Process and Pay Position
Before each year begins, we set compensation targets to ensure that we can compete for talent and to maintain internal equity among positions with similar responsibilities. We conduct an annual review of publicly available information and executive compensation surveys to determine current pay levels among the Executive Peer Group. The Committee reviews market data to understand how our target pay levels compare to benchmark positions but does not target total compensation to a specific percentile of the Executive Peer Group.

2022 Pay Mix at Target
Our pay mix at target for our named executive officers is a result of our compensation targets that emphasize long-term versus short-term compensation.

Peer Groups for Pay and Performance
We use two peer groups to help determine executive compensation:

●	Executive Peer Group: We use the Executive Peer Group to assess the competitiveness of the compensation of our named executive officers.
●	Competitor Composite Peer Group: We use the Competitor Composite Peer Group to evaluate the relative performance of our Company.
As described below, the two peer groups vary because executive compensation levels and practices are influenced by business complexity and company size. Most of our business competitors are smaller than Johnson & Johnson or even each of our individual businesses.

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Executive Peer Group

The Committee compares our executive compensation levels and practices to those of the Executive Peer Group companies. It consists of companies that generally are similar to Johnson & Johnson's size and scope, have executive positions similar to ours and compete with us for executive talent. The Committee reviews the composition of the Executive Peer Group annually.
We compare our salaries, annual incentives, long-term incentives, total direct compensation, benefits, perquisites and other compensation to the Executive Peer Group companies.
We do not include non-U.S. companies because comparable compensation data for the named executive officers is not available. We also do not include companies in industries whose compensation programs are not comparable to our programs, such as the financial services or oil and gas industries.
The following table lists the 2022 Executive Peer Group companies, their business characteristics and Johnson & Johnson’s rankings among these companies. Each company’s figures are for the most recent four fiscal quarters. Market capitalization is as of December 31, 2022. Johnson & Johnson ranks in the top quartile of the peers for revenue, net income and market capitalization.
Effective for 2023, The Coca-Cola Company and PepsiCo, Inc. will be removed and Eli Lilly and Company, Gilead Sciences, Inc. and Amgen Inc. will be added.

Company (Ticker Symbol)	Revenue ($ millions)	Net Income ($ millions) (1)	Market Cap ($ billions) (2)	Common Industry (3)	Gross Margin (>40%)	EBIT Margin (>10%)(4)	Inter-national Sales (> 33%)	Business Complexity(5)	R&D % of Sales (>or = 5%)
3M Company (MMM)(10)	$34,229	$5,777	$66	✓	✓	✓	✓	✓	✓
Abbott Laboratories (ABT)	43,653	6,933	191	✓	✓	✓	✓	✓	✓
Abbvie Inc. (ABBV)	58,054	11,836	286	✓	✓	✓		✓	✓
AT&T Inc. (T)	120,741	(8,524)	131		✓			✓
The Boeing Company (BA)	66,608	(4,935)	114				✓	✓
Bristol Myers Squibb Company (BMY)	46,159	6,327	153	✓	✓	✓		✓	✓
Cisco Systems, Inc. (CSCO)(6)(10)	53,161	11,302	196		✓	✓	✓	✓	✓
The Coca-Cola Company (KO)(10)	43,004	9,542	275		✓	✓	✓		ND(8)
General Electric Company (GE)	76,555	225	92	✓			✓	✓
Intel Corporation (INTC)	63,054	8,017	109		✓	✓	✓	✓	✓
Intl Business Machines Corp. (IBM)(10)	60,530	1,639	127		✓		✓	✓	✓
Medtronic plc (MDT)(6)	30,771	4,064	103	✓	✓	✓	✓	✓	✓
Merck & Co., Inc. (MRK)	59,283	14,519	281	✓	✓	✓	✓	✓	✓
Microsoft Corporation (MSFT)(7)	204,094	67,449	1,788		✓	✓	✓	✓	✓
PepsiCo, Inc. (PEP)	86,392	8,910	249		✓	✓	✓	✓
Pfizer Inc. (PFE)	100,330	31,372	288	✓	✓	✓	✓	✓	✓
The Procter & Gamble Company (PG)(7)(9)	80,281	14,279	359	✓	✓	✓	✓	✓
Raytheon Technologies Corporation (RTX)	67,074	5,197	148			✓		✓
Johnson & Johnson (JNJ)	94,943	17,941	462	✓	✓	✓	✓	✓	✓
Johnson & Johnson's Ranking	4th	3rd	2nd
Johnson & Johnson's Percentile Rank	83%	89%	94%
(1) Net Income reflects Net Income (Loss) attributable to company shareholders.
(2) Market Caps are derived from Bloomberg as of December 31, 2022.
(3) Common Industry means that the company is in an industry similar to one of Johnson & Johnson’s business segments: Pharmaceuticals, MedTech or Consumer Health.
(4) Earnings Before Interest and Tax (EBIT) is calculated as Income Before Tax (IBT) minus Net Interest Expense.
(5) Business Complexity means the company is a complex organization with multiple product lines.
(6) Used last four calendar quarters ending January 27, 2023 for Medtronic plc and January 28, 2023 for Cisco Systems, Inc.
(7) Used last four calendar quarters ending December 31, 2022 for The Procter & Gamble Company and Microsoft Corporation.
(8) ND represents "Not Disclosed" as The Coca-Cola Company does not disclose R&D data.
(9) The Procter & Gamble Company's R&D spend and International Sales are based on the fiscal year ended June 30, 2022 as an alternative due to lack of availability at the time of sourcing.
(10) International sales estimated for Cisco Systems, Inc., 3M Company, IBM and The Coca-Cola Company, as domestic sales are represented either as "Americas" or "North America."

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Competitor Composite Peer Group

The Committee compares overall Company performance to the weighted performance of the Competitor Composite Peer Group companies. For example, when we set the sales goals for our businesses, we compare the sales of our individual businesses to the total sales of their industry competitors. For the TSR component of our PSUs, we weight the TSR within the three business groups by market capitalization and weight the three business groups using our sales mix each year. We include each of the peer companies in only one of the business groups in calculating the Competitor Composite TSR for our PSU program.
These companies compete with one or more of our three business segments. We evaluate the peer group on an ongoing basis and update it as necessary. We select the companies based on the following criteria and financial metrics:

●	Product relevance
●	Financial comparison: Sales growth, net income growth and margin, EPS growth and TSR
●	Global presence
●	Market leadership
●	Strength and consistency in financial outlook

The following table lists the 2022 Competitor Composite Peer Group companies by business.

Pharmaceuticals		MedTech		Consumer Health

●	AbbVie Inc.	●	Alcon, Inc.	●	Beiersdorf AG
●	Amgen Inc.	●	Boston Scientific Corporation	●	Bayer AG**
●	AstraZeneca PLC	●	The Cooper Companies, Inc	●	Colgate-Palmolive Company
●	Bristol-Myers Squibb Company	●	Intuitive Surgical, Inc.	●	GlaxoSmithKline plc**
●	Eli Lilly and Company	●	Medtronic plc	●	L'Oréal Company
●	GlaxoSmithKline plc	●	Smith & Nephew plc	●	The Procter & Gamble Company
●	Merck & Co., Inc.	●	Stryker Corporation
●	Novartis AG	●	Zimmer Biomet Holdings, Inc.	●	Reckitt Benckiser Group plc
●	Pfizer Inc.			●	Sanofi**
●	Roche Holding Ltd*			●	Unilever PLC
●	Sanofi

*	Pharm Sales, SG&A, R&D and Operating Profit only
**	OTC Sales only

For 2023, the MedTech and Consumer Health Competitor Composite groups were updated to more accurately reflect changes in their business mix, the evolution of the competitive landscape and newly public companies. Bausch & Lomb Inc. was added to the MedTech group. Haleon plc was added and GlaxoSmithKline plc was removed from the Consumer Health Group.

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Compensation Decision Process
Importance of Our Credo Values in Assessing Performance
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities and shareholders. In assessing our named executive officers’ contributions to the Company's performance, the Committee not only looks to results-oriented measures of performance, but also considers how those results were achieved. It considers whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of their decisions.
Credo-based behavior is not something that can be precisely measured. Thus, there is no formula for how Credo-based behavior can, or will, impact an executive’s compensation. The Committee and the CEO use their judgment and experience to evaluate whether an executive’s actions were aligned with Our Credo values.

Assessing "The What" and "The How"

We evaluate the performance of our named executive officers based on what objectives they have accomplished and how they have accomplished them.
•	The “What”: We evaluate each executive against financial and strategic goals for the Company and for the business or function that they lead.
•	The “How”: We also consider how executives accomplished their goals. This includes whether the executive achieves business results in a manner that is consistent with the values embodied in Our Credo.
During the first quarter:
•	The Committee reviews the financial and strategic goals for the Company and each of the businesses for the current year.
•	The CEO provides his assessment to the Committee of “the what” and “the how” for each of the other named executive officers for the prior year.
•	The independent members of the Board evaluate “the what” and “the how” for the CEO for the prior year.

Aligning Compensation to "The What" and "The How"
Our executive officers can earn from 0% to 200% of the applicable target for annual incentives and 0% to 170% for long-term incentives based on business performance and his or her individual performance on both “the what” and “the how.” This broad range allows for meaningful differentiation based on performance.
The Committee determines annual incentives, long-term incentive awards and salary rates on a component-by-component and total direct compensation basis. The Committee also compares the position of actual compensation for the prior year and target compensation for the current year to Executive Peer Group data.
The independent directors (in the case of the CEO) and the Committee (in the case of the other named executive officers) use their judgment and experience to determine annual incentives, long-term incentives, and salary rates. Performance against goals is the most significant input in determining compensation levels. However, total direct compensation is not determined in a formulaic manner. In addition, we do not consider an employee’s previous long-term incentive awards and total equity ownership when granting long-term incentive awards.

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Governance of Executive Compensation
The Committee is responsible for the executive compensation program design and decision-making process. It solicits input from the independent directors, CEO, other members of management and its independent compensation consultant to assist it with its responsibilities.
The Committee has retained Semler Brossy Consulting Group (Semler Brossy) since May 2020 to advise the Committee on executive compensation matters. The Committee has sole authority to negotiate the terms of service, including all fees paid to any external consultants.
We summarize the roles of each of the key participants in the executive compensation decision-making process below.

Participant	Role

Compensation & Benefits Committee	●	Acts on behalf of the Board by setting the principles that guide the design of our compensation and benefits programs
	●	Sets the executive compensation philosophy and composition of the Executive Peer Group
	●	Approves the compensation target levels
	●	Sets compensation programs and principles that are designed to link executive pay with Company and individual performance
	●	Recommends to the Board the CEO’s compensation
	●	Reviews and approves compensation decisions recommended by the CEO for each of the other named executive officers
	●	Reviews the eligibility criteria and award guidelines for the corporate-wide compensation and benefits programs in which the named executive officers participate

Independent Directors	●	Participate in the performance assessment process for the CEO
	●	Approve the CEO’s compensation

CEO	●	Reviews and presents to the Committee the performance assessments and compensation recommendations for each of the other named executive officers

Independent Compensation Consultant	●	Attends all Committee meetings at the request of the Committee
	●	Advises the Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs
	●	Reviews the compensation strategy and executive compensation programs for alignment with our strategic business objectives
	●	Advises on the design of executive compensation programs to ensure the linkage between pay and performance
	●	Provides market data analyses to the Committee
	●	Advises the Committee on setting the CEO’s pay
	●	Reviews the annual compensation of the other named executive officers as recommended by the CEO

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Independence of Compensation Consultant

The Committee determined that Semler Brossy's services as its independent compensation consultant did not raise any conflict of interest concerns. The Committee considered the following factors, among others, when assessing the independence of its compensation consultant:

•	Semler Brossy did not provide any other services to the Company and reported directly to the Committee.
•	Semler Brossy has policies and procedures in place to prevent conflicts of interest.
•	No member of the Semler Brossy consulting team serving the Committee has a business or personal relationship with any member of the Committee or any executive officer of the Company.
•	Neither Semler Brossy nor any principal of Semler Brossy owns any shares of our common stock.
•	The amount of fees paid to Semler Brossy is less than 1% of its total consulting income.

To assure continuing independence, the Committee periodically considers whether there should be rotation of its independent compensation consulting firm or the lead consultant.

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Additional Information Concerning Executive Compensation

Use of Tally Sheets

The Committee reviews tally sheets, prepared by management and reviewed by the Committee’s independent compensation consultant, for each of our named executive officers. These tally sheets include all the Company’s obligations for compensation and benefits under hypothetical termination scenarios. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved, but instead uses the tally sheets to evaluate the Company’s obligations under the plans.

Limited Employment Arrangements and Agreements

Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
We do not have employment arrangements or agreements with any of our named executive officers.

Stock Ownership Guidelines for Named Executive Officers

We require our named executive officers to own our Company’s stock to further align their interests with our shareholders’ interests. In December 2020, we doubled our named executive officers' stock ownership requirements. The named executive officers must meet the following requirements:

Name	Stock Ownership Guideline as a Multiple of Base Salary	2022 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
J. Duato	12x	Yes	Yes
J. Wolk	6x	Yes	Yes
J. Taubert	6x	Yes	Yes
A. McEvoy	6x	Yes	Yes
T. Mongon	6x	Yes	Yes
(1) Executive officers have five years after first becoming subject to the guidelines to achieve the required ownership thresholds.
Each of our named executive officers was in compliance with our stock ownership requirement as of January 1, 2023. We believe the ownership levels in the graph below illustrate our senior executives' commitment to our Company and our shareholders.

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We do not count shares underlying options or unearned PSUs as owned shares for these guidelines. A named executive officer cannot sell the after-tax shares received from long-term incentives until his or her ownership threshold is met. The Nominating & Corporate Governance Committee monitors compliance with these guidelines on an annual basis.
Our Policy Against Pledging, Hedging and Short Selling of Company Stock prohibits directors and executive officers from pledging, entering into hedging arrangements, short selling or transacting in derivative instruments linked to the performance of the Company’s stock.

Executive Compensation Recoupment Policy

The Board can recoup all or part of any compensation paid to an executive officer in the event of a material restatement of the Company’s financial results. The Board will consider:

●	Whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement
●	The accountability of any executive officer whose acts or omissions were responsible, in whole or in part, for the events that led to the restatement and whether such actions or omissions constituted misconduct

The Board can also recoup compensation from senior executives in the event of significant misconduct resulting in a violation of a significant Company policy, law or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson.
In the event that the Board recoups annual incentive payouts or other compensation from an executive officer under this Policy, the Company will publicly disclose such action so long as (1) the Company has already publicly disclosed the facts and circumstances underlying the recoupment in the Company’s filings with the SEC or in a disclosure that would otherwise meet the requirements for public disclosure by the Company under Regulation FD and (2) the Board determines in its reasonable judgment that (a) the disclosure would not violate any individual’s privacy rights, (b) the disclosure is not likely to result in, exacerbate or prejudice any existing or threatened litigation, arbitration, investigation or proceeding against the Company and (c) is not otherwise prohibited. This disclosure would appear in the Company’s Proxy Statement following any such Board action.
The compensation recoupment policies are available at www.investor.jnj.com/gov/compensation-recoupment-policy.cfm.

Tax Impact on Compensation

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. Given the limitations on deductibility of compensation for our named executive officers imposed as a result of U.S. tax reform in 2017, we expect that tax deductibility will have less of an impact on our program design for our named executive officers than in previous years.
For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our U.S. employees. Following the 2017 tax reform, annual compensation in excess of $1 million paid to our named executive officers who are covered employees under Section 162(m) of the Internal Revenue Code will generally not be tax deductible, even if such compensation is performance-based or paid following termination of employment.
The 2017 tax reform legislation includes a “grandfather rule” under which compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 will remain tax deductible for U.S. federal income tax purposes. We generally expect to preserve the “grandfathered” status of any of our plans or awards (or portions thereof) that qualify for such status.

Compensation Decisions for 2021 Performance

The following compensation figures included in this year’s Summary Compensation Table were granted to the named executive officers in February 2022 for performance in 2021:

●	2022 PSU and RSU awards included in the Stock Awards column
●	The 2022 option award included in the Option Awards column

The decisions regarding these awards were discussed in detail in our 2022 Proxy Statement dated March 16, 2022. For a

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full understanding of these decisions, please refer to the section of our 2022 Proxy Statement entitled Compensation Discussion and Analysis — Compensation Decisions for 2021 Performance.

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Executive Compensation Tables
Reconciliation of our CEO's 2022 Total Direct Compensation to the 2022 Summary Compensation Table

Compensation Decisions for 2022 Performance

In January and February of each year, we assess the performance of each of our named executive officers and we determine the annual incentive earned for the prior year's performance, long-term incentive award granted in the first quarter of the year based on the prior year's performance and salary rate for the upcoming year. We consider an executive's total direct compensation for a year to be the sum of salary earned during the year, annual incentive earned for that year's performance and long-term incentive award granted in the first quarter of the following year based on that year's performance.

Differences between Total Direct Compensation and the Total from the Summary Compensation Table

In the graph and table on the following page, we show the 2022 total direct compensation (TDC) for our Chairman/CEO shown on page 74, the total from the Summary Compensation Table (SCT) on page 93, and the differences between the two amounts as described below. We also show the reconciliations for 2021 and 2020 in the table.
What we consider total direct compensation for a given year differs from the total in the Summary Compensation Table in the following respects:

●	Long-Term Incentive (LTI) Timing and Accounting Differences:
●
LTI Timing Difference: We consider an executive's LTI award granted based on a year's performance to be part of his or her total direct compensation for that year along with his or her salary earned during that year and annual incentive earned for that year's performance. In contrast, the Summary Compensation Table total includes LTI granted during the year – not the LTI granted based on that year's performance.
Since we vary the size of our LTI awards based on performance in the prior year, this timing difference results in differences that obscure the decisions of the Committee to align pay with performance for a given year. For example, the LTI awards granted on February 13, 2023 based on 2022 performance are included in our named executive officers' 2022 total direct compensation. However, the Summary Compensation Table's 2022 totals include amounts granted in 2022 (based on 2021 performance).

●
LTI Accounting Difference: The per-unit value used to determine the number of PSUs granted assumes 100% of target performance is achieved. This PSU unit value is lower than the value included in the Summary Compensation Table. The difference is due to the TSR-based part of the PSUs being valued at more than 100% of target performance according to U.S. accounting rules.

●
Change in Pension Present Value: The pension is only paid after retirement and we do not consider it to be part of total direct compensation for any given year. In contrast, the Summary Compensation Table total includes positive changes in the present value of an executive's pension benefit during the year.
On pages 92 and 96 we show the breakout of the impacts of service, pay and age and changes in assumptions on our named executive officers' changes in pension values. The "noise" created by changes in assumptions introduces significant year-over-year volatility to our Summary Compensation Table totals and does not reflect decisions on compensation by the Committee.

●
Other: We do not include amounts related to our legacy cash-based long-term incentives and benefits and perquisites in total direct compensation for a year. However, these amounts are included in the Summary Compensation Table total as follows:

●
Legacy cash-based long-term incentives: Dividend equivalent payments on, and the growth in value above a reference rate of, our legacy cash-based long-term incentive plans (included in Columns F and G). We stopped granting cash-based long-term incentives in 2012.

	●	Benefits and perquisites: Perquisites and other personal benefits, Company contributions to our 401(k) and Excess Savings Plans and insurance premiums (included in Column H)

2023 Proxy Statement	91

Reconciliation: CEO TDC to Summary Compensation Table Total	2020	2021	2022
Total Direct Compensation	$10,171,538	$10,430,000	$19,870,962
LTI Timing & Accounting Differences	1,011,093	1,665,279	(7,730,212)
Change in Pension Present Value (included in SCT column G)	3,746,000	841,000	0
Other Items (included in SCT columns F, G and H)	696,372	869,013	958,737
Total from Summary Compensation Table (included in SCT column I)	15,625,003	13,805,292	13,099,487

CEO Compensation: LTI Timing & Accounting Differences	2020	2021	2022
LTI Value included in Total Direct Compensation	$7,980,000	$7,730,000	$15,990,000
Value of Timing Differences	(670,000)	250,000	(8,260,000)
Value of Accounting Differences	1,681,093	1,415,279	529,788
LTI Value included in Summary Compensation Table	8,991,093	9,395,279	8,259,788

92	2023 Proxy Statement

Change in Pension Value

In the graph and table below, we show the breakout of the impacts of service, pay, age and changes in assumptions on our CEO's change in pension value. On page 96 we show the same breakout for each of our named executive officers.
It is important to "separate the signal from the noise" in the change in pension present value. The "noise" created by changes in assumptions that are beyond our control introduces significant year-over-year volatility to the Summary Compensation Table totals and does not reflect decisions on compensation by the Committee.
Service, Pay and Age. The "signal" is fairly stable year-over-year: As shown in the graph and table, the change in present value due to service, pay and age is fairly stable year-over-year. These factors increase the present values of an executive's pension and are features of the plan's design.

●	Service: Each year of additional year of service increases the pension benefits.
●	Five-Year Average Pay: Increases in an executive's five-year average pay increase the pension benefits.
●	Age: Each year an executive is one year closer to retirement results in an increase in the present value solely due to the passage of time.
Changes in Assumptions. The "noise" introduces significant year-over-year volatility: As shown in the graph and table, changes in assumptions regarding mortality and interest rates introduce significant year-over-year volatility to the change in present value and the Summary Compensation Table totals. These variables are beyond our control and are not design features of the plan.

Change in CEO Pension Present Value ($)	2020	2021	2022
Impact of Service, Pay and Age	$1,341,000	$1,812,000	$4,079,000
Impact of Change in Assumptions	2,405,000	(971,000)	(6,245,000)
Total Change in Pension Value	3,746,000	841,000	(2,166,000)

2023 Proxy Statement	93

2022 Summary Compensation Table
In the table below, we show the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2022. We show the compensation of executive officers listed in the table below for 2021 and 2020 if they were also named in the 2022 and 2021 Proxy Statements. For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Duato Chairman/CEO	2022	$1,490,962	$5,940,829	$2,318,959	$3,079,750	$0	$268,987	$13,099,487
	2021	1,030,000	7,001,281	2,393,998	2,319,450	875,767	184,796	13,805,292
	2020	1,021,538	6,798,093	2,193,000	1,820,403	3,746,000	45,969	15,625,003
J. Wolk EVP, CFO	2022	1,008,462	4,718,897	1,841,952	1,177,800	0	75,971	8,823,082
	2021	938,077	4,877,538	1,688,997	1,560,863	1,809,897	78,243	10,953,615
	2020	885,385	4,163,841	1,448,997	1,044,179	2,607,000	46,636	10,196,038
J. Taubert EVP, Worldwide Chair Pharmaceuticals	2022	1,008,462	4,764,921	1,859,958	1,094,875	0	53,316	8,781,532
	2021	938,077	4,947,245	1,713,005	1,510,314	1,067,411	49,707	10,225,759
	2020	884,615	4,468,928	1,499,997	990,058	1,642,000	46,871	9,532,469
A. McEvoy EVP, Worldwide Chair MedTech	2022	984,615	3,935,021	1,535,967	890,250	0	44,308	7,390,161

T. Mongon EVP, Worldwide Chair Consumer Health	2022	917,308	3,681,233	1,436,969	798,000	62,000	196,900	7,092,410

Note: EVP means Executive Vice President.
Mr. Duato assumed the role of CEO on January 3, 2022 and the additional position of Chairman of the Board on January 2, 2023. Mr. Gorsky retired as Executive Chairman at the end of fiscal year 2022. His 2022 compensation is included in the Director Compensation section beginning on page 53.
Salary (Column C)
Column C includes the base salaries paid for the year.
Stock Awards (Column D)
Column D includes the grant date fair value of Performance Share Unit (PSU) and Restricted Share Unit (RSU) awards. See 2022 Grants of Plan-Based Awards on page 99 for details on 2022 awards.

94	2023 Proxy Statement

The following table details the number and value of the PSUs assuming achievement at (i) threshold, (ii) target and (iii) maximum performance (at 200%).

Name	Award	Performance Share Units
		Units			Grant Date Fair Value
		Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
J. Duato	2022-2024 PSU	0	30,317	60,634	$0	$5,167,806	$10,335,611
J. Wolk	2022-2024 PSU	0	24,081	48,162	0	4,104,823	8,209,646
J. Taubert	2022-2024 PSU	0	24,316	48,632	0	4,144,881	8,289,762
A. McEvoy	2022-2024 PSU	0	20,081	40,162	0	3,422,987	6,845,974
T. Mongon	2022-2024 PSU	0	18,786	37,572	0	3,202,243	6,404,486
Option Awards (Column E)
Column E includes the grant date fair value of option awards. See 2022 Grants of Plan-Based Awards on page 99 for details on 2022 awards.
Non-Equity Incentive Plan Compensation (Column F)
Column F includes the annual incentive and dividend equivalents received on vested Certificates of Long-Term Compensation (CLCs) and Certificates of Long-Term Performance (CLPs).

●
Annual Incentives: The Board and Committee approved the annual incentives after reviewing performance for the year. We determine the size of annual incentive payouts and pay them out in the first quarter of the year following the performance year.

●
CLCs and CLPs: We stopped granting CLCs and CLPs in 2012. These cash-based long-term incentives have all vested and will be paid out in accordance with their original terms. All the remaining CLPs for our named executive officers were paid out in March 2022 and there are none currently outstanding. The values of CLCs and CLPs are included in several tables in this Proxy Statement. The:

	●	Non-Equity Incentive Plan Compensation column of the Summary Compensation Table includes the dividend equivalents paid on vested CLCs and CLPs.
●
Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table includes the annual change in value of any vested CLCs and CLPs, but only to extent that the unit values grow at a rate that exceeds a reference rate of return.

●
Non-Qualified Deferred Compensation table on page 108 includes the value of vested CLCs and CLPs that have not been paid out and the value of the CLPs that were paid out at the end of their 10-year term.

2023 Proxy Statement	95

The following table details the amounts included in column F.

Non-Equity Incentive Plan Compensation
Name	Year	Annual Incentive ($)	Value of CLC Dividend Equivalents Earned During the Fiscal Year ($)	Value of CLP Dividend Equivalents Earned During the Fiscal Year ($)	Total ($)
J. Duato	2022	$2,390,000	$689,750	$0	$3,079,750
	2021	1,670,000	649,450	0	2,319,450
	2020	1,170,000	616,900	33,503	1,820,403
J. Wolk	2022	1,160,000	17,800	0	1,177,800
	2021	1,540,000	16,760	4,103	1,560,863
	2020	1,020,000	15,920	8,259	1,044,179
J. Taubert	2022	928,000	166,875	0	1,094,875
	2021	1,340,000	157,125	13,189	1,510,314
	2020	815,000	149,250	25,808	990,058
A. McEvoy	2022	690,000	200,250	0	890,250

T. Mongon	2022	798,000	0	0	798,000

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)
Column G includes the increase in the present value of the accrued pension benefit and the above-reference-rate non-qualified deferred compensation earnings. The table below shows the change in pension values and above-reference-rate amounts for vested CLCs.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings
Name	Fiscal Year	Change in Pension Value ($)	Above Reference-Rate Calculation for Vested CLCs ($)	Total ($)
J. Duato	2022	$0	$0	$0
	2021	841,000	34,767	875,767
	2020	3,746,000	0	3,746,000
J. Wolk	2022	0	0	0
	2021	1,809,000	897	1,809,897
	2020	2,607,000	0	2,607,000
J. Taubert	2022	0	0	0
	2021	1,059,000	8,411	1,067,411
	2020	1,642,000	0	1,642,000
A. McEvoy	2022	0	0	0

T. Mongon	2022	62,000	0	62,000

96	2023 Proxy Statement

Change in Pension Value

The change in pension present value is not a current cash payment. The pensions are only paid after retirement. See 2022 Pension Benefits on page 106 for details on the pension. See Note 10 to the Consolidated Financial Statements of the 2022 Form 10-K for details on the discount rate.

●	Impact of Service, Pay and Age: The following factors increased the present values:
	●	Service: An additional year of completed service was included in the calculation of benefits.
	●	Five-Year Average Pay: The five-year average pay increased since the previous fiscal year-end.
	●	Age: Each executive is one year closer to the age when we assume the pension payments will begin.
●
Impact of Changes in Assumptions: The change in present value is highly sensitive to changes in mortality and interest rate assumptions which can increase or decrease the values. The following table details the changes in actuarial assumptions and their net effect on the change in pension value.

Effect of Change in Actuarial Assumptions on Pension Present Value
Year	Mortality Table	Discount Rate	Net Effect of Changes on Pension Present Value
2022	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2021	5.42%	Decrease
2021	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2021	2.89%	Decrease
2020	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2019	2.55%	Increase
2019	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2019	3.46%	N/A

In the table below, we show the 2020-2022 changes in pension value and the impacts of: (i) service, pay and age; and (ii) changes in assumptions. Negative figures are not included in the Summary Compensation Table (according to SEC rules).

Change in Pension Value
Name	Year	Impact of Service, Pay, and Age ($)	Impact of Changes in Assumptions ($)	Total Change in Pension Value ($)	Amount Reported in Summary Compensation Table ($)
J. Duato	2022	$4,079,000	$(6,245,000)	$(2,166,000)	$0
	2021	1,812,000	(971,000)	841,000	841,000
	2020	1,341,000	2,405,000	3,746,000	3,746,000
J. Wolk	2022	2,249,000	(3,651,000)	(1,402,000)	0
	2021	2,365,000	(556,000)	1,809,000	1,809,000
	2020	1,508,000	1,099,000	2,607,000	2,607,000
J. Taubert	2022	1,218,000	(2,376,000)	(1,158,000)	0
	2021	1,430,000	(371,000)	1,059,000	1,059,000
	2020	814,000	828,000	1,642,000	1,642,000
A. McEvoy	2022	1,020,000	(3,617,000)	(2,597,000)	0

T. Mongon	2022	215,000	(153,000)	62,000	62,000

2023 Proxy Statement	97

Above-Reference-Rate Non-Qualified Deferred Compensation Earnings

Any above-reference-rate returns on vested CLCs are deferred and not paid in the current year.

●	The change in the values of the CLCs depends on our long-term operational performance.
●	We use 120% of the December applicable federal long-term interest rate (AFR) as the reference rate.
●	Negative figures are not included in the Summary Compensation Table (according to SEC rules).

The following table details the calculation of the above-reference-rate returns on CLCs.

Above-Reference-Rate Return	CLC
Beginning of Year Unit Value	$51.62
End of Year Unit Value	$52.90
Change in Unit Value ($)	$1.28
Change in Unit Value (%)	2.48%
Reference-Rate	5.22%
Above-Reference-Rate Return	(2.74)%
Above Reference-Rate Return Included in the Summary Compensation Table	0.00%

All Other Compensation (Column H)
Column H includes the 2022 value of perquisites and other personal benefits, tax reimbursements, Company contributions to our 401(k) and Excess Savings Plans, and insurance premiums. Details for 2021 and 2020 are included in our 2022 and 2021 Proxy Statements (dated March 16, 2022 and March 10, 2021, respectively).

Name	Perquisite and Other Personal Benefits ($)	Tax Reimbursements ($)	Registrant Contributions to Defined Contribution Plans ($)	Insurance Premiums ($)	Total ($)
J. Duato	$201,894	$0	$67,093	$0	$268,987
J. Wolk	23,245	0	45,381	7,345	75,971
J. Taubert	0	0	45,381	7,935	53,316
A. McEvoy	0	0	44,308	0	44,308
T. Mongon	155,621	0	41,279	0	196,900
*Ms. Taubert's and Ms. McEvoy's total perquisites and other personal benefits amounted to less than $10,000.

98	2023 Proxy Statement

Details on All Other Compensation

2022 Perquisites and Other Personal Benefits Detail

J. Duato: $201,894, which includes personal use of corporate aircraft of $180,847 and personal use of a company car and driver.

J. Wolk: $23,245, which includes personal use of corporate aircraft of $20,420, personal use of a company car and driver, and home security-related costs.

J. Taubert: $0.

A. McEvoy: $0.

T. Mongon: $155,621, which includes personal use of corporate aircraft of $151,396, personal use of a company car and driver, and home security-related costs.

We value perquisites and other personal benefits based on the incremental cost to the Company.
We calculate the incremental cost for personal use of Company aircraft as the sum of the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown and other smaller variable costs. Fixed costs such as aircraft purchase costs, maintenance not related to personal trips and flight crew salaries are not included.
We calculate the incremental cost for Company cars and drivers for commutation and other personal transportation as the sum of the cost of fuel, driver overtime fees and other smaller variable costs. Fixed costs such as car purchase costs, maintenance not related to personal trips and driver salaries are not included.
Named executive officers are taxed on the imputed income attributable to their personal use of Company aircraft and cars and do not receive tax assistance from us with respect to these amounts. These values are not paid to our named executive officers and consist primarily of driver overtime, fuel costs, landing fees, handling charges, crew expenses and other incidentals.
Tax Reimbursements: In 2013, the Committee discontinued all non-relocation related tax reimbursement for executive officers.

2023 Proxy Statement	99

2022 Grants of Plan-Based Awards
In the table below, we show the potential ranges of the 2022 annual incentives and the PSUs, RSUs and options granted in 2022. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 93.
For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I	J	K	L	M	N
Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Share Units)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Duato	Annual Incentive		$0	$2,625,000	$5,250,000
	2022-2024 PSU	2/14/2022				0	30,317	60,634					$5,167,806
	RSU	2/14/2022							5,053				773,023
	Stock Awards Total												5,940,829
	Option	2/14/2022								99,811	$165.89	$165.60	2,318,959
J. Wolk	Annual Incentive		0	1,275,000	2,550,000
	2022-2024 PSU	2/14/2022				0	24,081	48,162					4,104,823
	RSU	2/14/2022							4,014				614,074
	Stock Awards Total												4,718,897
	Option	2/14/2022								79,280	165.89	165.60	1,841,952
J. Taubert	Annual Incentive		0	1,020,000	2,040,000
	2022-2024 PSU	2/14/2022				0	24,316	48,632					4,144,881
	RSU	2/14/2022							4,053				620,040
	Stock Awards Total												4,764,921
	Option	2/14/2022								80,055	165.89	165.60	1,859,958
A. McEvoy	Annual Incentive		0	1,000,000	2,000,000
	2022-2024 PSU	2/14/2022				0	20,081	40,162					3,422,987
	RSU	2/14/2022							3,347				512,034
	Stock Awards Total												3,935,021
	Option	2/14/2022								66,110	165.89	165.60	1,535,967
T. Mongon	Annual Incentive		0	925,000	1,850,000
	2022-2024 PSU	2/14/2022				0	18,786	37,572					3,202,243
	RSU	2/14/2022							3,131				478,990
	Stock Awards Total												3,681,233
	Option	2/14/2022								61,849	165.89	165.60	1,436,969

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns D through F)
Columns D through F include the threshold, target and maximum annual incentive amounts for 2022 performance. The Board and the Committee considered this potential range when they determined the actual annual incentives (included in column F of the Summary Compensation Table on page 93).
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns G through I)
Columns G through I include the threshold, target and maximum number of PSUs that were granted in 2022 based on 2021 performance.

100	2023 Proxy Statement

All Other Stock Awards (Column J)
Column J includes the number of RSUs awarded in February 2022 based on 2021 performance.
All Other Option Awards (Columns K through M)
Columns K through M include the number of options awarded in February 2022 based on 2021 performance, their exercise price and the closing stock price on the date of grant.
The exercise price equals the average of the high and low stock prices on the NYSE on the grant date. The closing price on the grant date was $0.29 lower than the exercise price.
Grant Date Fair Value of Stock and Option Awards (Column N)
Column N includes the grant date fair values of PSUs, RSUs and option awards granted in 2022. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 93.

2023 Proxy Statement	101

Details on 2022 Long-Term Incentive Grant Date Fair Values Per Unit or Option
Assumptions used for PSUs, RSUs and options: We used the same grant date, common stock fair market value and dividend yield assumptions in calculating the fair values of the PSUs, RSUs and options.

Fair values of RSUs and PSUs tied to 2022-2024 EPS: We calculated the fair value of RSUs, and the PSUs tied to 2022-2024 EPS based on the common stock fair market value discounted by the expected dividend yield since dividends are not paid prior to vesting.

2022-2024 PSUs: We calculated the fair value of the 2022-2024 PSUs using the weighted average of the fair values of the EPS and relative TSR components. An independent third party calculated the fair value of the PSUs tied to relative TSR using a Monte Carlo simulation.

Options: We valued the options using the Black-Scholes model with the assumptions below.

Assumptions Used in PSU, RSU and Option Fair Value Calculations
Grant Date		2/14/2022
Common Stock Fair Market Value (average of the high and low prices on the NYSE)		$165.89
Dividend Yield		2.70%

Fair Values of RSUs and PSUs tied to 2022-2024 EPS Performance
RSUs		$152.983
2022-2024 PSUs Tied to 2022-2024 EPS Performance		$152.983

2022–2024 PSU Fair Value
Performance Measures	Weight	Fair Value
2022-2024 EPS	50%	$152.983
2022-2024 Relative TSR	50%	$187.934
Weighted Average		$170.459

2022 Option Fair Value
Exercise Price		$165.89
Risk Free Rate (determined based on the seven-year U.S. treasury rate)		1.98%
Expected Volatility (calculated using blended historical average volatility and implied volatility on at-the-money, 2-year, traded options)		18.003%
Expected Life in Years (calculated based on historical data)		7.00
Fair Value		$23.234

102	2023 Proxy Statement

2022 Outstanding Equity Awards at Fiscal Year-End
In the table below, we show the outstanding options, RSUs and PSUs as of fiscal year-end 2022.

A	B	C	D	E	F	G	H	I	J	K
Name	Grant Date	Vesting Date	Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
J. Duato	Options
	1/16/2013	1/16/2016	148,538		$72.54	1/13/2023
	2/10/2014	2/11/2017	130,969		90.44	2/9/2024
	2/9/2015	2/10/2018	126,369		100.06	2/9/2025
	2/8/2016	2/9/2019	125,824		101.87	2/8/2026
	2/13/2017	2/13/2020	123,291		115.67	2/13/2027
	2/12/2018	2/12/2021	105,307		129.51	2/12/2028
	2/11/2019	2/11/2022	110,868		131.94	2/11/2029
	2/10/2020	2/10/2023		133,516	151.41	2/10/2030
	2/8/2021	2/8/2024		114,776	164.62	2/8/2031
	2/14/2022	2/14/2025		99,811	165.89	2/14/2032
	RSUs
	2/10/2020	2/10/2023					5,220	$922,113
	2/8/2021	2/8/2024					5,225	922,996
	2/14/2022	2/14/2025					5,053	892,612
	2020- 2022 PSU Award
	2/10/2020	2/10/2023					31,319	5,532,501
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	39,283	$6,939,342
	2022 - 2024 PSU Award
	2/14/2022	2/14/2025					0	0	37,472	6,619,429
J. Wolk	Options
	2/9/2015	2/10/2018	13,015		100.06	2/9/2025
	2/8/2016	2/9/2019	16,820		101.87	2/8/2026
	2/13/2017	2/13/2020	19,241		115.67	2/13/2027
	2/12/2018	2/12/2021	12,066		129.51	2/12/2028
	2/11/2019	2/11/2022	66,386		131.94	2/11/2029
	2/10/2020	2/10/2023		88,219	151.41	2/10/2030
	2/8/2021	2/8/2024		80,976	164.62	2/8/2031
	2/14/2022	2/14/2025		79,280	165.89	2/14/2032
	RSUs
	2/10/2020	2/10/2023					3,449	609,266
	2/8/2021	2/8/2024					3,686	651,132
	2/14/2022	2/14/2025					4,014	709,073
	2020- 2022 PSU Award
	2/10/2020	2/10/2023					20,693	3,655,418
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	27,715	4,895,855
	2022 - 2024 PSU Award
	2/14/2022	2/14/2025					0	0	29,764	5,257,811

2023 Proxy Statement	103

A	B	C	D	E	F	G	H	I	J	K
Name	Grant Date	Vesting Date	Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
J. Taubert	Options
	2/10/2014	2/11/2017	59,397		90.44	2/9/2024
	2/9/2015	2/10/2018	58,504		100.06	2/9/2025
	2/8/2016	2/9/2019	56,471		101.87	2/8/2026
	2/13/2017	2/13/2020	43,712		115.67	2/13/2027
	2/12/2018	2/12/2021	43,391		129.51	2/12/2028
	2/11/2019	2/11/2022	67,397		131.94	2/11/2029
	2/10/2020	2/10/2023		91,324	151.41	2/10/2030
	2/8/2021	2/8/2024		82,127	164.62	2/8/2031
	2/14/2022	2/14/2025		80,055	165.89	2/14/2032
	RSUs
	2/10/2020	2/10/2023					3,570	$630,641
	2/8/2021	2/8/2024					3,739	660,494
	2/14/2022	2/14/2025					4,053	715,962
	2020- 2022 PSU Award
	2/10/2020	2/10/2023					21,422	3,784,196
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	28,109	$4,965,455
	2022 - 2024 PSU Award
	2/14/2022	2/14/2025					0	0	30,054	5,309,039
A. McEvoy	Options
	2/10/2014	2/11/2017	49,225		90.44	2/9/2024
	2/9/2015	2/10/2018	46,803		100.06	2/9/2025
	2/8/2016	2/9/2019	43,689		101.87	2/8/2026
	2/13/2017	2/13/2020	37,361		115.67	2/13/2027
	2/12/2018	2/12/2021	41,889		129.51	2/12/2028
	2/11/2019	2/11/2022	58,972		131.94	2/11/2029
	2/10/2020	2/10/2023		76,712	151.41	2/10/2030
	2/8/2021	2/8/2024		68,894	164.62	2/8/2031
	2/14/2022	2/14/2025		66,110	165.89	2/14/2032
	RSUs
	2/10/2020	2/10/2023					2,999	529,773
	2/8/2021	2/8/2024					3,136	553,974
	2/14/2022	2/14/2025					3,347	591,248
	2020- 2022 PSU Award
	2/10/2020	2/10/2023					17,994	3,178,640
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	23,580	4,165,407
	2022 - 2024 PSU Award
	2/14/2022	2/14/2025					0	0	24,820	4,384,453

104	2023 Proxy Statement

A	B	C	D	E	F	G	H	I	J	K
Name	Grant Date	Vesting Date	Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
T. Mongon	Options
	2/10/2020	2/10/2023		58,447	151.41	2/10/2030
	2/8/2021	2/8/2024		69,470	164.62	2/8/2031
	2/14/2022	2/14/2025		61,849	165.89	2/14/2032
	RSUs
	2/10/2020	2/10/2023					2,285	$403,645
	2/8/2021	2/8/2024					3,163	558,744
	2/14/2022	2/14/2025					3,131	553,091
	2020- 2022 PSU Award
	2/10/2020	2/10/2023					13,710	2,421,872
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	23,777	$4,200,207
	2022 - 2024 PSU Award
	2/14/2022	2/14/2025					0	0	23,219	4,101,636
Vesting Date (Column C) Our options, RSUs and PSUs vest 100% three-years from the date of grant. PSUs are not distributed until the percent of target vested based on performance is certified by the Committee at the end of the three-year performance period.
Number of Shares or Units of Stock that Have Not Vested (Column H) The PSUs that have been earned based on performance to date are included in column H. See 2020-2022 Performance Share Unit (PSU) Payout on page 69 for details.
Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (Column J) We calculated the estimated number of PSUs to vest in the future assuming:

●	2021-2023 PSUs tied to (i) Relative TSR performance vest at 117.0% of target and (ii) cumulative adjusted EPS performance vest at 133.6% of target.
●	2022-2024 PSUs tied to (i) Relative TSR performance vest at 156.0% of target and (ii) cumulative adjusted EPS performance vest at 91.2% of target.

Market Value of Shares or Units of Stock That Have Not Vested (Columns I and K) We calculated the market values of unvested RSUs and PSUs included in columns I and K using the closing price of our common stock on the NYSE on December 30, 2022, which was the last business day of fiscal 2022, of $176.65.

2023 Proxy Statement	105

2022 Option Exercises and Stock Vested
In the table below, we show how many options each executive exercised in 2022 and the value received from exercising them. We also show how many PSUs and RSUs vested in 2022 and their value when they vested.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
J. Duato	84,423	$8,650,825	35,138	$5,845,098
J. Wolk	14,781	1,351,073	21,041	3,500,106
J. Taubert	76,923	8,018,407	21,361	3,553,335
A. McEvoy	73,323	7,546,953	18,691	3,109,190
T. Mongon	83,074	4,830,204	7,681	1,285,328

106	2023 Proxy Statement

2022 Pension Benefits
In the table below, we show the present value of pension benefits as of year-end 2022 and payments during 2022. For a complete understanding of the table, please read the description of the pension benefits that follows the table.

Name	Number of Years Credited Service (#)	Normal Retirement Age	Present Value of Accumulated Benefits			Payments During Last Fiscal Year ($)
			Salaried Pension Plan ($)	Excess Pension Plan ($)	Total ($)
J. Duato	33	62	$1,672,000	$16,241,000	$17,913,000	$0
J. Wolk	24	62	989,000	6,434,000	7,423,000	0
J. Taubert	17	62	826,000	5,059,000	5,885,000	0
A. McEvoy	26	62	865,000	4,467,000	5,332,000	0
T. Mongon	3	62	99,000	514,000	613,000	0
We calculated the present values in the table using the same assumptions we used for the pension liabilities included in our 2022 Annual Report.
We provide pension benefits to our employees to provide retirement income, facilitate succession, and motivate long-service. Our pension benefits are paid through our Salaried Pension Plan and Excess Pension Plan as described below.
The named executive officers participate in the defined benefit pension plan on the same basis as other U.S. non-union employees. For all NEOs other than Mr. Mongon, their pension benefit is determined solely under the formula that applies to other eligible U.S. non-union employees hired before January 1, 2015 (the Final Average Pay formula). We offset the benefits from the Final Average Pay plans for amounts earned from our non-U.S. pension plans.
For Mr. Mongon, his pension benefit is determined under the formula applicable to employees hired on or after January 1, 2015 (the Retirement Value Plan, or “RVP”, formula). The Final Average Pay and RVP formulas are described below. Starting on January 1, 2026, all eligible U.S. non-union employees (regardless of hire date) will accrue benefits under the defined benefit pension plan formula that applies to employees hired on or after January 1, 2015.

●	U.S. Final Average Pay Pension Formula: This formula determines a monthly annuity amount payable for life.

●
Retirement Age: At age 62 former employees can begin receiving unreduced pension payments. At age 55 they can begin receiving reduced pension benefits. If a former employee begins receiving his or her pension before age 62, the pension is reduced by 4% per year for each year before age 62.

	●	Monthly Annuity Amount: We calculate the monthly annuity amount as:
		(1)	Final average earnings multiplied by 1.667%, multiplied by years of service prior to 2005, plus
		(2)	Final average earnings multiplied by 1.55%, multiplied by years of service after 2004, minus
		(3)	Age 65 Social Security benefits multiplied by 1.429%, multiplied by total years of service, plus
		(4)	Frozen grandfathered benefits related to pre-2009 dividend equivalents on unvested CLCs (less than 2% of the total pension benefit for each named executive officer).

	●	Final Average Earnings: Final average earnings is the average of the highest consecutive 60 months out of the last 120 months of pay. Earnings include base salary and annual incentive payouts.
	●	Benefits Paid as an Annuity: Final Average Pay benefits under the Salaried Pension Plan and Excess Pension Plan must be taken in the form of an annuity.

2023 Proxy Statement	107

●
U.S. Retirement Value Plan Pension Formula: This formula determines a lump sum payable at the time the employee is deemed to have 'retired' from Johnson & Johnson (generally separation from Johnson & Johnson, or if later, attainment of a specified age).

●
Retirement Age: At age 62 former employees can begin receiving unreduced pension payments. At age 55 they can begin receiving reduced pension benefits. If a former employee begins receiving his or her pension before age 62, the pension is reduced for each year before age 62.

●
Lump Sum Amount: Johnson & Johnson calculates the lump sum amount as an RVP credit of 15% of “plan earnings” (see below) for each year of service. The sum of each year’s RVP credits equals the pension benefit payable as a lump sum at age 62.

	●	Plan Earnings: Earnings include base salary and annual incentive payouts.

●
Form of Benefit Payment: RVP benefits under the Excess Pension Plan benefit are available only as a lump sum. RVP benefits under the Salaried Pension Plan are expressed as a lump sum but can also be payable in one of the optional annuity forms available for RVP benefits under the Salaried Pension Plan.

●	Pension Plans: We pay our U.S. pensions from the Salaried and Excess Pension Plans as follows:

	●	Salaried Pension Plan: The Salaried Pension Plan applies the Final Average Pay and RVP formulas, as applicable, to pay up to the IRS’s covered compensation limit. The limit was $305,000 in 2022.
●
Excess Pension Plan: The Excess Pension Plan uses the Final Average Pay and RVP pension formulas, as applicable, without applying the IRS pay limits. Its payments are reduced by amounts paid from the Salaried Pension Plan. U.S. non-union employees participate in the Excess Pension Plan if their covered compensation exceeds the IRS limit.

108	2023 Proxy Statement

2022 Non-Qualified Deferred Compensation
In the table below, we show our named executive officers’ year-end non-tax-qualified compensation deferral plan balances. We also show how much they and the Company contributed to the plans, the earnings on the deferred compensation, and withdrawals and distributions during the year. For a complete understanding of the table, please read the descriptions of the columns that follow the table.

A	B	C	D	E	F
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
J. Duato	$0	$53,368	$85,318	$0	$8,805,899
J. Wolk	0	31,656	(26,497)	157,719	388,842
J. Taubert	1,782,727	31,656	(992,782)	506,930	6,736,914
A. McEvoy	0	30,583	(11,516)	647,720	2,731,052
T. Mongon	0	27,554	(13,553)	197,135	89,700

Executive Contributions in Last Fiscal Year (Column B)
Column B includes the amount the named executive officers deferred under the Executive Income Deferral Plan. This plan allows eligible employees to defer up to 50% of their base salary and 100% of their annual incentive. These amounts were included in columns C and F of the Summary Compensation Table.
Registrant Contributions in Last Fiscal Year (Column C)
Column C includes Company contributions to the named executive officer’s Excess Savings Plan accounts. These amounts are included in Column H of the Summary Compensation Table.
Aggregate Earnings in Last Fiscal Year (Column D)
Column D includes earnings on the Executive Income Deferral Plan and Excess Savings Plan. It also includes the change in value of vested Certificates of Long-Term Compensation (CLCs). We show each of these amounts and the total earnings in the table below. See details on CLC unit values on page 97.
The earnings or losses on the Executive Income Deferral Plan and Excess Savings Plan balances are based on market rates of return as described on page 97. Therefore, there are no above-market earnings from these plans and the amounts are not included in column G of the Summary Compensation Table.
The changes in value of the CLCs are included in Column G of the Summary Compensation Table but only to the extent that the unit value grows at a rate that exceeds a reference rate of return. See page 95 for details.

Name	Earnings / (Losses) on Executive Income Deferral Plan ($)	Earnings / (Losses) on Excess Savings Plan ($)	Change in Value of Vested CLCs ($)	Total ($)
J. Duato	$0	$(113,082)	$198,400	$85,318
J. Wolk	0	(31,617)	5,120	(26,497)
J. Taubert	(973,869)	(66,913)	48,000	(992,782)
A. McEvoy	0	(69,116)	57,600	(11,516)
T. Mongon	0	(13,553)	0	(13,553)

Aggregate Withdrawals / Distributions (Column E)
Column E includes the payouts of vested CLPs awarded in 2012 at the end of their 10-year terms.

2023 Proxy Statement	109

Aggregate Balance at Last Fiscal Year-End (Column F)
Column F includes the Executive Income Deferral Plan and Excess Savings Plan balances. It also includes the value of all vested CLCs (calculated using the end of year unit values). The amounts below were reported as compensation to the named executive officers in previous Summary Compensation Tables to the extent required. See details on CLC unit values below.

Name	Executive Income Deferral Plan Balance ($)	Excess Savings Plan Balance ($)	Value of Vested CLCs ($)	Total ($)
J. Duato	$0	$606,399	$8,199,500	$8,805,899
J. Wolk	0	177,242	211,600	388,842
J. Taubert	4,395,535	357,629	1,983,750	6,736,914
A. McEvoy	0	350,552	2,380,500	2,731,052
T. Mongon	0	89,700	0	89,700

●	Executive Income Deferral Plan: Our executive officers can defer up to 50% of their base salary and 100% of their annual incentive under the Executive Income Deferral Plan.

●
Earnings: The deferred amounts are credited with earnings equal to the return on Johnson & Johnson common stock, one-year Treasury Bills or the investment options within our 401(k) Savings Plan. The participant elects the allocation among these alternatives.

	●	Distribution: Amounts deferred are paid on the later of six months after termination or January of the year following termination.

●
Excess Savings Plan: Our 401(k) Savings Plan provides a matching contribution of 4.5% of base salary to employees who contribute at least 6% of base salary. The base salary covered under this plan is limited by the IRS’s covered compensation limit. The limit was $305,000 in 2022. The Excess Savings Plan credits an unfunded account with 4.5% of the amount of the base salary over the IRS limit.

●
Earnings: The accounts were credited with earnings equal to the return on each named executive officer's default Target Date Fund as determined by birth year. The average full year return for the group was -16.90%.

	●	Distribution: Account balances will be paid out in a lump sum six months after termination, unless the participant made an irrevocable deferral or installment election before December 15, 2008.

Details on CLC Unit Values

The following table includes the beginning and end of year CLC unit values. It also includes the change in unit values during the year.

Unit Values and Change in Values	CLC ($)
Beginning of Year Unit Value	$51.62
End of Year Unit Value	$52.90
Change in Unit Value	$1.28

110	2023 Proxy Statement

2022 Potential Payments Upon Termination
We pay earned and unpaid compensation to our employees upon termination as described below. In addition, depending upon the circumstances of the termination and the employee’s age and years of service, we pay severance, provide continued health benefit coverage and provide continued vesting in equity incentives as described below. We have no change-in-control benefits.

●
Earned but Unpaid Compensation: Upon any termination of employment as of year-end 2022, employees would receive their 2022 annual incentive and vested non-qualified deferred compensation. They would also be entitled to their pension benefits upon retirement. If a named executive officer had terminated as of year-end 2022, he or she would have received his or her:

●
Earned but Unpaid Annual Incentives for 2022. An employee must be employed through the end of the year to be eligible for a non-pro-rated annual incentive payout. However, in case of involuntary termination for cause, these amounts would be forfeited. See the Non-Equity Incentive Plan Compensation table on page 94 for the annual incentive amounts.

	●	Vested Non-Qualified Deferred Compensation Balances. See the Non-Qualified Deferred Compensation — Aggregate Balance at Last Fiscal Year-End (Column F) table on page 109 for the year-end balances.
	●	Pension Benefits upon Retirement. See 2022 Pension Benefits on page 106 for details.

●
Severance, Healthcare Coverage and Equity Incentives: In the following table, we show the value of cash severance, continued healthcare coverage and continued vesting in equity incentives as if the named executive officers had terminated as of year-end 2022 under the circumstances shown below. For a complete understanding of the table please read the descriptions of the types of payments that follow the table.

●
No Change-in-Control Benefits: We do not have any change-in-control agreements or arrangements in place for any of our named executive officers. Our 2022 Long-Term Incentive Plan only provides for a change-in-control benefit in the event that outstanding awards granted under the plan are not assumed or substituted by the acquirer in connection with a change-in-control, in which case the awards will vest and any performance conditions will be deemed to be achieved at the greater of target or actual performance levels as of the date of the change-in-control. If outstanding awards are assumed or substituted, the awards will remain outstanding and will continue to vest following the change-in-control.

2023 Proxy Statement	111

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination with Cause ($)	Death ($)	Disability ($)
J. Duato	Cash Severance	$0	$1,903,846	$0	$0	$0
	Healthcare Coverage	141,000	146,000	141,000	74,000	227,000
	Equity Incentives	27,653,658	27,653,658	0	27,653,658	27,653,658
	Total	27,794,658	29,703,504	141,000	27,727,658	27,880,658
J. Wolk	Cash Severance	0	1,020,000	0	0	0
	Healthcare Coverage	184,000	190,000	184,000	96,000	283,000
	Equity Incentives	19,832,397	19,832,397	0	19,832,397	19,832,397
	Total	20,016,397	21,042,397	184,000	19,928,397	20,115,397
J. Taubert	Cash Severance	0	1,020,000	0	0	0
	Healthcare Coverage	131,000	139,000	131,000	70,000	249,000
	Equity Incentives	20,220,185	20,220,185	0	20,220,185	20,220,185
	Total	20,351,185	21,379,185	131,000	20,290,185	20,469,185
A. McEvoy	Cash Severance	0	1,000,000	0	0	0
	Healthcare Coverage	0	144,000	0	10,000	298,000
	Equity Incentives	0	0	0	16,879,845	16,879,845
	Total	0	1,144,000	0	16,889,845	17,177,845
T. Mongon (1)	Cash Severance	0	925,000	0	0	0
	Healthcare Coverage	0	101,000	0	10,000	345,000
	Equity Incentives	0	0	0	15,215,616	15,215,616
	Total	0	1,026,000	0	15,225,616	15,560,616

(1) If Mr. Mongon had terminated without cause as of fiscal year-end 2022, the payment of his $3,000,000 engagement award that is contingent on the successful separation of the Consumer Health business would have been accelerated.

Terminations Due to a Reduction in Force or Specified Divestiture

All of our unvested outstanding long-term incentive awards are subject to special provisions in the event of a termination due to a Reduction in Force (RIF) or Specified Divestiture (as detailed on page 81). As of December 30, 2022, each named executive officer except Ms. McEvoy and Mr. Mongon was eligible for Qualifying Separation treatment of their long-term incentives. For these executives:

●	Termination due to a RIF would result in amounts equal to those in the Involuntary Termination Without Cause column of the Potential Payments Upon Termination table above, and
●	Termination due to a Specified Divestiture would result in amounts equal to those in the Involuntary Termination Without Cause column, except they would not receive severance.

If Ms. McEvoy or Mr. Mongon had been terminated due to either a RIF or Specified Divestiture, he or she would have been eligible to receive a pro-rated portion of his or her unvested long-term incentives rather than the zeros shown in the Potential Payment Upon Termination table. As of December 30, 2022, the total value of Ms. McEvoy's and Mr. Mongon's pro-rated long-term incentives was $10,610,491 and $9,237,639, respectively.

Cash Severance

Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
In order to receive the full number of weeks of base salary under our Severance Pay Plan, U.S. employees must sign a release agreement and comply with the conditions set forth in the agreement which may include compliance with

112	2023 Proxy Statement

non-competition provisions, release of all claims and rights, and any other terms set forth in the agreement. If U.S. employees do not sign the release agreement, the severance amount is four weeks of base salary.
In the table below, we show how the Cash Severance amounts in the table above were calculated.

Name	Salary Rate as of Year-End ($)	Years of Eligible Service (#)	Weeks of Base Salary Continuation			Total Amount of Cash Severance ($)
			Accrued (#)	Minimum (#)	Final (#)
J. Duato	$1,500,000	33	66	52	66	$1,903,846
J. Wolk	1,020,000	24	48	52	52	1,020,000
J. Taubert	1,020,000	17	34	52	52	1,020,000
A. McEvoy	1,000,000	26	52	52	52	1,000,000
T. Mongon	925,000	22	44	52	52	925,000

2023 Proxy Statement	113

Healthcare Coverage

Upon termination of employment, all non-union U.S. employees receive continued healthcare coverage that varies based upon the termination circumstances. The Healthcare Coverage amounts in the table on page 111 are the present values of continued healthcare coverage. The values vary based upon the termination circumstances as follows:

Healthcare Coverage	Eligibility	Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause	Death	Disability
Retiree	Employees age 55 with ten years of service	Duato Wolk Taubert	✓	✓ Begins at the end of the cash severance period	✓	✓ Coverage for dependents	✓
Separation	Employees between ages 50 and 54 with ten years of service who are involuntarily terminated without cause	McEvoy Mongon	Not applicable	✓ Begins at the earlier of the cash severance period or 52 weeks and ends at age 65	Not applicable	Not applicable	Not applicable
Active-employee	All Employees		No continued coverage	✓ While on severance - up to 52 weeks	No continued coverage	✓ Coverage for dependents for 6 months	✓ While on long-term disability
Note: "✓" means eligible for coverage.

Equity Incentives

The Equity Incentives amounts in the table on page 111 are the value of unvested equity incentives as of year-end 2022. The values vary based upon the termination circumstances as described under Long-Term Incentive Vesting and Treatment upon Termination on page 80.

114	2023 Proxy Statement

Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO

The annual total compensation of our median-paid employee on a worldwide basis for 2022 was $80,000. The annual total compensation of our Chief Executive Officer for 2022 was $13,121,860. The ratio of the two amounts for 2022 is 164 to 1. For a complete understanding of these amounts, please read the descriptions below.
We used the following methodology and assumptions to calculate the annual total compensation of the median-paid employee:

●	We included 100% of our employees (other than our Chief Executive Officer) in the calculation of median, as follows:

● We gathered payroll data from 24 countries around the world, which account for 92% of our employees.
●
We assumed that the remaining 8% of our employees (not included in this database) are paid less than the median. This is a conservative assumption. If any of the employees assumed to be below the median were paid higher than the calculated median, the actual median would be higher.

●	We calculated the annual total compensation and ranked our employees using: (i) taxable cash earnings, which includes salary, wages (regular, hourly, overtime, shift differentials), commissions, annual incentives and other miscellaneous cash earnings; (ii) the estimated value of the Company-provided pension earned during 2022 and Company contributions to defined contribution retirement plans during 2022 (using an estimated percentage of salary for each country where we have a Company-provided retirement plan); and (iii) the estimated value of Company-provided medical and dental insurance coverage (using an estimated per-employee amount for each country where we have Company-provided medical and dental plans).

●
Using our year-end 2022 total employee count, we counted down from the top to identify the median-paid employee. At least 50% of our employees have annual total compensation amounts higher than $80,000.

●	We rounded the annual total compensation of the median-paid employee to the nearest thousand dollars.

The annual total compensation of our Chief Executive Officer for 2022 is the $13,099,487 total as reported in the Summary Compensation Table on page 93 plus healthcare benefits of $22,373.
The ratio of the annual total compensation of the median-paid employee to the CEO is calculated by dividing the annual total compensation of our Chief Executive Officer by that of our median-paid employee. Because the annual total compensation of the median-paid employee is a conservative estimate (as described above), the pay ratio is also a conservative estimate – the actual ratio could be lower but not higher.

Comparison to 2021 Median-Paid Annual Total Compensation

The annual total compensation of our median-paid employee for 2021 was $90,000. The median for 2022 is $80,000. The net effect of changes in currency exchange rates contributed to the decrease in the median. If the exchange rates had not changed during 2022, the median would have been $86,000.

2023 Proxy Statement	115

Pay Versus Performance

In the table below, we show the compensation for our CEO (PEO in the table) and the average of the other named executive officers, our cumulative total shareholder return, net income and annual relative total shareholder return (TSR), and the cumulative total shareholder returns of our peer indices. Our executives’ compensation is shown using the totals from the Summary Compensation Table and Compensation Actually Paid (CAP) according to SEC rules.
Pay Versus Performance Table

A	B	C	D	E	F	G	H	I	J
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return (S&P Pharmaceuticals Sub Index)	Peer Group Total Shareholder Return (S&P Healthcare Equipment Sub Index)	Net Income ($millions)	Annual Relative Total Shareholder Return (% points)
2022	$13,099,487	$18,910,984	$8,021,796	$11,882,576	$130.91	$146.65	$113.92	17,941	5.6%
2021	26,741,959	39,418,762	12,498,029	16,589,485	123.54	135.21	140.40	20,878	(2.4)
2020	29,575,974	28,993,387	12,948,370	11,481,072	110.85	107.53	117.63	14,714	1.6

Summary Compensation Table Total for PEO and Average Summary Compensation Table Total for Non-PEO NEOs (Columns B and D)
Column B includes the amounts reported in the Total column of the Summary Compensation Table for our CEO. Column D includes the average of the amounts reported in the Total column of the Summary Compensation Table for our named executive officers excluding our CEO.

In the table below, we show which executives were included in columns B through E in 2020-2022.

Executive Name	PEO			Non-PEO NEO
	2020	2021	2022	2020	2021	2022
A. Gorsky	X	X
J. Duato			X	X	X
J. Wolk				X	X	X
P. Stoffels				X	X
J. Taubert				X	X	X
A. McEvoy						X
T. Mongon						X

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Compensation Actually Paid to PEO and Average Compensation Actually Paid to Non-PEO NEOs
(Columns C and E)
Columns C and E, respectively, include the amount of Compensation Actually Paid to our CEO and average of our other NEOs (according to SEC rules). The amounts are not current cash payments. Our retirement benefits are paid only after retirement and our long-term incentives’ value vary with company performance (including stock price) until they are vested or exercised (in the case of options).
The following table shows adjustments made to total compensation for each year to determine the Compensation Actually Paid:

Year	Summary Compensation Table Total	Minus Summary Compensation Table Value of Equity Awards	Plus Pay Versus Performance Value of Equity Awards	Minus Summary Compensation Table Change in the Actuarial Present Value of Pension Benefits	Plus Pay Versus Performance Value of Pension Benefits	Equals Compensation Actually Paid
PEO
2022	$13,099,487	$8,259,788	$13,597,284	$0	$474,001	$18,910,984
2021	26,741,959	19,859,172	32,223,745	676,000	988,230	39,418,762
2020	29,575,974	18,140,649	23,565,672	6,436,000	428,390	28,993,387
Average of Non-PEO NEOs
2022	8,021,796	5,943,730	9,490,231	15,500	329,779	11,882,576
2021	12,498,029	8,169,384	12,845,811	1,160,000	575,029	16,589,485
2020	12,948,370	7,411,495	9,054,248	3,000,000	(110,051)	11,481,072

●	Summary Compensation Table Value of Equity Awards includes the total grant date fair value of equity awards reported in the Stock Awards and Option Awards columns in the Summary Compensation Table.
●	Pay Versus Performance Value of Equity Awards includes the following:
	●	For awards granted in the applicable year, the fair value:
		●	At year-end for awards that are outstanding and unvested
		●	As of the vesting date for awards that vest in the applicable year
	●	For awards granted in prior years, the change in fair value:
		●	From the beginning of the year to the end of the year for awards that remain outstanding and unvested
		●	From the beginning of the year to the vesting date for awards that vest in the applicable year
		●	From the beginning of the year to zero for awards that fail to vest
	●	Fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield and risk-free interest rates) that are consistent with those used to estimate fair value at grant under U.S. GAAP. The valuation assumptions used to calculate option fair values differed materially from those disclosed at the time of grant in the following ways:
		●	Risk-free rates range from 0.3% to 4.0% for the pay-versus-performance valuations versus a range of 0.8% to 2.8% for grant-date valuations. The risk-free rates differed due to macroeconomic changes between the grant date and valuation dates.
		●	The expected option term estimate ranges from four years to 6.1 years for the pay versus performance valuations versus seven years for the grant date valuations. The expected term decreased from the grant date to incorporate the passage of time in the award’s life.
		●	All other valuation assumptions are not materially different from the grant-date assumptions and there were no changes in calculation methodology. See Common Stock, Stock Option Plans and Stock Compensation Agreements Note to the Consolidated Financial Statements of the Form 10-K for additional details on the valuation assumptions used at grant.
The following table shows the amounts included in the Pay Versus Performance Value of Equity Awards.

2023 Proxy Statement	117

Year	Year-End Fair Value of Equity Awards Granted During Applicable Year	Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	Change in Fair Value as of the Vesting Date of Any Prior -Year Awards that Vested During Applicable Year	Pay Versus Performance Value of Equity Awards
PEO
2022	$10,012,527	$4,005,011	$(420,254)	$13,597,284
2021	21,784,640	7,510,917	2,928,188	32,223,745
2020	17,452,777	3,954,446	2,158,449	23,565,672
Average of Non-PEO NEOs
2022	7,204,994	2,486,599	(201,362)	9,490,231
2021	8,964,136	3,045,440	836,235	12,845,811
2020	7,143,024	1,311,996	599,228	9,054,248

●
Summary Compensation Table Change in the Actuarial Present Value of Pension Benefits includes the changes in pension value reported in the Change in Pension and Non-Qualified Deferred Compensation column of the Summary Compensation Table.

●	Pay Versus Performance Value of Pension Benefits includes the following:
		●	Service Costs: The actuarially determined pension service cost for services rendered by our CEO or NEOs
●
Prior Service Costs: The entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the applicable year that is attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation.

	●	The amounts deducted or added in calculating the Pay Versus Performance Value of Pension Benefits are as follows:

Year	Service Costs Attributable to the Applicable Year	Prior Service Costs Introduced During the Applicable Year	Pay Versus Performance Value of Pension Benefits
PEO
2022	$474,001	$0	$474,001
2021	988,230	0	988,230
2020	948,152	(519,762)	428,390
Average of Other NEOs
2022	329,779	0	329,779
2021	575,029	0	575,029
2020	423,888	(533,939)	(110,051)

Total Shareholder Return and Peer Group Shareholder Return (Columns F, G and H)
Columns F, G and H are the cumulative total shareholder return of a $100 investment from the beginning of fiscal year 2020 through the end of each of the years indicated for the Company (column F), the S&P Pharmaceuticals Industry Index (column G) and the S&P Healthcare Equipment Industry Index (column H). Total shareholder return includes share price appreciation and assumes dividend reinvestment.
Net Income (Column I)
Column I includes the Company’s net income, in millions, as reported in the Company’s audited financial statements.
Annual Relative Total Shareholder Return (Column J)
Column J includes the percentage point difference between the Company’s and the Competitor Composite Peer Group’s TSR for each fiscal year.
We use three-year relative TSR as a PSU performance measure to link compensation actually paid to our executives to Company performance. We include one-year relative TSR in the table because it impacts the three overlapping PSU performance cycles that are outstanding each year. Furthermore, the SEC’s guidance precludes using multi-year performance measurement periods for the performance measures in the table.

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Financial Performance Measures
The financial metrics we use in our annual and long-term incentive plans are our most important financial measures.
As described in our Compensation Discussion and Analysis - Components of Executive Compensation on page 78, our annual incentives are designed to motivate attainment of our near-term priorities, consistent with our long-term strategic plan. Our long-term incentives are designed to motivate attainment of our long-term goals, TSR and share price growth, as well as retain executives.

	Annual Incentive Financial Performance Measures		Long-Term Incentive Financial Performance Measures
●	Operational Sales	●	Three-Year Cumulative Adjusted Operational EPS
●	Adjusted Operational EPS Growth	●	Three-Year TSR Compound Annual Growth Rate versus the Competitor Composite Peer Group
●	Free Cash Flow	●	Share Price
		●	Share Price Appreciation
Note: Operational sales, adjusted operational EPS, free cash flow and cumulative adjusted operational EPS are non-GAAP measures. See pages 68 and 71 for details. We use three-year relative TSR as a PSU performance measure. However, SEC guidance limits the company selected measure included in the last column of the Pay Versus Performance Table to one-year periods. So, we compare CAP to annual relative TSR in our Analysis of the Information Presented in the Pay Versus Performance Table set forth below. Annual relative TSR directly impacts the three overlapping PSU performance cycles that are outstanding each year.
Our annual incentives also include our strategic goals that cover a range of items critical to both our short- and long-term success. We prioritize excellence in our operational execution, product development and pipeline growth, our employees, key strategic initiatives that enable our continued growth, and performance against our environmental, social and governance objectives. We describe our performance against our 2022 strategic goals on page 65.

Analysis of the Information Presented in the Pay Versus Performance Table
We describe the relationships between Compensation Actually Paid and the Company’s cumulative TSR, net income and annual relative TSR below. We also compare the Company’s cumulative TSR with the peer indices.

Changes in PEO and NEOs from 2021-2022
It is important to keep in mind that our CEO and named executive officers have changed, making year-to-year comparisons of Compensation Actually Paid difficult. Most significant is our change in CEO. For 2020 and 2021, Mr. Gorsky was our CEO (PEO in the table) and for 2022 Mr. Duato was our CEO.
Components of Compensation Actually Paid That Vary with Performance
The components of Compensation Actually Paid that vary with performance each year are: our annual incentive payouts, the fair value of long-term incentive awards granted in each year and the change in fair value of equity awards during the year.
The decisions regarding our annual incentive payouts are described in our 2021 and 2022 Proxy Statements and this Proxy Statement. The decisions regarding our long-term incentive awards are described in our 2020, 2021 and 2022 Proxy Statements.
The addition of the change in fair value of equity awards during the year is the most significant performance-related difference between CAP and the totals reported in the Summary Compensation Table. The change in fair value of equity awards during the year varies with our annual share price appreciation and performance against our PSU goals.

We Use Multiple Performance Measures
We use seven financial performance measures for our annual and long-term incentives. We also vary the sizes of our long-term incentive grants each year based on individual performance. Therefore, no single financial performance measure can fully describe changes in CAP especially because most of the measures are compared to annual or three-year goals.

2023 Proxy Statement	119

Compensation Actually Paid and Cumulative TSR
The chart below compares the Compensation Actually Paid to our CEO and the average of our other NEOs with the Company’s cumulative TSR.
As described on page 70, three-year TSR relative to our Competitor Composite Peers is one of our PSU performance measures. However, the Company’s cumulative TSR without a peer comparison is not one of the performance measures we use in our annual or long-term incentive plans.
The Company’s cumulative TSR includes both our annual share price appreciation and the impact of reinvested dividends. Because most of our executives’ compensation is equity-based long-term incentives which vary in value with the Company’s price, our CAP is aligned with the annual share price appreciation component of TSR. Dividends confound the relationship because they are included in the cumulative TSR but are not included in CAP because we do not pay dividends on unvested equity awards.

Compensation Actually Paid and Net Income
The chart below compares the Compensation Actually Paid to our CEO and the average of our other NEOs with the Company’s net income.
As described on pages 67 and 70, adjusted operational EPS is one of our annual incentive measures and three-year cumulative adjusted operational EPS is one of our PSU performance measures. These measures are compared to goals that we set at the beginning of each year for the annual incentives and at the beginning of each 3-year performance period for the PSUs.
While annual net income impacts our adjusted operational EPS and three-year cumulative adjusted operational EPS, it is not one of the performance measures we use in our annual or long-term incentive plans. Therefore, any relationship of CAP with the Company’s annual net income would be indirect, at best, because it is not a performance measure in our compensation program and it is not compared to any goals.

120	2023 Proxy Statement

Compensation Actually Paid and Annual Relative Total Shareholder Return
The chart below compares the Compensation Actually Paid to our CEO and the average of our other NEOs with the Company’s annual relative TSR.
Annual relative TSR directly impacts the three overlapping PSU performance cycles that are outstanding each year. Higher annual relative TSR increases the fair value of the outstanding PSUs and conversely lower annual relative TSR decreases the fair value of outstanding PSUs.
Performance against our annual incentive goals, three-year cumulative adjusted operational EPS PSU goals, and changes in the fair value of long-term incentive awards granted each year confound the relationship of CAP and annual relative TSR because they are independent of annual relative TSR.
Note: we use three-year relative TSR as a PSU performance measure. However, SEC guidance limits the measures to one-year periods.

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Annual Relative TSR
TSR	2020	2021	2022
Johnson & Johnson	9.3%	12.8%	8.0%
Competitor Composite	7.7	15.2	2.4
One-Year Relative TSR	1.6	(2.4)	5.6
The TSR for each of the three business groups within the Competitor Composite Peer Group is weighted based on the Company’s sales mix for the prior year as shown in the table below.

Competitor Composite Peer Group Weightings
Business Group	2020	2021	2022
Pharmaceuticals	51.4%	54.7%	55.1%
MedTech	31.6	27.8	28.9
Consumer Health	16.9	17.5	16.0
Total	100.0	100.0	100.0
Note: Sum of individual components may not reflect total weighting due to rounding.

The TSR for each business group is weighted by the beginning of year market capitalization of each company. The companies in each business group are shown in the table below.

Competitor Composite Peer Group
Pharmaceuticals	MedTech	Consumer Health
AbbVie Inc	Alcon	Beiersdorf AG
Amgen Inc	Boston Scientific Corp	Colgate-Palmolive Co
AstraZeneca PLC	Cooper Cos Inc	L'Oreal SA
Bristol-Myers Squibb Co	The Intuitive Surgical	Procter & Gamble Co
Eli Lilly & Co	Medtronic Inc	The Reckitt Benckiser
GlaxoSmithKline PLC	Smith & Nephew PLC	Unilever
Merck & Co Inc	Stryker Corp
Novartis AG	Zimmer Holdings Inc
Pfizer Inc
Roche Holding AG
Sanofi

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The chart below compares the Company's cumulative TSR over the three years presented in the table with the cumulative TSR of our two peer indices: the S&P Pharmaceuticals Index and the S&P Healthcare Equipment Index.
We do not use the cumulative TSR of the S&P Pharmaceuticals Index or S&P Healthcare Equipment index as incentive measures for our NEOs. However, we do measure three-year relative TSR versus our Competitor Composite Peer Group as one of our PSU metrics, as described in greater detail in our PSU Goal Setting Process on page 70. So, the relationship of CAP with our three-year relative TSR versus our Competitor Composite Peer Group is direct for each of the overlapping PSU performance periods shown in the table.

122	2023 Proxy Statement

2023 Proxy Statement	123

Item 3: Advisory Vote on Frequency of Voting to Approve Named Executive Officer Compensation

The Board of Directors recommends that shareholders have an advisory vote to approve named executive compensation EVERY ONE (1) YEAR

Overview
The Board believes that having an advisory vote to approve named executive officer compensation EVERY ONE (1) YEAR is a meaningful and effective way to use this method of gathering feedback on the Company’s executive compensation philosophy, policies and procedures. Therefore, the Board of Directors recommends that shareholders vote, in an advisory manner, to hold an advisory vote to approve named executive officer compensation EVERY ONE (1) YEAR.
We are asking shareholders to vote, in an advisory manner, on whether the advisory vote to approve named executive officer compensation should occur every one, two or three years. Our prior say-on-frequency vote occurred in 2017. At that year’s annual meeting, shareholders agreed with the Board’s recommendation that advisory votes to approve executive compensation should occur every year. After careful consideration, the Board again believes that submitting the advisory vote to approve our named executive officer compensation program EVERY ONE (1) YEAR is appropriate for our company and our shareholders at this time.
An annual advisory vote is consistent with our objective of engaging in regular dialogue with our shareholders on corporate governance and executive compensation matters. The Board believes that holding the advisory vote to approve named executive officer compensation annually allows for frequent and timely feedback from shareholders.
Receiving feedback from shareholders on executive compensation philosophy, policies and procedures is important to us, and we regularly engage with shareholders to hear and understand their specific concerns. We will continue to do so as we continue to believe that direct engagement is the most meaningful way to conduct dialogue with our investors.
This advisory vote on frequency is required pursuant to Section 14A of the Securities Exchange Act, as amended. As an advisory vote, the results of this vote will not be binding on the Board or the Company. Although the vote is advisory and non-binding, the Board values the opinions of our shareholders, and will consider the outcome of this advisory vote when determining the frequency of the advisory vote to approve named executive officer compensation. The proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted EVERY ONE (1) YEAR, EVERY TWO (2) YEARS or EVERY THREE (3) YEARS. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item.

124	2023 Proxy Statement

Audit Committee Report
The Audit Committee reports to and acts on behalf of the Board of Directors of the Company by providing oversight of the financial management, internal auditors, independent auditor, and financial reporting controls and accounting policies and procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and systems of internal control, and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditor.
In this context, the Audit Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the Chief Audit Executive, the independent auditor, the Chief Financial Officer and the General Counsel at each quarterly Audit Committee meeting). Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended January 1, 2023, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.
The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties, and critical audit matters). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditor and the fees and costs billed and expected to be billed by the independent auditor for those services (as shown on page 126 of this Proxy Statement). All of the non-audit services provided by the independent auditor since February 10, 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. (This policy is discussed in further detail on page 126 of this Proxy Statement.) When approving the retention of the independent auditor for these non-audit services, the Audit Committee has considered whether the retention of the independent auditor to provide those services is compatible with maintaining auditor independence.
In reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee believes that the non-audit services provided by the independent auditor are compatible with, and did not impair, auditor independence.
The Audit Committee also has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.
In further reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors on February 13, 2023, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, for filing with the Securities and Exchange Commission.
    D. S. Davis, Chairman
                                I. E. L. Davis
                                A. M. Mulcahy
                                M. A. Weinberger

2023 Proxy Statement	125

Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2023.

The Audit Committee oversees the qualifications, independence and performance of the independent auditor and has the ultimate responsibility to appoint, retain, compensate, evaluate and, when appropriate, terminate the independent auditor.
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year 2023. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey but, as a matter of good corporate governance, the Board has decided to ascertain the position of the shareholders on the appointment at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification. The Audit Committee will reconsider the appointment if it is not ratified.
During fiscal years 2022 and 2021, PricewaterhouseCoopers LLP not only acted as the independent registered public accounting firm for the Company and its subsidiaries (work related to the integrated audit of our consolidated financial statements and internal control over financial reporting), but also rendered other services on behalf of the Company and its subsidiaries.
Rules enacted under the Sarbanes-Oxley Act prohibit an independent auditor from providing certain non-audit services for an audit client. PricewaterhouseCoopers LLP has provided services in accordance with applicable rules and regulations. It is expected that PricewaterhouseCoopers LLP will continue to provide certain accounting, additional audit, tax and other services to the Company and its subsidiaries, which are permitted under applicable rules and regulations.
PricewaterhouseCoopers LLP and its predecessors have served as Johnson & Johnson's independent auditor since at least 1920. The Audit Committee believes that this long tenure results in higher quality audit work and greater operational efficiencies by leveraging PricewaterhouseCoopers LLP's deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal controls. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the audit firm’s lead engagement partner every five years, the Audit Committee and its Chairman are directly involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.
The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our Company and our shareholders.
The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP. The table on the following page sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2022 and 2021 for audit and non-audit services (as well as all out-of-pocket costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described in the table on the following page.

126	2023 Proxy Statement

Actual Fees (Dollars in thousands)	2022	2021
Audit Fees	$43,995	$40,940
Audit-Related Fees	32,620	12,750
Total Audit and Audit-Related Fees	76,615	53,690
Tax Fees	1,100	1,550
All Other Fees	1,580	660
Total Fees	$79,295	$55,900

Audit Fees – Consists of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents, and assistance with, and review of, documents filed with the SEC.
Audit-Related Fees – Consists of assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions and dispositions including the Consumer Health separation, system pre-implementation reviews, internal control reviews, attest services that are not required by statute or regulation, advice as to the preparation of statutory financial statements, consultations concerning financial accounting and reporting standards and other audit-related costs.
Tax Fees – Consists of tax compliance (review and preparation of U.S. corporate and international tax returns, assistance with tax audits, review of the tax treatments for certain expenses and transfer-pricing documentation for compliance purposes), state and local tax planning, and consultations with respect to various domestic and international tax matters.
All Other Fees – Consists of fees not included in the Audit, Audit-Related or Tax categories and includes accounting research software, benchmarking, assurance on non-financial metrics, market assessments, system and organization controls reports and other operational reviews.

Pre-Approval of Audit and Non-Audit Services

Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The Policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The Policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
Each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current year. In addition, the following specific routine and recurring other services also may be pre-approved generally for the current year, audits or reviews of third parties to assess compliance with contracts, assurance on non-financial metrics and system and organization controls reports.
The fee amounts approved annually are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. Additional pre-approval is required if actual fees for any service exceed the originally pre-approved amount by 5%, excluding the impact of currency translation.
If we want to engage the independent auditor for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed the fees approved for the specifically approved services.
If we wish to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the Chairman of the Audit Committee to pre-approve the engagement. Any such pre-approval by the Chairman is then reported to the other Committee members at the next Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairman of the Audit Committee is required before the independent auditor may commence any engagement.
In 2022, there were no fees paid to PricewaterhouseCoopers LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the Annual Meeting.

2023 Proxy Statement	127

Item 5: Shareholder Proposal ― Federal Securities Laws Mandatory Arbitration Bylaw
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Hal Scott/The Doris Behr 2012 Irrevocable Trust, Harvard Law School, Lewis 339, 1557 Massachusetts Ave., Cambridge, MA 02138, beneficial owner of 565 shares of the Company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
Shareholder Proposal
Resolved: The shareholders of Johnson & Johnson request the Board of Directors take all practicable steps to adopt a mandatory arbitration bylaw that provides:
•for disputes between a stockholder and the Corporation and/or its directors, officers or controlling persons relating to claims under federal securities laws in connection with the purchase or sale of any securities issued by the Corporation to be exclusively and finally settled by arbitration under the Commercial Rules of the American Arbitration Association (AAA), as supplemented by the Securities Arbitration Supplementary Procedures;
•that any disputes subject to arbitration may not be brought as a class and may not be consolidated or joined;
•an express submission to arbitration (which shall be treated as a written arbitration agreement) by each stockholder, the Corporation and its directors, officers, controlling persons and third parties consenting to be bound;
•unless the claim is determined by the arbitrator(s) to be frivolous, the Corporation shall pay the fees of the AAA and the arbitrator(s), and if the stockholder party is successful, the fees of its counsel;
•a waiver of any right under the laws of any jurisdiction to apply to any court of law or other judicial authority to determine any matter or to appeal or otherwise challenge the award, ruling or decision of the arbitrator(s);
•that governing law is federal law; and
•for a five-year sunset provision, unless holders of a majority of Corporation shares vote for an extension and the duration of any extension.
Supporting Statement:
The United States is the only developed country in which stockholders can, without significant restrictions, form a class and sue their own company for violations of securities laws. As a result, U.S. companies are exposed to litigation risk for nothing more than a stock drop that can cost billions annually. The costs (in dollars and management time) of defending and settling these lawsuits are borne by stockholders. Across the corporate landscape, this effectively recirculates money within the same investor base, minus substantial attorneys’ fees.
We believe arbitration is an effective alternative to class actions. It can balance the rights of plaintiffs to bring federal securities law claims, with cost-effective protections for the corporation and its stockholders.
The U.S. Supreme Court has repeatedly held that mandatory individual arbitration provisions do not conflict with the federal securities laws, and the Delaware Supreme Court recently held that the bylaws of a corporation can include a provision regulating the forum for federal securities law claims between the corporation and its stockholders on grounds that would equally apply to arbitration.
A bylaw providing for mandatory individual arbitration of federal securities law claims would permit stockholders and corporations to opt-out of a flawed system that often seems more about the lawyers than the claimants and invariably wastes stockholder funds on expensive litigation costs.

128	2023 Proxy Statement

Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
The Board of Directors does not believe that this proposal is in the best interests of Johnson & Johnson or its shareholders and recommends that shareholders vote against the proposal. We are committed to sound principles of corporate governance and have a track record of extensive shareholder engagement, with regular outreach to, and dialogue with, our investors to understand their concerns and perspectives on a broad range of corporate governance and other matters. Notably, other than the proponent of this shareholder proposal, none of our other shareholders have expressed to us an interest in having us adopt a mandatory arbitration bylaw.
It is, therefore, recommended that shareholders vote AGAINST this proposal.

2023 Proxy Statement	129

_________________________________________________________________________________________
Item 6: Shareholder Proposal ― Vaccine Pricing Report
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Oxfam America, Inc., c/o Jennifer Reid, 226 Causeway St., Boston, MA 02114, beneficial owner of at least $2,000 worth of shares of the Company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED that shareholders of Johnson & Johnson (“JNJ”) ask the Board of Directors to report to shareholders, at reasonable expense and omitting confidential and proprietary information, on whether and how JNJ subsidiary Janssen’s receipt of government financial support for development and manufacture of vaccines and therapeutics for COVID-19 is being, or will be, taken into account when engaging in conduct that affects access to such products, such as setting prices.
SUPPORTING STATEMENT
COVID-19 continues to cause deaths, long-term health consequences and economic disruption for millions of people. Vaccines and therapeutics are essential tools to reduce mortality, and vaccines can reduce the emergence of more transmissible and vaccine-resistant variants.
Janssen received more than $2 billion in US government funding for COVID-19-related vaccine research, development and manufacturing.1 The government also provided $152 million for Janssen and a partner to develop COVID-19 therapeutics.2
JNJ has been distributing its COVID-19 vaccine on a “nonprofit” basis, but that commitment is limited to “emergency pandemic use.”3 JNJ has not clarified what “nonprofit” means when the government funds a portion of the research and development costs, nor what prices the company will charge and which access measures will be applied post-emergency pandemic if people continue to need vaccines and boosters. This Proposal asks JNJ to explain how the contribution from public entities affects its actions, including pricing determinations, that impact access to COVID-19 products.
JNJ’s approach to access to its vaccine has led to high profile public criticism, generating reputational risks for JNJ and its investors.4 Shareholders should understand how JNJ is accounting for public funding in its current and future pricing strategies for its COVID-19 products to evaluate the reputational risks and understand company mitigation measures. The company’s reports do not explain how government funding was integrated into its access strategy. JNJ’s disclosures are insufficient to enable investors to gauge the material risks that JNJ could face for securing substantial public funding without commensurate policies and practices to promote broader and sustained vaccine access.
Refusing to voluntarily account for how public funding plays a role in JNJ’s access determinations also risks potential increased regulation and oversight. If the federal government cannot trust JNJ to voluntarily provide sustainable, equitable, and timely access to a vaccine benefiting from substantial public funding, the government may introduce rules and policies, including through future public funding agreements, that mandate how JNJ should commercialize relevant products. This effectively removes control and decision-making authority from the company. Policymakers are scrutinizing the role of public funding in medicine pricing and access strategies, and public funding is already a factor in how the US government will negotiate drug prices.5 This could also lead to governments asserting greater control over other aspects of the industry’s business, including non-pandemic medical technologies, leading to long-term regulatory risks for company operations.
We urge shareholder to vote FOR this proposal.
_______________________________________________________________
1 https://www.medicalcountermeasures.gov/app/barda/coronavirus/COVID19.aspx
2 https://www.reuters.com/article/health-coronavirus-usa-funding/factbox-u-s-pours-billions-into-development-of-coronavirus-vaccines-tests-idINL4N2D32T5
3 https://www.jnj.com/johnson-johnson-covid-19-vaccine-authorized-by-u-s-fda-for-emergency-usefirst-single-shot-vaccine-in-fight-against-global-pandemic
4 https://www.nytimes.com/2021/08/16/business/johnson-johnson-vaccine-africa-exported-europe.html; https://www.nytimes.com/2022/02/08/business/johnson-johnson-covid-vaccine.html
5 https://oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf; https://aspe.hhs.gov/sites/default/files/private/aspe-files/263451/2020-drug-pricing-report-congress-final.pdf; https://www.congress.gov/bill/117th-congress/house-bill/5376/text

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

●	From the very beginning of the pandemic, global equity has been at the forefront of Johnson & Johnson’s COVID-19 response, from the design of our COVID-19 vaccine through to our commitment to not-for-profit pricing and special consideration of the needs of low-income populations.
●	The annual Janssen U.S. Transparency Report already details our responsible business practices, and the additional disclosures this proposal requests are unnecessary and not in the best interests of the Company or its shareholders.
●	We believe our shareholders support the Company’s approach to vaccine access and do not believe that a report on the nature of government financial support is a beneficial use of Company time and resources.
From the very beginning of the pandemic, global equity has been at the forefront of Johnson & Johnson’s COVID-19 response, from the design of our COVID-19 vaccine through to our commitment to not-for-profit pricing and special consideration of the needs of low-income populations.
At the onset of the COVID-19 pandemic, Johnson & Johnson worked to develop and deliver a safe, effective COVID-19 vaccine for the global populations, with special consideration given to those most in need in low- and middle-income countries. The Johnson & Johnson COVID-19 vaccine has helped protect hundreds of millions of people during the pandemic - with more than 80% of all our vaccine doses shipped for use in low- and middle-income countries – and continues to be important in saving lives around the world. These actions are rooted in Our Credo and reflect the Company’s commitment to all its stakeholders.

Equitable access has been at the forefront of Johnson & Johnson’s response to the COVID-19 pandemic. As part of our commitment to global access, we made our vaccine available at a single global price during the pandemic period. The not-for-profit pricing of the Company’s COVID-19 vaccine was determined using the Company’s not-for-profit framework, which is consistent with the Bill and Melinda Gates Foundation’s cost methodology for vaccines, accounting fairly for the costs, investment and effort required to develop and distribute novel vaccines, and, most critically, excluding any profit.
Johnson & Johnson’s commitment to developing innovative medicines and technologies and ensuring they reach the global communities most in need is evident in our position on the biennial Access to Medicine Index, which in 2022 ranked Johnson & Johnson #2 in the world among the top 20 research-based pharmaceutical companies when it comes to making its medicines available and accessible to low- and middle-income nations. Thus, we believe that the proposal’s central concern is fundamentally misplaced.
The annual Janssen U.S. Transparency Report already details our responsible business practices, and the additional disclosures this proposal requests are unnecessary and not in the best interests of the Company or its shareholders.
The Janssen U.S. Transparency Report (the Transparency Report) demonstrates the Company’s commitment to transparency and provides extensive disclosures on our responsible approach to pricing. Janssen continued to provide such disclosures with the publishing of our sixth Transparency Report in 2022. For details and to access the full Transparency Report, see the Investors section of the Company’s website at www.investor.jnj.com/gov.cfm.
Importantly, any additional information requested by the proposal that is not already publicly available in the Transparency Report or otherwise could contain confidential and proprietary information, the disclosure of which could potentially damage the Company’s competitive position. Such disclosure would necessarily entail disclosure of the commercial strategy for the COVID-19 vaccine and would impede our ability to execute the strategy in the marketplace.
We believe our shareholders support the Company’s approach to vaccine access and do not believe that a report on the nature of government financial support is a beneficial use of Company time and resources.
Johnson & Johnson management, often along with an independent director, met with dozens of shareholders and shareholder groups over the course of 2022. Over the course of these conversations, these stakeholders evinced broad support both for the Company’s commitment to global equity since the outset of the pandemic and for management’s strategic decisions for the Company’s COVID-19 vaccine going forward. Shareholders did not, however, express support for a report on the Company’s receipt of government financial support for the development and manufacture of vaccines. Moreover, the time and expense required by such a report would only distract from the Company’s commercial objectives and championing of global health equity.

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Given the foregoing, particularly the Company’s responsible approach to drug pricing and related public disclosures, the Board believes the proposal would not provide meaningful information to shareholders, is not necessary, and would not be in the best interests of the Company or its shareholders.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
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Item 7: Shareholder Proposal ― Executive Compensation Adjustment Policy
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by the Vermont Pension Investment Commission, c/o Katie Green, Deputy Chief Investment Officer, 6 Baldwin Street, Montpelier, VT 05633, beneficial owner of at least $2,000 worth of shares of the Company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED, that shareholders of Johnson & Johnson (“J&J”) urge the Board of Directors to adopt a policy that no financial performance metric shall be adjusted to exclude Legal or Compliance Costs when evaluating performance for purposes of determining the amount or vesting of any senior executive Incentive Compensation award. “Legal or Compliance Costs” are expenses or charges associated with any investigation, litigation or enforcement action related to drug manufacturing, sales, marketing or distribution, including legal fees; amounts paid in fines, penalties or damages; and amounts paid in connection with monitoring required by any settlement or judgement of claims of the kind described above. “Incentive Compensation” is compensation paid pursuant to short-term and long-term incentive compensation plans and programs. The policy should be implemented in a way that does not violate any existing contractual obligation of the Company or the terms of any compensation or benefit plan. The Board shall have discretion to modify the application of this policy in specific circumstances for reasonable exceptions and in that case shall provide a statement of explanation.

Supporting Statement

We support compensation arrangements that incentivize senior executives to drive growth while safeguarding company operations and reputation over the long-term. J&J adjusts certain financial metrics when calculating progress for executive incentive compensation. While some adjustments may be appropriate, we believe senior executives should not be insulated from all legal costs as a matter of policy.
These considerations are especially critical at J&J given the risks it faces over its role in the nation's opioid epidemic. Shareholders largely agree as a similar proposal filed for the 2022 shareholder meeting received 47.7% support.
The Investors for Opioid and Pharmaceutical Accountability (IOPA), a coalition of 67 investors with $4.2 trillion in assets under management has been engaging companies on this issue for several years. As shareholders bear the financial impacts of record-setting legal settlements related to inadequate assessment of how business decisions would impact the opioid crisis, the IOPA believes executives should similarly be accountable for the financial impacts of those decisions.
J&J agreed to pay $5 billion as part of a global settlement to resolve outstanding opioid litigation, taking $4 billion and $1 billion charges in fiscal 2019 and fiscal 2020, respectively. Executive pay was adjusted to exclude the impact of these charges. J&J’s default decision to exclude the impact of litigation from metrics originally designed to align executive pay with shareholder interests means executives know in advance their incentive pay will remain intact no matter how large the negative financial impact on shareholders.
In response to discussions with the IOPA and other shareholders, AmerisourceBergen, Cardinal Health, and McKesson reduced CEO pay in light of opioid-related litigation settlements. While the IOPA views the amounts of the reductions as less than warranted, we applaud the decision to acknowledge that incentives matter as do the approximately 700,000 lives lost due to opioid-related drug overdoses since 1999.1
We urge shareholders to vote for this proposal.
____________________________________________________________________________________
1 https://www.cdc.gov/opioids/data/index.html.

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

●	The Board values and carefully considers the feedback it receives from shareholders regarding the Company’s executive compensation programs and has spent considerable time reviewing this proposal with shareholders.
●	The Company has significantly enhanced its disclosure and transparency in response to shareholder feedback.
●	The Company has processes and procedures in place to appropriately manage compliance and litigation risk.
●	The proposal encroaches on the discretion of the Compensation & Benefits Committee to design appropriate executive compensation programs and could further obligate the Company to disclose competitively harmful information to the ultimate detriment of shareholders.
The Board values and carefully considers the feedback it receives from shareholders regarding the Company’s executive compensation programs and has spent considerable time reviewing this proposal with shareholders.
The Board firmly believes in the importance of shareholder feedback. As described more fully in the Shareholder Engagement section of this Proxy Statement beginning on page 43, the Company’s engagement efforts are extensive. Following the Company’s 2022 Annual Shareholders Meeting, the Board continued to prioritize executive compensation, and the issues raised by this proposal specifically, as part of its shareholder engagement program. To gather greater shareholder insights on this topic, the Company engaged with over 63 shareholders representing approximately 38% of our outstanding shares, with independent directors leading many of these shareholder conversations.
Overall, we received feedback indicating that shareholders support the fundamentals of the Company’s executive compensation program. Shareholders also acknowledged that our current practices are designed to focus our management on the long-term, align pay with performance, and are consistent with the approaches of other large companies. In addition, shareholders expressed an interest in continued transparency around oversight of legal and compliance risks and decision-making by the Compensation & Benefits Committee (CBC) on excluding large charges from executive compensation metrics.
The Company has enhanced its disclosure and transparency in response to shareholder feedback
In light of the feedback received, the Company has implemented enhancements to the CBC’s consideration of, and disclosure regarding, special items in incentive plan results. These enhancements are further described beginning on page 62 of this Proxy Statement and include:

●	A description of the criteria considered by the CBC in deciding the treatment of special items, specifically litigation and compliance costs, for compensation purposes;
●	A joint meeting between the CBC and Audit Committee of the Board to review all excluded items;
●	Disclosure of the CBC decisions and a reconciliation of non-GAAP financial performance measures in the Proxy Statement;
●	More detailed disclosure of the litigation-related items excluded from compensation metrics; and
●	A direct description by the CBC of its rationale for not exercising discretion to make compensation adjustments in connection with opioid and talc litigation.
As evidenced by these changes, the Board is committed to continual assessment and refinement of the Company’s compensation program and related disclosures to meet the expectations of our shareholders.
The Company has processes and procedures in place to appropriately manage compliance and litigation risk
The CBC uses performance metrics, which include non-GAAP financial measures, for incentive pay that are designed to correlate with the way we evaluate our operational results and reflect measures of performance that drive returns for our shareholders. Contrary to the suggestion in the proposal, the Company does not, in fact, “insulate” senior executives from all legal costs as a matter of policy. Rather, the Company has strong internal compliance programs that are designed to ensure compliant business practices and high-quality products. Pursuant to our Compensation Recoupment Policy, the Board currently has the discretion to recoup compensation from senior executives in the event of significant misconduct resulting in a violation of a significant Company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson. Moreover, our senior executives receive much of their compensation in the

134	2023 Proxy Statement

form of long-term incentives – Company stock – which aligns their interests with the performance of the Company and its shareholders. These programs, processes, and policies together support our core Credo values, incentivize ethical behavior, and reduce the likelihood that our executives make excessively risky business decisions that could threaten the Company’s long-term value.
Management, under diligent Board oversight, continues to take proactive steps to assure all stakeholders that the Company views product quality and safety to be top priorities, and remains fully committed to vigorously defending the Company while ensuring the safety of our products. For more detail on this topic, see Oversight of Our Company beginning on page 30 and A Note About Litigation on page 32.
The proposal encroaches on the discretion of the Compensation & Benefits Committee to design appropriate executive compensation programs and could further obligate the Company to disclose competitively harmful information to the ultimate detriment of shareholders.
Specific judgments concerning whether and how, if at all, to adjust financial performance metrics entails a complex process, informed by the views and experience of the CBC’s independent directors, their compensation consultant, other advisors and management, as well as the input of Johnson & Johnson’s shareholders through our robust engagement program and annual say-on-pay vote. The proposal unduly interferes with that process in the name of transparency. The proposal relies on the notion of affording discretion to the CBC, but the CBC currently has the same degree of discretion requested by the proposal.
The framework offered under the proposal could be adverse to the best interests of shareholders in a number of ways.
For instance, excluding certain litigation expenses from our adjusted earnings per share (EPS) measures helps avoid inadvertently incentivizing legal approaches that are not in the best interests of our shareholders. Litigation expenses typically do not reflect the results of decisions made by, or the performance of, the current executive team. Instead, they often relate to events that occurred years or even decades before the performance periods, well before the current management team was in place. This proposal would create a system in which executives are effectively penalized for responsibly resolving Company matters for which they had no responsibility and in fact predated their current roles.
In addition, including litigation expenses in our EPS goals would create practical challenges to company goal setting, and the annual incentive and PSU payouts would be misaligned with underlying business performance. Our annual incentive targets and PSUs are aligned with operational financial performance during 1- and 3-year performance periods, which motivates attainment of annual and long-term business objectives in a predictable fashion. In contrast, litigation is inherently unpredictable – both regarding costs and timing – and fit poorly in this important goal-setting construct.
Finally, the proposal calls for the Board to “provide a statement of explanation” any time it decides to make an exception to the requested framework. Such a requirement is particularly problematic in the context of litigation disclosure where publicly revealing information beyond what otherwise is required to be disclosed by law could be competitively harmful to Johnson & Johnson. Given the sensitive nature of such information, the requested policy would effectively force the CBC to decide between (1) publicly disclosing legal and compliance information that could harm Johnson & Johnson (e.g., litigation strategy); or (2) refraining from adjusting a financial performance metric for those costs even when an adjustment might be warranted.
Importantly, the Company does not exclude from our non-GAAP measures ordinary, recurring legal fees (internal or external) or litigation-related charges and credits that result from our operations. All litigation and compliance items excluded from our non-GAAP measures have been assessed on a case-by-case basis by both the Audit Committee and the CBC, have met the Company’s internal policy, and have been applied consistently.
Litigation outcomes can impact on our business and shareholders, but the elected independent directors of the CBC, Audit Committee, and Board are best positioned to design compensation programs and make decisions regarding compensation that promote the best interests of shareholders.
It is, therefore, recommended that shareholders vote AGAINST this proposal

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Item 8: Shareholder Proposal – Impact of Extended Patent Exclusivities on Product Access
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Mercy Investment Services, Inc., c/o Lydia Kuykendal, Director of Shareholder Advocacy, 2039 North Geyer Road, St. Louis, MO 63131, beneficial owner of at least $2,000 worth of shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED, that shareholders of Johnson & Johnson ("JNJ") ask the Board of Directors to establish and report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents. Secondary and tertiary patents are patents applied for after the main active ingredient/molecule patent(s) and which relate to the product. The report on the process should be prepared at reasonable cost, omitting confidential and proprietary information, and published on JNJ's website.
SUPPORTING STATEMENT: Access to medicines, especially costly specialty drugs, is the subject of consistent and widespread public debate in the U.S. A 2021 Rand Corporation analysis concluded that U.S. prices for branded drugs were nearly 3.5 times higher than prices in 32 OECD member countries.1 The Kaiser Family Foundation has "consistently found prescription drug costs to be an important health policy area of public interest and public concern."2
This high level of concern has driven policy responses. The Inflation Reduction Act empowers the federal government to negotiate some drug prices.3 State measures, including drug price transparency legislation, copay caps, and Medicaid purchasing programs, have also been adopted.4 The House Committee on Oversight and Reform (the "Committee") launched a far reaching investigation into drug pricing in January 2019.5
Intellectual property protections on branded drugs play an important role in maintaining high prices and impeding access. When patent protection on a drug ends, generic manufacturers can enter the market, reducing prices. But branded drug manufacturers may try to delay generic competition by extending their exclusivity periods.
Among the abuses described by the Committee's December 2021 report is construction of a “ patent thicket," which consists of many “secondary patents covering the formulations, dosing, or methods of using, administering, or manufacturing a drug"; they are granted after the drug's primary patent, covering its main active ingredient or molecule, has been granted.6 In June 2022, citing the impact of patent thickets on drug prices, a bipartisan group of Senators urged the U.S. Patent and Trademark Office to "take regulatory steps to . . . eliminate large collections of patents on a single invention."
JNJ sells Remicade, a branded biologic drug that treats inflammatory disorders. Although biosimilar competitors have now launched,7 Remicade has been cited as an example of a patent thicket, with over 100 patents.8 With AbbVie, JNJ jointly markets cancer treatment lmbruvica, which had 165 patent applications and 88 granted patents as of July 2020.9
In our view, a process that considers the impact of extended exclusivity periods on patient access would ensure that JNJ considers not only whether it can apply for secondary and tertiary patents but also whether it should do so. A more thoughtful process could, we believe, bolster JNJ's reputation and help avoid regulatory blowback resulting from high drug prices and perceptions regarding abusive patenting practices.
_________________________________________________________________________________________
1 https://www.rand.org/news/press/2021/01/28.htmI
2 https://www.kff.org/heaIth-costs/ poli-finding/public-opinion-on-prescription-drugs-and-their-prices/
3 https://www.kff.org/medicare/issue-brief/explaining-the-prescription-drug-provisions-in-the-inflation-reduction-act/
4 https://www.americanprogress.org/article/state-policies-to-address-prescription-drug-affordability-across-the-supply-chain/
5 https://oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf, at i.
6 https://oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf, at 79.
7 See https://www.sec.gov/ix?doc=/Archives/edgar/data/0000200406/000020040622000022/jnj-20220102.htm, at 25.
8 See https://www.bloomberg.com/news/articles/2017-09-07/this-shield-of-patents-protects-the-world-s-best-selling-drug
9 http://www.i-mak.org/wp-content/uploads/2020/08/I-MAK-Imbruvica-Patent-Wall-2020-07-42F.pdf

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

●	We are transparent about our position on IP and also prepare a robust report each year addressing access and pricing.
●	Johnson & Johnson does not use new patents to prolong exclusivity – we use them to enable continued innovation in support of patient access and choice.
●	Johnson & Johnson has already demonstrated a strong commitment to expanding patient access to its products.
We are transparent about our position on IP and also prepare a robust report each year addressing access and pricing.
The Company provides transparency through the Johnson & Johnson Position on intellectual property, which can be found at https://www.jnj.com/about-jnj/policies-and-positions/our-position-on-intellectual-property. In it, the Company shares its approach to intellectual property, including its use of patents, and how it is beneficial to consumers, patients and governments as well as the healthcare industry.
We believe we have a responsibility as a leader in the healthcare system to bring forward actionable ideas, data and insights to help create a sustainable healthcare system. Each year, the Company publishes the Janssen U.S. Transparency Report (the Transparency Report), which demonstrates the Company’s commitment to transparency and provides extensive disclosures on its responsible approach to pricing. Janssen will continue to provide such disclosures when it publishes the seventh Transparency Report this spring. The Transparency Report can be found at https://transparencyreport.janssen.com.
Any additional information requested by the proposal that would not already be made publicly available in the Transparency Report or otherwise may result in the disclosure of proprietary information that could potentially damage the Company’s competitive position.
Johnson & Johnson does not use new patents to prolong exclusivity – we use them to enable continued innovation in support of patient access and choice.
As the world’s largest and most broadly based healthcare company, Johnson & Johnson plays a major role in advancing health and well-being. Each year, we invest billions of dollars in research and development to address the unmet health and medical needs of patients around the world, resulting in new innovation that needs to be protected in order to fund the next generation of innovation. Patent protection helps promote innovation, access and affordability, and is critical to fulfilling our mission of changing the trajectory of health for humanity.
Patent protection also provides a vital framework to help enable the development of innovative and life-changing treatments, cures and other healthcare technologies for patients and consumers around the world. Developing new medicines is an iterative process, involving continued progress that further benefits patients. Ongoing scientific advances and data gathered from product usage can foster “follow-on” innovations that make products better, safer or more useful, each of which increases doctor and patient choice in available treatments and has the potential to improve patient outcomes. Patent protection supports, encourages and incentivizes research and development of follow-on pharmaceutical innovations, provided these new innovations reach the requisite criteria of being new, useful and non-obvious.
Johnson & Johnson has already demonstrated a strong commitment to expanding patient access to its products.
Johnson & Johnson recognizes that patient access to pharmaceutical products is a vital issue to our customers. This fact is reflected in Our Credo, which drives thoughtful consideration of patient access in our day-to-day decision making. Notably, the Company earned the #2 spot on the 2022 Access to Medicine Index, reflecting our commitment to making medicines available to low- and middle-income nations. In fact, for more than a decade, Johnson & Johnson consistently has scored in the top 3 spots on the Index. Notably the Index recognized the fact that we have an access-to-medicine strategy integrated into our overall corporate strategy.
Patient access, as the proposal asserts, comprises both affordability and accessibility to the products used to treat the myriad of illnesses facing the global population. Patent protection does not inflate prices nor reduce competition, but rather, as described above, permits companies to continue to reinvest in continued clinical trials and new drug development. Reinvestment and follow-on innovation often results in the discovery of new forms and uses of existing chemical compounds or substances better suited to patient needs.

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As described in Janssen’s 2021 U.S. Transparency Report, Johnson & Johnson has taken steps to help close the pricing gap for individuals for whom financial limitations can prevent access. One example is Johnson & Johnson Patient Assistance Foundation, Inc. (JJPAF), into which Janssen and other Johnson & Johnson companies donate medicines and funding in the U.S. JJPAF in turn gives eligible patients the donated prescription medicines. In 2021, Janssen donated approximately $2.2 billion in products and financial support to JJPAF which enabled it to provide medicines to nearly 94,000 patients.
Given the Company’s existing public disclosures, commitment to global equity, the agreements the Company already has in place and Janssen’s responsible approach to drug pricing and access, the Board believes the proposal would not provide meaningful new information to shareholders, is not necessary and therefore would not be in the best interests of the Company or its shareholders.

It is, therefore, recommended that shareholders vote AGAINST this proposal.
_________________________________________________________________________________________

138	2023 Proxy Statement

General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board for the Annual Meeting of Shareholders. This Proxy Statement, proxy card and our 2022 Annual Report to Shareholders are being distributed to our shareholders on or about March 15, 2023.

Shareholders Entitled to Vote and Voting Standard

Shareholders of record of our common stock at the close of business on February 28, 2023, are entitled to notice of, and to vote at, our Annual Meeting, and at any adjournments or postponements of the Annual Meeting. Each share of common stock entitles its owner to one vote. On February 28, 2023, there were 3,119,842,548 shares outstanding.
To constitute a quorum, a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Approval of each voting item other than Item 3, and including the election of directors, requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to these matters, only those cast “For” or “Against” are included; abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting. With respect to the advisory vote on the frequency of voting to approve named executive officer compensation, Item 3, the frequency receiving the greatest number of votes will be considered the frequency recommended by shareholders; abstentions and broker non-votes will have no effect.

How to Vote

You are encouraged to vote in advance of the Annual Meeting using one of the following voting methods.
Make sure you have your Notice, proxy card or vote instruction form in hand and follow the instructions.

Registered Shareholders: Shareholders who hold their shares directly with our stock registrar, Computershare, can vote any one of four ways:

To vote VIA THE INTERNET prior to the meeting, go to the website listed on your proxy card or notice.
To vote BY PHONE, call the telephone number specified on your proxy card or on the website listed on your notice.
If you vote via the internet or by telephone, your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on April 26, 2023, except with respect to shares held in a Johnson & Johnson employee savings plan, which must be submitted by 5:00 p.m. Eastern Time on April 25, 2023. See Johnson & Johnson Employee Savings Plans on page 140 for voting instructions regarding shares held under our savings plans.
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL.

To vote during the virtual meeting, visit www.virtualshareholdermeeting.com/JNJ2023 and use your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by using one of the methods described above.

Beneficial Shareholders: Shareholders who hold their shares beneficially through an institutional holder of record, such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the Annual Meeting.

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Other Matters

The Board does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the Annual Meeting, and we have not received timely notice from any shareholder of an intent to present any other proposal at the Annual Meeting. On any matter properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Notice and Access

We distribute proxy materials to many shareholders via the internet under the SEC’s “Notice and Access” rules to save costs and paper. Using this method of distribution, on or about March 15, 2023, we mailed the Important Notice Regarding the Availability of Proxy Materials (Notice) that contains basic information about our 2023 Annual Meeting and instructions on how to view all proxy materials, and vote electronically, via the internet. If you receive the Notice and prefer to receive the proxy materials by regular mail or e-mail, follow the instructions in the Notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than internet, the website listed on the Notice (www.proxyvote.com/JNJ) has instructions for voting by phone.

Proxy Voting

Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting. If your valid proxy is timely received by internet, telephone or mail, the persons designated as proxies will vote your shares per your directions. We have designated two of our executive officers as proxies for the 2023 Annual Meeting of Shareholders: J. J. Wolk and E. Forminard.
Should any other matter not referred to in this Proxy Statement properly come before the Annual Meeting, the designated proxies will vote in their discretion. If any director nominee should refuse or be unable to serve due to an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of directors on the Board.

Effect of Not Casting Your Vote

Proxies that are signed and returned but do not contain voting instructions will be voted:
●	FOR Item 1: the election of our 12 director nominees
●	FOR Item 2: the advisory vote to approve the compensation of our named executive officers
●	FOR EVERY ONE (1) YEAR Item 3: the advisory vote on frequency of voting to approve named executive officer compensation
FOR Item 4: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
●	AGAINST Items 5 - 8: the shareholder proposals
●	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

Revoking Your Proxy or Changing Your Vote

Registered Shareholders can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
●	Returning a signed proxy card with a later date
●	Authorizing a new vote electronically through the internet or telephone
●	Delivering a written revocation of your proxy to the Office of the Corporate Secretary at our principal office address before your original proxy is voted at the Annual Meeting
●	Submitting a ballot virtually at the Annual Meeting

Beneficial Shareholders can submit new voting instructions by following specific directions provided by your bank, broker or other holder of record. You can also vote during the Annual Meeting if you obtain a legal proxy from your bank, broker or other holder of record.
Your personal attendance at the virtual Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

140	2023 Proxy Statement

Johnson & Johnson Employee Savings Plans

If you hold shares in a Johnson & Johnson company employee savings plan, you will receive one proxy card or Notice that covers the shares held for you in your savings plan, as well as any other shares registered directly in your name (but not shares held beneficially through a bank, broker or other holder of record). If you submit voting instructions for the plan shares via the internet, by telephone or by mail, as described above, by 5:00 p.m. Eastern Time on April 25, 2023, the Trustee of your savings plan will vote your shares as you have directed. Your voting instructions will be kept confidential. It is important that you direct the Trustee how to vote your shares. In accordance with the terms of your respective Johnson & Johnson company savings plan, you are the named fiduciary for shares held in your savings plan and have the right to direct the Trustee with respect to those shares. If you do not direct the plan Trustee how to vote your shares, the Trustee will vote your shares in direct proportion to the votes cast for all shares held in that plan for which voting instructions were provided by other plan shareholders if the voted shares are at five percent (5%) or above of allocated shares. If the voted shares in that plan are less than five percent (5%) of allocated shares, the Trustee may vote any undirected shares in its discretion.
Participants in a Johnson & Johnson Company employee savings plan may attend the Annual Meeting of Shareholders. However, shares held in those plans can only be voted as described in this paragraph and cannot be voted at the Annual Meeting.

Annual Meeting of Shareholders Attendance

The 2023 Annual Meeting will be held online in a virtual format.
Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting of Shareholders by logging in at www.proxyvote.com/JNJ. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on your Notice, on your proxy card or in the voting instructions that accompanied your proxy materials. On the day of the meeting shareholders should log into the virtual meeting url: www.virtualshareholdermeeting.com/JNJ2023.
If you are unable to locate your 16-digit control number, please call Shareholder Meeting Registration Phone Support (toll free) at 844-983-0876 or (international toll call) at 303-562-9303, or email AnnualMeeting@its.jnj.com for assistance.

Proxy Solicitation

In addition to the solicitation of proxies by mail, several regular employees of the Johnson & Johnson Family of Companies may solicit proxies in person or by telephone. We have also retained the firm of Morrow Sodali LLC to aid in the solicitation of banks, brokers and institutional and other shareholders for a fee of approximately $20,000, plus reimbursement of expenses. We will bear all costs of the solicitation of proxies. Any registered shareholder voting by proxy card may substitute the name of another person in place of the persons presently named as proxies. In order to vote, a substitute proxy must present adequate identification to a representative of the Office of the Corporate Secretary.

Electronic Access to Proxy Materials

This Proxy Statement and our 2022 Annual Report are available at https://www.investor.jnj.com/asm. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents and voting instructions on the internet. By opting to access your proxy materials via the internet, you will:

● Gain faster access to your proxy materials
● Help save on our production and mailing costs
● Reduce the amount of paper mail you receive
● Help preserve environmental resources
If you have enrolled in the electronic access service previously, you will continue to receive your proxy materials by e-mail, unless and until you elect an alternative method of delivery.
Registered Shareholders may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering at www.computershare-na.com/green. If you vote via the internet, simply follow the prompts that link you to that website.
Beneficial Shareholders who wish to enroll for electronic access may register at enroll.icsdelivery.com/jnj, or by following instructions for e-delivery from your broker or other holder of record.

2023 Proxy Statement	141

Reduce Duplicate Mailings

We have adopted a procedure approved by the SEC called “householding." Under this procedure, registered shareholders who have the same address and last name and who receive either Notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single envelope containing the Notices, for all shareholders at that address. This consolidated method of delivery continues until one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding continue to receive separate proxy cards or Notices for voting their shares.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Computershare by calling (800) 328-9033 or may send a written request to the Office of the Corporate Secretary at the address of our principal office.
Beneficial Shareholders may request information about householding from your bank, broker or other holder of record.

Corporate Governance Materials

The Company’s main corporate website address is www.jnj.com. This Proxy Statement, the 2022 Annual Report and all of the Company’s other SEC filings are also available on the Company’s website at www.investor.jnj.com/sec.cfm as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All SEC filings are also available at the SEC’s website at www.sec.gov.
Investors and the public should note that the Company also announces information at www.factsaboutourprescriptionopioids.com, www.factsabouttalc.com and www.ltlmanagementinformation.com. We use these websites to communicate with investors and the public about our products, litigation and other matters. It is possible that the information we post to these websites could be deemed to be material information. Therefore, we encourage investors and others interested in the Company to review the information posted to these websites in conjunction with www.jnj.com, the Company's SEC filings, press releases, public conference calls and webcasts.
In addition, the Restated Certificate of Incorporation, as amended, By-Laws, the written charters of the Audit Committee, the Compensation & Benefits Committee, the Nominating & Corporate Governance Committee, the Regulatory Compliance & Sustainability Committee and the Science & Technology Committee of the Board of Directors and the Company’s Principles of Corporate Governance, Code of Business Conduct (for employees), Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers and other corporate governance materials are available on the Company's website at https://www.investor.jnj.com/corporate-governance and will be provided without charge to any shareholder submitting a written request, as provided above. The information on www.jnj.com, www.factsaboutourprescriptionopioids.com, www.factsabouttalc.com and www.ltlmanagementinformation.com is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

Contacting the Board, Individual Directors and Committees

You can contact any of the directors, including the Lead Director, by writing to them c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933. Employees and others who wish to contact the Board or any member of the Audit Committee to submit good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters, may do so anonymously by using the address above. You can also use the on-line submission forms on our website to contact the Board and the Audit Committee. Our process for handling communications to the Board or the individual directors has been approved by the independent directors and can be found at www.investor.jnj.com/communication.cfm.

142	2023 Proxy Statement

Notice to Investors Concerning Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position, business strategy and the anticipated separation of the Company’s Consumer Health business. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global healthcare reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of healthcare products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the healthcare industry by government agencies; the potential failure to meet obligations in compliance agreements with government bodies; the Company’s ability to satisfy the necessary conditions to consummate the separation of the Company’s Consumer Health business on a timely basis or at all; the Company’s ability to successfully separate the Company’s Consumer Health business and realize the anticipated benefits from the separation; the new Consumer Health Company’s ability to succeed as a standalone publicly traded company. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this Proxy Statement speaks only as of the date of this Proxy Statement. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

2023 Proxy Statement	143

Shareholder Proposals, Director Nominations by Shareholders and Other Items of Business

Address to submit a shareholder proposal or director nomination:
Proposals and other items of business should be directed to the attention of the Office of the Corporate Secretary at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

Type of Proposal	Deadline	Submission Requirements
Shareholder Proposal To be included in our Proxy Statement and proxy card for the 2024 Annual Meeting of Shareholders	November 16, 2023	Must comply with Rule 14a-8 under the U.S. Securities and Exchange Act of 1934, as amended Must include the information specified under our By-Laws
Proxy Access Nominee Shareholder nomination of a director to be included in our Proxy Statement and proxy card for the 2024 Annual Meeting of Shareholders pursuant to our proxy access By-Law	Between October 17, 2023 and November 16, 2023	Must include the information specified under our By-Laws
Advance Notice Provisions for Item of Business or Director Nominee Proposal not intended to be included in our Proxy Statement and proxy card for the 2024 Annual Meeting of Shareholders	Between October 17, 2023 and November 16, 2023	Must include the information specified under our By-Laws

Our By-Laws can be found at www.investor.jnj.com/corporate-organizational-documents

Helpful Websites

Company	www.jnj.com
Annual Meeting Materials	www.investor.jnj.com/asm
Board of Directors	www.investor.jnj.com/corporate-governance
Certificate of Incorporation and By-Laws	www.investor.jnj.com/corporate-organizational-documents
Contact the Board	www.investor.jnj.com/communication.cfm
Corporate Governance	www.investor.jnj.com/corporate-governance
COVID-19	www.jnj.com/coronavirus
Diversity, Equity & Inclusion Impact Review	belong.jnj.com/
ERM Framework	www.jnj.com/about-jnj/enterprise-risk-management-framework
ESG Resources	www.jnj.com/esg-resources
Health for Humanity Report	healthforhumanityreport.jnj.com
Investor Relations	www.investor.jnj.com
Janssen U.S. Transparency Report	transparencyreport.janssen.com
Opioids	www.factsaboutourprescriptionopioids.com
Political Engagement	www.investor.jnj.com/political-engagement
SEC Filings	www.investor.jnj.com/sec.cfm
Talc	www.factsabouttalc.com; www.ltlmanagementinformation.com

144	2023 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/JNJ.

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M99746-P72096-Z67022

Proxy – Johnson & Johnson

Notice of 2023 Annual Meeting of Shareholders

The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/JNJ2023.
Proxy Solicited by the Board of Directors for the Annual Meeting – April 27, 2023 at 10:00 a.m., Eastern Time

The signatory hereto hereby appoints E. Forminard and J. J. Wolk and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Johnson & Johnson that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually on April 27, 2023 at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/JNJ2023, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of Shares in Johnson & Johnson Employee Savings Plans: If you hold shares in a Johnson & Johnson company employee savings plan, this proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this proxy (or voting by telephone or via the internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

Shares represented by this proxy will be voted as directed by the shareholder. If this proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no directions are indicated: FOR election of all Director nominees, FOR Item 2, For EVERY ONE (1) YEAR on Item 3, FOR Item 4, and AGAINST Items 5 through 8.

Continued and to be signed on reverse side

2023 Proxy Statement	145

JOHNSON & JOHNSON
ONE JOHNSON & JOHNSON PLAZA
NEW BRUNSWICK, NJ 08933

SCAN TO VIEW MATERIALS & VOTE

VOTE VIA INTERNET - *www.proxyvote.com/JNJ* or scan the QR Barcode above
Use the internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2023 (or up until 5:00 p.m. Eastern Time on April 25, 2023 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2023 (or up until 5:00 p.m. Eastern Time on April 25, 2023 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00340-P85882-Z84255-Z84256 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHNSON & JOHNSON

1. Election of Directors

		For	Against	Abstain
1a.	Darius Adamczyk	☐	☐	☐
1b.	Mary C. Beckerle	☐	☐	☐
1c.	D. Scott Davis	☐	☐	☐
1d.	Jennifer A. Doudna	☐	☐	☐
1e.	Joaquin Duato	☐	☐	☐
1f.	Marillyn A. Hewson	☐	☐	☐
1g.	Paula A. Johnson	☐	☐	☐
1h.	Hubert Joly	☐	☐	☐
1i.	Mark B. McClellan	☐	☐	☐
1j.	Anne M. Mulcahy	☐	☐	☐
1k.	Mark A. Weinberger	☐	☐	☐
1l.	Nadja Y. West	☐	☐	☐

For address changes or general comments, please send via email to *AnnualMeeting@its.jnj.com*.

The Board of Directors recommends a vote FOR the following proposal:

		For	Against	Abstain
2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

The Board of Directors recommends a vote of EVERY ONE (1) YEAR on the following proposal:

		1 Year	2 Years	3 Years	Abstain
3.	Advisory Vote on the Frequency of Voting to Approve Named Executive Officer Compensation	☐	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:

The Board of Directors recommends a vote AGAINST the following proposals:

		For	Against	Abstain
5.	Federal Securities Laws Mandatory Arbitration Bylaw	☐	☐	☐
6.	Vaccine Pricing Report	☐	☐	☐
7.	Executive Compensation Adjustment Policy	☐	☐	☐
8.	Impact of Extended Patent Exclusivities on Product Access	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please provide full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

146	2023 Proxy Statement